Exhibit 10.1
Execution Version
SUBSCRIPTION AGREEMENT

between

BT DE INVESTMENTS INC.

and

CHARLOTTE’S WEB HOLDINGS, INC.

March 30, 2026

[Certain information indicated by [***] has been excluded from this Exhibit 10.1 because it is not material.]

TABLE OF CONTENTS
Section 1.1    Definitions.    1
Section 1.2    Gender and Number.    14
Section 1.3    Headings, etc.    14
Section 1.4    Currency.    14
Section 1.5    Certain Phrases, etc.    14
Section 1.6    Knowledge of the Company.    14
Section 1.7    Accounting Terms.    14
Section 1.8    Schedules.    14
Section 1.9    Company Covenants and Agreements.    14
Section 1.10    References to Persons and Agreements.    15
Section 1.11    Statutes.    15
Section 1.12    Non-Business Days.    15
Section 1.13    No Presumption.    15
ARTICLE 2
PURCHASE AND SALE OF PURCHASED SHARES
Section 2.1    Purchase and Sale of Purchased Shares.    15
Section 2.2    Use of Proceeds.    16
ARTICLE 3
REPRESENTATION AND WARRANTIES
Section 3.1    Representations and Warranties of the Company.    16
Section 3.2    Representations and Warranties of the Purchaser.    16
ARTICLE 4
COVENANTS
Section 4.1    Mutual Covenants Regarding Closing.    17
Section 4.2    Shareholder Approval.    17
Section 4.3    Regulatory Approvals.    17
ARTICLE 5
CLOSING CONDITIONS
Section 5.1    Mutual Conditions to Closing.    18
Section 5.2    Conditions to Closing in Favour of the Company.    18
Section 5.3    Conditions to Closing in Favour of the Purchaser.    19
Section 5.4    Frustration of Closing Conditions.    20
Section 5.5    Closing Deliveries.    20
( i )

ARTICLE 6
SURVIVAL AND INDEMNIFICATION
Section 6.1    Survival of Representations and Warranties.    21
Section 6.2    Indemnification.    21
ARTICLE 7
GENERAL PROVISIONS
Section 7.1    Termination.    22
Section 7.2    Termination Fee    23
Section 7.3    Effect of Termination.    23
Section 7.4    Security Issuances.    23
Section 7.5    No Obligation to Finance.    24
Section 7.6    Governing Law and Jurisdiction.    24
Section 7.7    Notices.    24
Section 7.8    Time of the Essence.    26
Section 7.9    Expenses.    26
Section 7.10    Severability.    26
Section 7.11    Entire Agreement.    26
Section 7.12    Successors and Assigns.    27
Section 7.13    Third Party Beneficiaries.    27
Section 7.14    Amendments.    27
Section 7.15    Waiver.    27
Section 7.16    Further Assurances.    27
Section 7.17    Confidentiality.    28
Section 7.18    Public Notices and Press Releases.    29
Section 7.19    Counterparts.    29

ADDENDA
Schedule B Representations and Warranties and Acknowledgements of the Purchaser
Schedule C Amended and Restated Investor Rights Agreement
Schedule D Debenture Conversion and Amendment Agreement

( ii )

SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT dated March 30, 2026 (this “Agreement”) is made by and between BT DE INVESTMENTS INC., a corporation existing under the Laws of the State of Delaware (the “Purchaser”), and CHARLOTTE’S WEB HOLDINGS, INC., a corporation existing under the Act (the “Company”).
RECITALS:
A.The Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, on a private placement basis, that number of Common Shares (the “Purchased Shares”) that is equal to the quotient of USD$10,000,000 (the “Investment”), as converted into CAD in accordance with this Agreement, divided by the Purchase Price per Common Share.
B.In connection with and concurrently with the closing of the purchase and sale of the Purchased Shares pursuant to this Agreement (the “Closing”), the Purchaser and the Company wish to enter into an agreement to be dated as of the Closing Date (as defined herein) with respect to the convertible debenture issued by the Company to the Purchaser on November 14, 2022, in the original principal amount of $75,341,080 (the “Convertible Debenture”), pursuant to which the Purchaser and the Company will agree to amend certain terms of the Convertible Debenture and subsequently convert the outstanding principal and any accrued and unpaid interest thereunder into Common Shares, effective on the Closing, in the form attached hereto as Schedule D (such agreement, the “Debenture Conversion and Amendment Agreement”).
C.In connection with the Investment and the conversion of the Convertible Debenture and concurrently with the Closing, the Purchaser and the Company wish to enter into an amended and restated investor rights agreement to be dated as of the Closing Date, between the Purchaser and the Company, in the form attached hereto as Schedule C (the “Amended and Restated Investor Rights Agreement”).
D.The Purchaser and the Company wish to enter into this Agreement to record their agreement in respect of the Investment.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
Section 1.1.Definitions.
Whenever used in this Agreement, the following terms shall have the meanings set forth below:

“Act” means the Business Corporations Act (British Columbia).
“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person; provided, that, with respect to the Purchaser, “Affiliate” shall also include (1) BAT Parent and (2) all entities in which BAT Parent owns, directly or indirectly, an equity interest of at least 50%.
“Agreement” has the meaning ascribed to such term in the preamble to this Agreement.
“Amended and Restated Investor Rights Agreement” has the meaning ascribed to such term in the recitals to this Agreement.
“Anti-Corruption Laws” means the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 (United Kingdom), the Foreign Corrupt Practices Act of 1977 (United States) and any other analogous Laws.
“Anti-Spam Laws” means an Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commission Act, the Competition Act, the Personal Information Protection and Electronic Documents Act and the Telecommunications Act (Canada) and any other analogous Laws.
“Authorization” means, with respect to any Person, any Order, license, permit, certification, approval, registration, consent, authorization, clearance, franchise, qualification, filing, privilege, variance or exemption issued or granted by, or any Contract with, any Governmental Authority having jurisdiction over such Person and/or any of its assets or any applicable stock exchange on which securities of such Person may be listed, as the same may have been, or may from time to time be, amended, supplemented or replaced.
“Bankruptcy Event” means, with respect to any Person, such Person: (1) committing an act of bankruptcy; (2) becoming insolvent; (3) proposing a compromise or arrangement to creditors generally; (4) becoming subject to a bankruptcy or receivership Order being granted by a court of competent jurisdiction against it; (5) making a voluntary assignment in bankruptcy; (6) taking any proceedings (a) with respect to a compromise or arrangement, (b) to be declared bankrupt or wound-up, or (c) to have a receiver appointed for all or any of its property; or (7) having any execution or distress become enforceable against or levied upon all or any of its assets; in each case, under or pursuant to Bankruptcy Laws.
“Bankruptcy Laws” means, collectively, all bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally.
“BAT Material Adverse Effect” means any change, event, occurrence, violation, inaccuracy, circumstance, development or effect that is, individually or in the aggregate, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets (including intangible assets), capitalization, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of BAT Parent and/or its Subsidiaries, taken as a whole, that arises from or would arise from the transactions contemplated hereby, except any such change, event, occurrence, violation, inaccuracy, circumstance, development or effect resulting from a decision of the board of directors of BAT Parent or by senior management of BAT Parent.
“BAT Parent” means British American Tobacco plc.
“Board” means the board of directors of the Company, as the same may be constituted from time to time.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario, New York City, New York or London, United Kingdom are authorized or required by Law to close.
“Business Sustainability Breach” means, in respect of private business dealings or in dealings with the public or government sector (whether in relation to the affairs of the Company or any of its Subsidiaries), whether directly or indirectly, any of:
(1)giving, making, offering or receiving or agreeing to give, make, offer or receive any payment, gift or other advantage which would violate any Anti-Corruption Laws;
(2)receiving, agreeing or attempting to receive the benefits of or profits from a crime or agreeing to assist any Person to retain the benefits of or profits from a crime; and
(3)involvement in or attempted involvement in modern slavery or human trafficking or agreeing or attempting to assist any Person that is involved in modern slavery or human trafficking in any activity which would violate Human Trafficking Laws.
“Cannabis” means: (1) all living or dead material, plants, seeds, plant parts or plant cells from any cannabis species or subspecies (including sativa, indica and ruderalis), including wet and dry material, derivatives, trichomes, oil and extracts from cannabis (including cannabinoid or terpene extracts from the cannabis plant); and (2) biologically or synthetically synthesized analogs of cannabinoids extracted from the cannabis plant using micro-organisms, including (a) cannabis and marijuana or marihuana (as such terms are defined under Law, including the Cannabis Act and Section 802 of Title 21 of the United States Code) and (b) “hemp” or “industrial hemp” (as such terms are defined in the Industrial Hemp Regulations issued under the Cannabis Act, Section 1639(o) of Title 7 of the United States Code, or other Laws).
“Cannabis Act” means the Cannabis Act (Canada).
“Cannabis Authorizations” means all Authorizations issued or granted, or required to be issued or granted, to a Person under or pursuant to Cannabis Laws, including all Contracts with Governmental Authorities thereunder or relating to Cannabis Laws.

“Cannabis Laws” means all Laws and other statutory requirements relating to Cannabis, including the Cannabis Act, and all Cannabis Authorizations.
(a)“Circular” means the notice of meeting and information circular to be prepared by the Company and delivered to the Company Shareholders in connection with the Meeting.
(b)“Claim” means any action, charge, claim, demand, litigation, cause of action, suit, arbitration, proceeding, citation, summons, subpoena, hearing, complaint, assessment, inquiry or investigation of any nature, civil, criminal, regulatory, prosecutorial or otherwise, at law or in equity, by or before any Governmental Authority or similar body.
(c)“Closing” has the meaning ascribed to such term in the recitals to this Agreement.
(d)“Closing Date” means the date that is three Business Days after the date upon which the conditions set forth in Section 5.1, Section 5.2 and Section 1.1(2)(1)(c) are satisfied or waived (other than the satisfaction of those conditions that, by their terms, cannot be satisfied until the Closing Time) or such earlier or later date as the Parties may mutually agree in writing; provided, that such date shall be no later than the Outside Date unless the Parties mutually so agree in writing.
(e)“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date, or such other time as the Parties may mutually agree in writing.
(f)“Code” means the Internal Revenue Code of 1986, as amended.
“Common Shares” means the common shares in the capital of the Company.
“Company” has the meaning ascribed to such term in the preamble to this Agreement.
“Company Fundamental Representations” means, collectively, the representations and warranties relating to the Company and its Subsidiaries in the following Sections of Schedule A: Section (1) (Incorporation and Organizational Matters), Section (2) (Corporate Authorization, Qualification and Power), Section (3) (Execution and Binding Obligation), Section (4) (Authorized and Issued Capital), Section (5) (No Bankruptcy), Section (6) (Organizational Structure and Ownership of Subsidiaries), Section (8) (No Prospectus), Section (9) (Purchased Shares to be Issued as Fully Paid), Section (11) (No Conflict), Section (13) (Money Laundering), Section (14) (Corrupt Practices), Section (15) (Sanctions) and Section 16(b) (Public Disclosure, Securities Laws and TSX Matters).
“Company Indemnified Persons” has the meaning ascribed to such term in Section 6.2(2).
“Company Intellectual Property” means Intellectual Property owned by, licensed to or used by the Company or any of its Subsidiaries.

“Company Option” means an option to purchase Common Shares issued or issuable pursuant to the Equity Incentive Plans, as the context requires.
“Company Restricted Stock” means the Company’s Common Shares issued or issuable as restricted stock awards or units pursuant to the Equity Incentive Plans, as the context requires.
“Company Shareholders” means, collectively, all Persons that own and/or control, directly or indirectly, Common Shares, and “Company Shareholder” means any one of them, as the context requires.
“Company Warrant” means a warrant to purchase Common Shares pursuant to the terms of the Contract governing the issuance or grant thereof.
(4)“Confidential Information” means, with respect to the Company and its Subsidiaries, on the one hand, and the Purchaser and its Affiliates, on the other hand, all confidential or proprietary information, intellectual property and confidential facts relating to the business and affairs of the Company and its Subsidiaries, on the one hand, or the Purchaser and its Affiliates, on the other hand, respectively, including their respective customers, products, services, technology, trade secrets, know-how, systems and operations; provided, that “Confidential Information” does not include any information that: (1) is or becomes generally available to the public other than as a result of disclosure, directly or indirectly, by the Purchaser or any of its Affiliates or any of their respective Representatives, on the one hand, or the Company or any of its Subsidiaries or any of their respective Representatives, on the other hand, in violation of Section 7.17; (2) is or becomes available to the Purchaser or its Affiliates or any of their respective Representatives, on the one hand, or the Company or any of its Subsidiaries or any of their respective Representatives, on the other hand, on a non-confidential basis from a source other than the other or any of its Representatives, as applicable, unless the applicable Person knew, after reasonable inquiry, that such source was prohibited from disclosing the information to it by a contractual, fiduciary or other legal obligation; or (3) the Purchaser, on the one hand, or the Company, on the other hand, can show was independently acquired or developed by or on behalf of the Purchaser or any of its Affiliates or any of their respective Representatives, on the one hand, or by the Company or any of its Subsidiaries or any of their respective Representatives, on the other hand, prior to the disclosure by or on behalf of the other of, and without the use of any, Confidential Information.
“Contract” means any agreement, indenture, contract, lease, deed of trust, license, option, instruments, arrangement, obligation, understanding or other commitment, in each case, whether written or oral.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs, management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by Contract or otherwise. The terms “Controlling” and “Controlled by” shall have correlative meanings.

“Controlled Group” means, collectively, all trades or businesses (whether or not incorporated) (1) under common control with the Company within the meaning of Section 414(t) of the Code or (2) which together with the Company is treated as a single employer under Section 414(t) of the Code.
“Convertible Debenture” has the meaning ascribed to such term in the recitals to this Agreement.
“Data Protection Authority” means any Governmental Authority responsible for the enforcement of Data Protection Laws.
“Data Protection Laws” means all Laws relating to privacy and/or the processing of Personal Data, including PIPEDA and any similar or analogous Laws of any other jurisdiction.
“Debenture Conversion and Amendment Agreement” has the meaning ascribed to such term in the recitals to this Agreement.
“Disclosure Letter” means the disclosure letter delivered by the Company to the Purchaser concurrently with the execution of this Agreement.
“Disclosure Record” means, collectively, all documents publicly filed by the Company on SEDAR+ or EDGAR under Securities Laws.
“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system.
“Employee Plans” has the meaning ascribed to such term in Section (23)(j) of Schedule A.
“Encumbrance” means, with respect to any property or asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothec, prior Claim, occupancy right, right of first refusal or offer, adverse Claim, lease, easement, license, option, title retention agreement or arrangement, conditional sale, deemed or statutory trust, restrictive covenant or other encumbrance of any nature, in each case, whether contingent or absolute.
“Environmental Laws” means all Laws and Contracts with Governmental Authorities and all other statutory requirements relating to public health, the protection of the environment, or the generation, transportation, storage, treatment or disposal of any Hazardous Materials, and all Authorizations issued or granted pursuant to or under such Laws, Contracts and other statutory requirements.
“Equity Incentive Plans” means, collectively, all plans of the Company and/or any of its Subsidiaries in effect from time to time pursuant to which securities of the Company and/or any of its Subsidiaries may be issued, or options or other securities convertible or exercisable into, or exchangeable for, securities of the Company and/or any of its Subsidiaries may be granted, to the Persons set out therein (including the equity incentive plan approved by the Company

Shareholders at the annual and special meeting of the Company Shareholders held on June 13, 2024).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Financial Statements” means, collectively, the: (1) audited consolidated financial statements of the Company and its Subsidiaries, as applicable, as at and for the years ended December 31, 2024 and December 31, 2023, including the notes thereto together with any auditor’s report thereon as at and for the periods included therein; and (2) unaudited consolidated financial statements of the Company and its Subsidiaries as at and for the period ended on the Financial Statements Date.
“Financial Statements Date” means September 30, 2025.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authority” means (1) any domestic or foreign government, whether national, federal, provincial, state, regional, territorial, municipal or local (whether administrative, legislative, executive or otherwise); (2) any domestic or foreign agency, authority, ministry, department, regulatory authority, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government, including Health Canada, the United States Food and Drug Administration, the United States Department of Agriculture, the United States Drug Enforcement Agency and any other applicable regulatory authorities, whether national, federal, provincial, state, regional, territorial, municipal or local (whether administrative, legislative, executive or otherwise), with oversight of the Cannabis industry and any business or operations within the Cannabis industry generally; and (3) any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions, including the Securities Regulators.
“Hazardous Materials” means, collectively, petroleum, petroleum hydrocarbons, petroleum products or petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, mould, lead or lead-containing materials, and polychlorinated biphenyls, and any other chemical, material, natural or artificial substance, waste or thing (whether in a solid, gas, liquid, gas, vapour or other form) in any amount or concentration that is: (1) defined as or included in the definition of “hazardous substances”, “hazardous materials”, “hazardous wastes”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “pollutants”, “deleterious substances”, “dangerous goods”, “corrosive substances”, “regulated substances”, “solid wastes” or “contaminants” or words of similar import under any Environmental Laws; or (2) otherwise regulated under or for which liability can be imposed under Environmental Laws, or that is reasonably capable (alone or in combination) of causing harm to humans or any other living organism, or of damaging the environment or public health or welfare (including controlled, clinical, special or hazardous waste, polluting, toxic or dangerous substances, radiation, noise, vibration, electricity and heat).
“Human Trafficking Laws” means the Modern Slavery Act 2015 (United Kingdom), the Criminal Code of Canada, the Immigration and Refugee Protection Act (Canada) and any other analogous Laws.
“Indebtedness” means, with respect to any Person, without duplication: (1) all indebtedness for borrowed money; (2) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet prepared in conformity with GAAP; (3) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (4) any obligation owed for all or any part of the deferred purchase price of property or services; (5) all indebtedness secured by any Encumbrance on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; (6) the face amount of any letter of credit or banker’s acceptance issued or accepted, as the case may be, for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or otherwise; (7) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the Ordinary Course), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person (or such Person in a different capacity); (8) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any Contract relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (9) all obligations of such Person in respect of which interest charges are customarily paid; and (10) all net obligations, determined on a marked-to-market-basis, of such Person in respect of any exchange traded or over-the-counter derivative transaction, whether entered into for hedging or speculative purposes or otherwise.
“Indemnified Persons” has the meaning ascribed to such term in Section 6.2(2).
“Information” means, collectively: (1) know-how (including trade secrets and other unpatented or unpatentable proprietary or Confidential Information, systems or procedures); (2) computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever; (3) any information of a scientific, technical, or business nature; (4) pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data and stability data; (5) process, horticultural and development information, results and data; (6) research, developmental, and demonstration work; (7) data and data files; and (8) all other information, methods, processes, formulations and formulae. For greater certainty, “Information”: (a) may be embodied in or on any media, including hardware, software and/or documentation; (b) includes inventions to the extent such inventions are not included in Intellectual Property Rights; and (c) may include elements of public or non-proprietary information (provided, that the compilation of such public or non-

proprietary information with or without other proprietary information results in such compilation being considered as proprietary to the Person compiling such information).
“Intellectual Property” means, collectively, all Intellectual Property Rights and Information.
“Intellectual Property Rights” means, collectively, all intellectual property rights as recognized under the Laws of Canada or any other countries or jurisdictions, including rights in and to Patents, Trademarks, copyrights, industrial designs and other intellectual property, and includes all applications or registrations, including any continuations, continuations in part, reissues, re-examinations, renewals and extensions thereof and amendments thereto, and rights to apply in any or all countries of the world for such registrations and applications, rights to bring a Claim, at law, in equity or otherwise, for any past, present and/or future infringement, violation or misappropriation, rights and privileges arising under Laws, and other industrial or intellectual property rights of the same or similar effect or nature in any jurisdiction relating to the foregoing throughout the world, and all goodwill associated with the foregoing.
“Investment” has the meaning ascribed to such term in the recitals to this Agreement.
“IRS” means the Internal Revenue Service.
“Law” means any and all applicable: (1) foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal bylaw, Order or other requirement having the force of law; (2) policy, practice, protocol, standard or guideline of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law; and (3) rules of the TSX or such other national stock or securities exchange in the United States or Canada on which the Common Shares are principally traded.
“Leased Real Property” means, collectively all leasehold or sub-leasehold estates and other rights to license, use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries.
“Losses” has the meaning ascribed to such term in Section 6.2.
“Material Adverse Effect” means any change (including a decision to implement such a change made by the Board or by senior management of the Company who believe that confirmation of the decision of the Board is probable), event, occurrence, violation, inaccuracy, circumstance, development or effect that is, individually or in the aggregate, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets (including intangible assets), capitalization, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and/or its Subsidiaries, taken as a whole, except any such change, event, occurrence, violation, inaccuracy, circumstance, development or effect resulting from or arising in connection with:

(1)any change, development or condition in or relating to global, national or regional political conditions or in general economic, business, banking, regulatory, currency exchange, interest rate, rates of inflation or market conditions or in national or global financial, debt, commodities or capital markets;
(2)any change in the credit, debt, financial or capital markets, or changes in interest or exchange rates, in each case, in Canada and/or the United States;
(3)any change or proposed change in Laws affecting the Company or any of its Subsidiaries or their customers, or changes, or the adoption, proposal or implementation of changes, in GAAP, or the interpretation of any of the foregoing;
(4)any national or international disasters, calamities, emergencies, any pandemic or epidemic, or any military conflict, outbreak or escalation of hostilities, declared or undeclared war, or act of foreign or domestic terrorism; or
(5)the execution of this Agreement and the public announcement of the transactions contemplated hereby in compliance with the terms of this Agreement and the other Transaction Agreements;
provided, that: (a) with respect to clauses (1) through (4) above, such matter does not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other comparable Persons operating in the industries and businesses in which the Company and its Subsidiaries operate; and (b) references in this Agreement and the other Transaction Agreements to dollar amounts are not intended to be, and shall not be deemed to be, illustrative for purposes of determining whether a “Material Adverse Effect” has occurred.
“Material IP Contracts” means all Contracts to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries, or any of their properties or assets, may be bound, a material purpose of which is the development, maintenance, use, licensing, transfer, or disclosure of Intellectual Property, in each case, other than: (1) contracts for commercially available software; (2) non-exclusive licenses of Intellectual Property granted in connection with the provision of products or services that are entered into in the Ordinary Course between the Company or any of its Subsidiaries and any third party (including customers, contractors, consultants, vendors and suppliers); (3) non-disclosure, confidentiality and other similar contracts entered into in the Ordinary Course; and (4) personnel invention assignment agreements.
“Material Contract” has the meaning ascribed to such term in Section (21)(a)(xii)of Schedule A.
“Meeting” means the special meeting of the Company Shareholders to be held for the purpose of, among other matters, considering and approving the Transaction Resolutions, including any adjournments or postponements of such meeting.

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.
“Misrepresentation” has the meaning ascribed to such term in Securities Laws.
“Money Laundering Laws” has the meaning ascribed to such term in Section (13) of Schedule A.
“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions.
“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations.
“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings.
“Notice” has the meaning ascribed to such term in Section 7.7.
“OFAC” means the Office of Foreign Assets Control of the Department of Treasury of the United States.
“OHSA” has the meaning ascribed to such term in Section (23)(g) of Schedule A.
“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.
“Ordinary Course” means, with respect to an action taken by a Person, that such action is consistent with the past practices of such Person (including with respect to quantity, subject to reasonable adjustments for inflation, and frequency) and is taken in the ordinary course of normal operations of such Person.
“Outside Date” means June 30, 2026.
“Owned Real Property” means, collectively, all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.
“Parties” means, collectively, the Purchaser and the Company, and “Party” means any one of them, as context requires.
“Patents” means, collectively, all patents and applications arising or under the Laws of Canada, the United States or any other jurisdiction, country or region, including national and regional patents and applications and international patent applications, including: (1) patent applications and issued patents therefor, and equivalent rights under the Patent Act (Canada) and the Patent Act (United States), including (a) utility patents, design patents, originals, provisionals, non-provisionals, divisionals, reissues, renewals, re-examinations, continuations, continuations-in-

part, continuing prosecution applications, requests for continuing examinations and extensions, and applications for the foregoing, and (b) patent applications and issued patents for plant patents; (2) applications and issued registrations for plant varietals, including applications and registrations under the Plant Breeders’ Rights Act (Canada) and the Plant Variety Protection Act (United States); (3) national and multinational counterparts of such patent and plant varietal applications, and issued patents or registrations applied for or registered in any and/or all countries of the world; (4) all rights to claim priority from and to apply in any and/or all countries of the world for such applications and issued patents or registrations, including all rights provided by multinational treaties or conventions for any of the foregoing; and (5) inventions and plant varietals described in any such applications and issued patents or registrations, including those that are included in any claim, capable of being reduced to a claim or could have been included as a claim in any such pending patent applications and issued patents.
“Permitted Encumbrances” means, collectively, the Encumbrances described in Section 1.1 of the Disclosure Letter under the heading “Permitted Encumbrances”, but only to the extent that any such Encumbrance conforms to the description thereof in Section 1.1 of the Disclosure Letter under the heading “Permitted Encumbrances” and has been complied with by the Company and/or its Subsidiaries in all material respects in accordance with the terms thereof.
“Person” means any individual, corporation, partnership, limited partnership, firm, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.
“Personal Data” means any “personal information” (within the meaning of PIPEDA), and any other information relating to an identifiable Person that can be directly or indirectly identified in particular by reference to an identifier.
“PIPEDA” means the Personal Information Protection and Electronic Documents Act (Canada).
“Publicly Available Software” means, collectively: (1) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as “free software” or “open source software” (e.g., Linux), or pursuant to “open source,” “copyleft” or similar licensing and distribution models; and (2) any software that requires as a condition of use, modification and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works or (c) redistributable at no or minimal charge.
“Purchase Price” means the greater of: (i) $0.94, and (ii) a dollar amount equal to the maximum discount available pursuant to section 607 of the TSX Company Manual applied to the 5-day volume weighted average price of the Common Shares on the TSX for the five consecutive trading days ending on and including the Business Day immediately preceding the Closing Date.
“Purchased Shares” has the meaning ascribed to such term in the recitals to this Agreement.

“Purchaser” has the meaning ascribed to such term in the preamble to this Agreement.
“Purchaser Indemnified Persons” has the meaning ascribed to such term in Section 6.2(2).
“Qualifying Jurisdictions” means, collectively, all of the provinces and territories of Canada.
“Registered Company Intellectual Property” has the meaning ascribed to such term in Section (26)(b) of Schedule A.
“Regulatory Approvals” means any consent, waiver, permit, exemption, review, order, decision, notice or approval of, or any registration and/or filing with, any Governmental Authority, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental Authority, in each case, required in connection with the Investment and the transactions contemplated under this Agreement and the other Transaction Agreements, as determined by the Purchaser, acting reasonably.
“Representative” means, with respect to any Person, such Person’s directors, officers, employees, agents, consultants, insurers, financing sources, legal counsel, accountants, advisors and other representatives; provided, that, with respect to the Purchaser and its Affiliates for purposes of Section 7.17, “Representative” shall also include a prospective purchaser of Common Shares from the Purchaser or Affiliate that agrees to be bound by the provisions of Section 7.17(1), mutatis mutandis.
“Sanctioned Country” means a country or territory that is the subject of comprehensive country-wide or territory-wide Sanctions from time to time. As of the date hereof, Sanctioned Country means each of the following: Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and the territory of Crimea.
“Sanctioned Person” means a Person that is: (1) listed on a Sanctions List; (2) ordinarily resident or located in, or organised under the laws of, a Sanctioned Country; and/or (3) 50% or more owned, directly or indirectly, individually or in the aggregate, or controlled by, or acting on behalf or at the direction of, a Person referred to in (1) or (2).
“Sanctions” means any trade, anti-terrorism, economic or financial sanctions Laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by a Sanctions Authority.
“Sanctions Authority” means: (1) the United States; (2) the European Union; (3) United Kingdom; (4) United Nations; (5) Canada; and (6) any government and official institution or agency of the foregoing, including OFAC, the US Department of State, His Majesty’s Treasury, the Minister of Foreign Affairs (Canada) and the Governor in Council (Canada).
“Sanctions List” means the Specially Designated Nationals and Blocked Persons List and the Sectoral Sanctions Identification List maintained by OFAC, the Consolidated List of Financial

Sanctions Targets maintained by His Majesty’s Treasury, regulations made under the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada) or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority.
“Schedule” means a schedule attached to and forming an integral part of this Agreement.
“Securities Laws” means, collectively, the United States federal securities Laws and the securities Laws of each of the provinces and territories of Canada and any other jurisdictions in which the Common Shares are listed, and the respective regulations, instruments and rules made thereunder, together with all applicable published policy statements, notices, blanket orders, “no action” letters and rulings of the applicable Securities Regulators and the securities commissions or other securities regulatory authorities of each other jurisdiction in which the Common Shares are listed, including the applicable rules and requirements of the TSX.
“Securities Regulators” means, collectively, the United States Securities and Exchange Commission and the securities commissions or other securities regulatory authorities in each of the Qualifying Jurisdictions.
“SEDAR+” means the System for Electronic Document Analysis and Retrieval+ and any predecessor.
“Shareholder Approval” means, collectively: (1) the approval by a majority of the votes cast on the Transaction Resolutions by the Company Shareholders at the Meeting, present in person or represented by proxy at the Meeting, voting as a single class, excluding the votes cast by the Company Shareholders that may be required to be excluded pursuant to MI 61-101; and (2) the approval by a majority of the votes cast on the Transaction Resolutions by the Company Shareholders at the Meeting, present in person or represented by proxy at the Meeting, excluding the votes cast by the Company Shareholders that may be required to be excluded pursuant to the TSX Company Manual.
“Subsidiaries” means, with respect to any Person, any other Person with respect to which the first Person (1) has the right to elect a majority of the board of directors or other Persons performing similar functions, or (2) beneficially owns more than 50% of the voting stock (or of any other form of voting or Controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.
“Tax Act” means the Income Tax Act (Canada).
“Tax Returns” means all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form), including any amendments, schedules, attachments, supplements, appendices and/or exhibits thereto, as applicable, made, prepared, filed or required by a Governmental Authority to be made, prepared or filed by Law in respect of Taxes.
“Taxes” means any and all: (1) taxes, duties, fees, excises, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, gains, windfall, royalty, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, property, real or personal property, development, occupancy, employee health, payroll, employment, workers’ compensation, employment or unemployment, severance, health, social services, education, utility and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and registration fees and all employment insurance, health insurance and other pension plan premiums or contributions imposed by any Governmental Authority; (2) interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in clause (1) or this clause (2); (3) any liability for the payment of any amounts of the type described in clauses (1) or (2) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (4) any liability for the payment of any amounts of the type described in clauses (1) or (2) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any Person.
“Trademarks” means all trade or brand names, business names, trademarks, service marks, certification marks, logos, slogans, corporate names, uniform resource locators, domain names, trading styles, commercial symbols and other source and business identifiers, trade dress, distinguishing guises, tag lines, designs and general intangibles of like nature, whether or not registered or the subject of an application for registration and whether or not registrable and all goodwill associated therewith.
“Transaction Agreements” means, collectively, this Agreement, the Amended and Restated Investor Rights Agreement, the Debenture Conversion and Amendment Agreement, and all agreements, certificates and other instruments delivered pursuant hereto and thereto.
“Transaction Resolutions” means the resolutions of the Company Shareholders approving the Investment (if applicable) and the transactions contemplated hereby, which are to be considered at the Meeting.
“TSX” means the Toronto Stock Exchange.

“TSX Conditional Approval” means the conditional approval of the TSX dated as of March 30, 2026, conditionally approving the issuance of the Purchased Shares and the listing of the Purchased Shares on the TSX.
“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.
Section 1.1.Gender and Number.
Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.
Section 1.2.Headings, etc.
The provision of a Table of Contents, the division of this Agreement into Articles and Sections, and the insertion of headings, are for convenience of reference only and do not affect the interpretation of this Agreement.
Section 1.3.Currency.
All references in this Agreement to dollars or to $ are expressed in Canadian dollars unless otherwise specifically indicated.
Section 1.4.Certain Phrases, etc.
In this Agreement, unless otherwise specified:
(6)the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”;
(7)the phrase “the aggregate of”, “the total of”, “the sum of” or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”;
(8)the words “Article”, “Section” and “Schedule” followed by a number mean and refer to the specified Article, Section or Schedule of this Agreement; and
(9)in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
Section 1.5.Knowledge of the Company.
Where any representation or warranty contained in this Agreement is qualified by reference to the “knowledge of the Company”, “the Company’s knowledge”, or any other similar knowledge qualification, it refers to the actual knowledge of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Corporate Secretary, in each case, without personal liability and after reasonable inquiry.

Section 1.6.Accounting Terms.
All accounting terms not specifically defined in this Agreement are to be interpreted in accordance with GAAP.
Section 1.7.Schedules.
(10)The Schedules attached to this Agreement form an integral part of this Agreement for all purposes hereof.
Section 1.8.Company Covenants and Agreements.
(11)All covenants or agreements contained in this Agreement on the part of the Company shall also apply to its Subsidiaries, mutatis mutandis, and each such covenant or agreement shall be construed as a covenant by the Company to cause (to the fullest extent permitted by Law) such Subsidiary to perform or not perform the required action, as applicable, in accordance with the terms of such covenant or agreement, mutatis mutandis.
Section 1.9.References to Persons and Agreements.
Any reference in this Agreement to a Person includes its heirs, administrators, executors, legal representatives, successors and permitted assigns, as applicable. Except as otherwise provided in this Agreement, the term “Agreement” and any reference to this Agreement, or to any other agreement, document or other instrument, includes, and is a reference to, this Agreement or such other agreement, document or other instrument, as the same may have been, or may from time to time be, amended, restated, replaced, supplemented or novated, and includes all schedules hereto.
Section 1.10.Statutes.
Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute, and all rules and regulations made thereunder, as the same may have been, or may from time to time be, amended, re-enacted or replaced.
Section 1.11.Non-Business Days.
Whenever payments are to be made, or an action is to be taken, on a day which is not a Business Day, such payment shall be made, or such action shall be taken, on or not later than the next succeeding Business Day.
Section 1.12.No Presumption.
This Agreement is the product of negotiation by the Parties having the assistance of counsel and other advisers. It is the intention of the Parties that neither Party shall be presumed to be the drafter hereof and that this Agreement not be construed more strictly with the regard to one Party than to the other Party.

ARTICLE 2
PURCHASE AND SALE OF PURCHASED SHARES

Section 1.1.Purchase and Sale of Purchased Shares.
(1)In reliance upon the representations and warranties of the Company set forth in Schedule A and subject to the terms and conditions of this Agreement, the Purchaser hereby subscribes for and agrees to purchase the Purchased Shares from the Company on the Closing Date, and the Company hereby accepts such subscription and agrees to issue the Purchased Shares from treasury and sell the Purchased Shares to the Purchaser on the Closing Date, for a subscription price per Common Share equal to the Purchase Price.
(2)Subject to the satisfaction of the conditions set out in Article 5, at the Closing Time, the Purchaser shall pay, or cause to be paid, in full satisfaction of the aggregate subscription price for the Purchased Shares, the Purchase Price (net of any amounts deducted pursuant to Section 7.9), by wire transfer of immediately available funds in accordance with the wire instructions set out in Section 2.1(2) of the Disclosure Letter, which funds shall be paid in USD. The number of Purchased Shares shall be equal to the quotient of USD$10,000,000, as converted into CAD based on the CAD:USD exchange rate quoted by the Bank of Canada four (4) Business Days prior to the Closing Date, divided by the Purchase Price per Common Share,.
(3)The Purchased Shares shall be issued free and clear of all Encumbrances, other than Encumbrances under (a) Securities Laws and (b) the Amended and Restated Investor Rights Agreement.
(4)The Purchased Shares shall be issued contemporaneously with the Closing to the Purchaser by way of an uncertificated book entry registered in the name of the Purchaser (or in such other name as the Purchaser shall have notified the Company in writing not less than two Business Days prior to the Closing Date) and evidenced by a DRS statement.
Section 1.2.Use of Proceeds.
Unless otherwise consented to in writing by the Purchaser in advance (which consent may be withheld, conditioned or delayed at the Purchaser’s discretion), the Parties acknowledge and agree that the proceeds of the Investment shall be used by the Company to support the Company’s participation in the Centers for Medicare & Medicaid Services (CMS) Innovation Center (CMMI) program, and only if the CMMI program does not proceed, to support its medical channels or for such other purposes as are reasonably required to sustain the operations, assets and enterprise value of the Company’s business, in each case: (1) as approved by the Board or in accordance with the Company’s Board-approved budget; (2) only in those jurisdictions where it is legal to conduct such activities under all Laws; and (3) subject to Laws and required Regulatory Approvals; provided, that the proceeds of the Investment shall not be used, in whole or in part, for any of the following: (a) the payment of any dividend or other distribution on or in respect of the Common Shares or any other securities in the capital of the Company; (b) the repurchase, redemption or retraction of Common Shares or any other securities in the capital of the Company; (c) the payment of bonuses, incentive payments or other similar amounts to directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries outside the Ordinary Course or not consistent with past practice; or (d) for any conduct defined as “specified unlawful activity” under Section 1956(c)(7) of Title 18 of the United States Code.

ARTICLE 3
REPRESENTATION AND WARRANTIES

Section 1.1.Representations and Warranties of the Company.
The Company represents and warrants to the Purchaser as set out in Schedule A as of the date hereof, and acknowledges that the Purchaser and/or its Affiliates, as applicable, is relying on such representations and warranties in connection with entering into the Transaction Agreements and consummating the transactions contemplated thereby.
Section 1.2.Representations and Warranties of the Purchaser.
The Purchaser represents and warrants to the Company as set out in Schedule B as of the date hereof, and acknowledges that the Company and/or its Affiliates, as applicable, is relying on such representations and warranties in connection with entering into the Transaction Agreements and consummating the transactions contemplated thereby.
ARTICLE 4
COVENANTS

Section 1.1.Mutual Covenants Regarding Closing.
Each Party shall take all such actions as are within its power to control, and use commercially reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure the satisfaction of each of the conditions and covenants set forth in Section 5.1, Section 5.2 and Section 1.1(2)(1)(c) which are for the benefit of the other Party.
Section 1.2.Shareholder Approval.
(1)As soon as reasonably practicable after the date hereof and no later than 70 days from the date hereof, the Company shall hold the Meeting to obtain the requisite Shareholder Approval of the Transaction Resolutions, in accordance with the Company’s constating documents and all Laws. The Company shall, through the Board, recommend in the Circular that the Company Shareholders vote at the Meeting in favour of the Transaction Resolutions and any ancillary matters related thereto.
(2)As soon as reasonably practicable after the date hereof, the Company shall prepare the Circular, together with any other documents required by Laws in connection with the Meeting. The Company shall consult with the Purchaser on the form of the Circular and accept the reasonable comments of the Purchaser and its advisors.
Section 1.1.Regulatory Approvals.
Subject to the terms and conditions hereof, each Party shall perform all obligations required to be performed by it under the Transaction Agreements, reasonably co-operate with the other Party in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in the Transaction Agreements, including using commercially reasonable efforts to: (1) obtain any Regulatory Approvals; and (2) execute and deliver any additional instruments reasonably necessary to consummate the transactions contemplated by the Transaction Agreements. Each Party shall (a) give the other Party prompt notice of the making or commencement of any request, inquiry or Claim by or before any Governmental Authority with respect to the transactions contemplated by the Transaction Agreements, (b) keep the other Party informed as to the status of any such request, inquiry or Claim, and (c) promptly inform the other Party of (and provide copies of) any communications to or from any Governmental Authority and keep the other Party reasonably informed regarding any substantive communications to or from a third party (including any Governmental Authority), in each case regarding the transactions contemplated by the Transaction Agreements to the extent permitted by Laws. Each Party will have the right to review in advance, and each Party will consult and cooperate with the other Party and will consider in good faith the views of the other Party, in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion, proposal or other communication made or submitted to any Governmental Authority in connection with the transactions contemplated by the Transaction Agreements. In addition, except as may be prohibited by any Governmental Authority or by any Law, and subject to competitively sensitive information (which shall be exchanged on an external counsel-only basis), in connection with any such request, inquiry or Claim, each Party will permit authorized Representatives of the other Party to be present at each meeting or conference relating to such request, inquiry or Claim to the extent commercially reasonable, and have access to and be consulted in connection with any material document, opinion or proposal made or submitted in writing to any Governmental Authority in connection with such request, inquiry or Claim.

ARTICLE 5
CLOSING CONDITIONS

Section 1.1.Mutual Conditions to Closing.
(1)The obligations of the Purchaser and the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Time of each of the following conditions, which conditions may only be waived by the mutual consent, in writing, of the Purchaser and the Company:
(a)all approvals, consents and Authorizations necessary for the consummation of the transactions contemplated by the Transaction Agreements shall have been obtained, including TSX Conditional Approval;
(b)the Shareholder Approval shall have been obtained;
(c)no preliminary or permanent Order issued by a Governmental Authority, and no Law, statute, rule, or regulation promulgated or enacted by a Governmental Authority or any other action taken by a Governmental Authority, which restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Agreements shall be in effect;
(d)no material Claim, at law or in equity, shall be pending or, to the applicable Party’s knowledge, threatened by any Person, Governmental Authority or Securities Regulator in connection with the transactions contemplated under the Transaction Agreements (including any Claim that would restrain, enjoin or prohibit the consummation of the transactions contemplated by the Transaction Agreements); and

(e)no Order having the effect of suspending the issuance or ceasing the trading of any of the Common Shares issued or made by any Governmental Authority, Securities Regulator or stock exchange shall be in effect.
Section 1.1.Conditions to Closing in Favour of the Company.
(2)The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Time, of each of the following conditions, which are for the exclusive benefit of the Company, and may be waived in writing by the Company:
(a)the Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing;
(b)the representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the date hereof and shall be true and correct in all material respects on the Closing Date as if made on and as at such date (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct in all material respects on and as of such earlier date); and
(c)the Purchaser shall have delivered, or caused to be delivered to the Company, all of the deliveries set out in Section 5.5(1).
Section 1.2.Conditions to Closing in Favour of the Purchaser.
(3)The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Time, of each of the following conditions, which are for the exclusive benefit of the Purchaser, and may be waived in writing by the Purchaser:
(a)the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;
(b)(i) the Company Fundamental Representations delineated in the definition thereof by reference to Sections (1) (Incorporation and Organizational Matters), (2) (Corporation Authorization Qualification and Power), (3) (Execution and Binding Obligation), (4) (Authorized and Issued Capital), (6) (Organizational Structure and Ownership of Subsidiaries), and (11) of Schedule A (No Conflict) shall be true and correct in all respects on the date hereof and on the Closing Date, other than de minimis inaccuracies (provided, that, in the case of the representations and warranties in Section (4) (Authorized and Issued Capital) of Schedule A, the Company shall be permitted to provide the most recent information as of the Closing Date (without giving effect to conversion of the Convertible Debenture) in the certificate to be delivered by the Company to the Purchaser in accordance with (c), but only to the extent that such changes were permitted in accordance with Section 7.4), and (ii) all other representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) on the Closing Date, as if made on such date (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material

Adverse Effect, which representations and warranties shall be true in all respects);
(c)the Company shall have delivered, or caused to be delivered to the Purchaser, all of the deliveries set out in Section 5.5(2); and
(d)the consummation of the transactions contemplated hereby is not reasonably expected to result in a BAT Material Adverse Effect.
Section 1.3.Frustration of Closing Conditions.
(4)Notwithstanding anything in this Agreement to the contrary, if any one or more conditions in Section 5.1, Section 5.2 or Section 1.1(2)(1)(c) is unable to be satisfied on or before the Closing Time, the Parties shall use their commercially reasonable efforts for a period of not less than 30 days to satisfy any such conditions and, if any such conditions are ultimately satisfied, the Parties shall proceed with the Closing at the time such conditions are satisfied.
(5)Neither Party may rely on the failure of any condition set forth in Section 5.1, Section 5.2 or Section 1.1(2)(1)(c) as a basis not to consummate the Closing if such failure was principally caused by such Party’s material breach of any covenant, agreement, representation or warranty contained in this Agreement so as to cause any condition set forth in Section 5.1, Section 5.2 or Section 1.1(2)(1)(c) not to be satisfied, as applicable.
Section 1.4.Closing Deliveries.
(1)The Purchaser shall deliver to the Company the following at or prior to Closing:
(a)Certificate of Status – a certificate of status or equivalent for the Purchaser dated no earlier than three Business Days prior to the Closing Date;
(b)Transaction Agreements – the other Transaction Agreements (to the extent not executed contemporaneously herewith) executed by the Purchaser and/or its applicable Affiliates, as applicable;
(c)Bring-Down Certificate – a certificate from a duly authorized officer of the Purchaser dated as of the Closing Date certifying that the conditions set forth in Section 5.2(1)(a), Section 5.2(1)(b) and (1)(c)(1)(d) have been satisfied;
(a)Purchase Price – payment of the Purchase Price in accordance with Section 2.1(2);
(b)Board Resolutions – copies of resolutions of the board of directors of the Purchaser approving the execution and delivery of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, certified by an officer of the Purchaser; and
(c)Other Documents – copies of all such other documents, certificates, agreements or evidence as the Company may reasonably request in order to effect or evidence the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements duly executed by the Purchaser.
(1)The Company shall deliver to the Purchaser the following at or prior to Closing:
(d)Certificate of Status – a certificate of status or equivalent for the Company and each of the Company’s Subsidiaries dated no earlier than three Business Days prior to the Closing Date;

(e)Transaction Agreements – the other Transaction Agreements (to the extent not executed contemporaneously herewith) executed by the Company and/or its applicable Affiliates, as applicable;
(f)Bring-Down Certificate – a certificate from a duly authorized officer of the Company dated as of the Closing Date certifying that the conditions set forth in (c)(1)(a) and (c)(1)(b) have been satisfied;
(g)DRS Statement – a DRS statement evidencing the issuance of the Purchased Shares in the name of the Purchaser or as the Purchaser directs in writing;
(h)Board Resolutions – copies of resolutions of the Board approving the execution and delivery of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, certified by an officer of the Company;
(i)Other Third Party Consents, etc. – copies of the executed consents, waivers, approvals, notices and Authorizations set out in Section 10 of the Disclosure Letter, in form and substance reasonably acceptable to the Purchaser;
(j)Legal Opinions – opinions from counsel to the Company dated as of the Closing Date; and
(k)Other Documents – copies of all such other documents, certificates, agreements or evidence as the Purchaser may reasonably request in order to effect or evidence the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, in each case, duly executed by the Company and/or its applicable Affiliates, as applicable.
ARTICLE 6
SURVIVAL AND INDEMNIFICATION

Section 1.1.Survival of Representations and Warranties.
(2)The representations, warranties and covenants contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the Closing and shall terminate at the expiration of 18 months following Closing; provided, that: (1) the Company Fundamental Representations shall survive indefinitely; and (2) the representations and warranties contained in Section (28) of Schedule A shall survive until 60 days after the date on which the latest applicable limitation period under Law expires with respect to any taxation year that is relevant in determining any liability with respect to those Tax matters.
Section 1.2.Indemnification.
(a)The Purchaser and its Affiliates are relying on the representations and warranties, certificates and covenants of the Company contained herein in connection with entering into this Agreement and the transactions contemplated herein and the Company agrees, as the Purchaser’s sole and exclusive remedy (except as otherwise contemplated in this Section 6.2(1)), to indemnify the Purchaser and its Affiliates, and their respective directors, officers, employees, agents and other representatives (collectively, the “Purchaser Indemnified Persons”), against all losses, claims, costs, expenses, damages or liabilities (collectively, “Losses”; provided, that “Losses” shall not include incidental, consequential, special, exemplary or punitive damages) which any of them may suffer or incur, directly or indirectly, as a result of or arising from a breach of any such representations, warranties, certifications and covenants; provided, that the aggregate liability of the Company for indemnification pursuant to this Section 6.2(1) shall in no event exceed the Purchase Price. Notwithstanding anything contained in this Section 6.2(1) or any other provision of this Agreement, the foregoing limitation shall not apply to, and the indemnification contemplated in this Section 6.2(1) shall not be the sole and exclusive remedy of the Purchaser Indemnified Persons in respect of, any Losses suffered or incurred by any of them as a result of or arising out of the Company’s fraud, intentional misrepresentation or willful breach.
(b)The Company is relying on the representations and warranties, certificates and covenants of the Purchaser contained herein in connection with entering into this Agreement and the transactions contemplated herein and the Purchaser agrees, as the Company's sole and exclusive remedy (except as otherwise contemplated in this Section 6.2(2)), to indemnify the Company and its Affiliates, and their respective directors, officers, employees, agents and other representatives (collectively, the “Company Indemnified Persons” and, together with the Purchaser Indemnified Persons, the “Indemnified Persons”), against all Losses which any of them may suffer or incur, directly or indirectly, as a result of or arising from a breach of any such representations, warranties, certifications and covenants; provided, that the aggregate liability of the Purchaser for indemnification pursuant to this Section 6.2(2) shall in no event exceed the Purchase Price. Notwithstanding anything contained in this Section 6.2(2) or any other provision of this Agreement, the foregoing limitation shall not apply to, and the indemnification contemplated in this Section 6.2(2) shall not be the sole and exclusive remedy of the Company Indemnified Persons in respect of, any Losses suffered or incurred by any of them as a result of or arising out of the Purchaser's fraud, intentional misrepresentation or willful breach.
(c)The calculation of “Losses” and the indemnification provided under this Section 6.2 shall take account of and reflect (to the extent applicable and without restriction): (1) any Losses suffered or incurred directly by the Indemnified Persons; and (2) any Losses suffered or incurred indirectly by the Indemnified Persons taking into account, if applicable, the ownership interest held by the Purchaser and/or its Affiliates in the Company, including as a result of the indemnification payment being made and consequent diminution in value of the Company.
ARTICLE 7
GENERAL PROVISIONS

Section 1.1.Termination.
This Agreement may be terminated prior to the Closing Date by:
(1)the mutual written agreement of the Parties;
(2)by either the Company or the Purchaser if the Closing has not occurred by the end of the day on the Outside Date; provided, that, a Party may not terminate this Agreement under this Section 7.1(2) if such Party has failed to perform any one or more of its material obligations or covenants under this Agreement that are required to be performed at or prior to Closing and the Closing has not occurred because of such failure;
(3)by either the Company or the Purchaser if there has been a material breach of any provision of this Agreement by the other Party such that the conditions set forth in

Section 5.1 and Section 5.2 (in the case of termination by the Company) or Section 5.1 and Section 1.1(2)(1)(c) (in the case of termination by the Purchaser), as applicable, would not be satisfied and such breach has not been cured within the earlier of: (a) 30 days following written notice of such breach by the non-breaching Party; and (b) the Outside Date;
(4)by either the Company or the Purchaser, if any Governmental Authority having jurisdiction over either Party has issued a preliminary or permanent Order or promulgated or enacted a Law, statute, rule or regulation, or taken any other action, which restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Agreements, and such Order, Law, statute, rule, regulation or action has become final and non-appealable; provided, that, the right to terminate this Agreement under this Section 7.1(4) shall not be available to a Party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or has primarily resulted in, the foregoing; and, provided, further, that, the Party seeking to terminate this Agreement under this Section 7.1(4) must have complied with its obligations under Section 4.3 in respect of such Order, Law, statute, rule, regulation or action; or
(5)by the Purchaser, if there is a BAT Material Adverse Effect.
Section 1.2.Termination Fee
(6)If the Purchaser terminates this Agreement pursuant to Section 7.1(5) as a result of the condition in (1)(c)(1)(d) not being satisfied on or before the Closing Date, prior to or concurrently with the occurrence of such termination, the Purchaser shall pay to, or as directed by, the Company, US$ [Redacted – commercially sensitive information], by wire transfer of immediately available funds. The payment of cash pursuant to this Section 7.2 shall constitute liquidated damages in consideration for the loss of the Company’s rights under this Agreement. For greater certainty, any payment of liquidated damages pursuant to this Section 7.2 shall be retained and allocated by the Company in its sole discretion and shall not be subject to any of the restrictions set out in Section 2.2.
Section 1.3.Effect of Termination.
(7)In the event of a termination pursuant to Section 7.1, this Agreement shall become void and of no further force or effect without liability of either Party (or any Representative of such Party) to the other Party. Notwithstanding the foregoing, Article 6 (in accordance with its terms) and Article 7 (other than Section 7.4) shall survive termination of this Agreement.
Section 1.4.Security Issuances.
(8)The Company covenants and agrees that from the date hereof until the date that is six months following the Closing Date, the Company shall not issue or obligate itself to issue any securities, including Common Shares, except (1) with the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), (2) as permitted under the Equity Incentive Plans, (3) as expressly contemplated by this Agreement (including, for the avoidance of doubt, the conversion of the Convertible Debenture) or pursuant to the Purchaser’s top-up and pre-emptive rights under the Amended and Restated Investor Rights Agreement, or (4) at a price that is greater than $0.94.
Section 1.5.No Obligation to Finance.
Other than the obligation to fund the Purchase Price in accordance with Section 2.1(2), neither the Purchaser nor any of its Affiliates shall have any obligation to provide any further financing to the Company, its Subsidiaries or any of its or their respective Affiliates, or otherwise to guarantee the fulfillment of any of their respective obligations to any other Person.
Section 1.6.Governing Law and Jurisdiction.
This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without regard to conflict of Laws principles. Each Party irrevocably attorns and submits to the exclusive jurisdiction of the Ontario courts situated in the City of Toronto (and appellate courts therefrom), and waives objection to the venue of any proceeding in such court or that such court provides an inappropriate forum.
Section 1.7.Notices.
(9)Any demand, notice, direction or other communication to be made or given hereunder (in each case, a “Notice”) must be in writing and made or given by personal delivery, by courier or by email transmission, or sent by registered mail, charges prepaid, addressed to the respective Parties as follows:
(10)    (1)     to the Company, at:
700 Tech Court
Louisville, CO 80027
United States

Attention: Chief Financial Officer
E-mail:     [Redacted – personal information]

with a copy (which shall not constitute notice) to:

DLA Piper (Canada) LLP
Suite 6000, 1 First Canadian Place
PO Box 367, 100 King St W
Toronto, Ontario M5X 1E2
Canada

Attention: Jarrod Isfeld
Amanda Vogeli

Email:      jarrod.isfeld@ca.dlapiper.com
     amanda.vogeli@ca.dlapiper.com

(2)     to the Purchaser, at:

BT DE Investments Inc.
401 North Main Street
Winston-Salem NC 27010
USA

Attention:     Juan Palacios
Email:        [Redacted – personal information]

and with copies (which shall not constitute notice) to:

British American Tobacco plc
Globe House
4 Temple Pl
London WC2R 2PG

Attention:     Natalie Bucceri
Email:        [Redacted – personal information]

Jones Day
250 Vesey Street
New York, New York 10281
United States

Attention:    Randi C. Lesnick
        Bradley C. Brasser
Email:        rclesnick@jonesday.com
        bcbrasser@jonesday.com

        and

Stikeman Elliott LLP
199 Bay Street
Suite 5300, Commerce Court West
Toronto, Ontario M5L 1B9

Attention:    Evan Marcus
        Colin Burn

Email:         emarcus@stikeman.com
        cburn@stikeman.com

(11)or to such other address or email as any Party may from time to time designate in accordance with this Section 7.7. Any Notice made by personal delivery or by courier shall be conclusively deemed to have been given and received on the day of actual delivery thereof or if such day is not a Business Day, on the first Business Day thereafter. Any Notice made or given by email on a Business Day before 5:00 p.m. (local time of the recipient) shall be conclusively deemed to have been given and received on such Business Day and otherwise shall be conclusively deemed to have been given and received on the first Business Day following the transmittal thereof. Any Notice that is mailed shall be conclusively deemed to have been given and received on the third Business Day following the date of mailing but if, at the time of mailing or within three Business Days thereafter, there is or occurs a labour dispute or other event that might reasonably be expected to disrupt delivery of documents by mail, any Notice shall be delivered or transmitted by any other means provided for in this Section 7.7.
Section 1.8.Time of the Essence.
Time is of the essence in this Agreement.
Section 1.9.Expenses.
Except as otherwise expressly provided in this Agreement or any other Transaction Agreement, each Party will pay for its own costs and expenses incurred in connection with this Agreement and the other Transaction Agreements, and the transactions contemplated hereby and thereby. The fees and expenses referred to in this Section 7.9 are those which are incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the other Transaction Agreements, and the transactions contemplated hereby and thereby, including the fees and expenses of legal counsel, accountants and other advisors. Notwithstanding the foregoing, the Company shall pay, subject to the Closing occurring, all out-of-pocket expenses of the Purchaser in connection with the transactions contemplated by this Agreement including reasonable legal, financial and other due diligence fees, in an amount up to [* * * ] of the aggregate amount in USD paid in satisfaction of the Purchase Price in accordance with Section 2.1(2), such amount to be retained by the Purchaser from and set off against the Purchase Price. If Closing does not occur and this Agreement is validly terminated pursuant to any part of Section 7.1, then the Company shall pay such expenses in an amount up to [* * *] of the aggregate amount in USD that would have been paid in satisfaction of the Purchase Price, calculated in accordance with Section 2.1(2) as if the Closing occurred on the date of termination; provided, that the Company shall not be required to pay such amount if: (i)
* [* * *] Indicates material that has been redacted from this Exhibit 10.1 because it is confidential and not material.

the Company validly terminates this Agreement pursuant to Section 7.1(3) or (ii) the Purchaser terminates this Agreement pursuant to Section 7.1(5).
Section 1.10.Severability.
If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement, and the remaining provisions will remain in full force and effect. Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 1.11.Entire Agreement.
This Agreement and the other Transaction Agreements constitute the entire agreement among the Parties and their respective Affiliates with respect to the transactions contemplated hereby and thereby, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and their respective Affiliates with respect to such transactions (including, for certainty, the confidential side letter between the Parties dated November 14, 2022). There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, among the Parties in connection with the subject matter of this Agreement and the other Transaction Agreements, except as specifically set forth herein and therein. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement and the other Transaction Agreements.

Section 1.12.Successors and Assigns.
(1)This Agreement becomes effective only when executed by the Parties. After that time, it is binding on and enures to the benefit of the Parties and their respective successors and permitted assigns, as applicable.
(2)Neither this Agreement, nor any of the rights or obligations hereunder, may be assigned or transferred, in whole or in part, by the Company without the prior written consent of the Purchaser. The Purchaser may assign this Agreement, or any of its rights and/or obligations hereunder, to any of its Affiliates; provided, that the Purchaser shall remain responsible for the covenants, agreements and obligations of the Purchaser under this Agreement notwithstanding any such assignment.
Section 1.13.Third Party Beneficiaries.
Except as expressly provided in this Agreement, the Parties intend that: (1) this Agreement will not benefit or create any right or cause of action in favour of any Person other than the Parties; and (2) no Person other than the Parties shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum. The Parties reserve their right to vary or rescind the rights granted by or under this Agreement to any Person that is not a Party, at any time and in any way whatsoever, without notice to or consent of that Person.

Section 1.14.Amendments.
This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by both Parties.

Section 1.15.Waiver.
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

Section 1.16.Further Assurances.
Each Party shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Party may reasonably require from time to time for the purpose of giving effect to this Agreement, and the transactions contemplated hereby, and shall use commercially reasonable efforts, and take all such steps as may be reasonably within its power, to implement to their full extent the provisions of this Agreement in accordance with the terms hereof.
Section 1.17.Confidentiality.
(3)The Purchaser (and each of its Affiliates that receives Confidential Information of the Company and/or any of its Subsidiaries), on the one hand, and the Company (and each of its Affiliates that receives Confidential Information of the Purchaser and/or any of its Affiliates), on the other hand, shall keep confidential and not disclose such Confidential Information in any manner whatsoever, in whole or in part, except as permitted by this Section 7.17.
(4)Notwithstanding Section 7.17(1):
(a)the Purchaser may disclose Confidential Information to (i) each of its Affiliates and (ii) its and their respective Representatives; provided, that prior to making any disclosure to a Representative, each such Representative has been informed of the confidential nature of the Confidential Information and has been directed to hold the Confidential Information in accordance with this Section 7.17;
(b)the Company may disclose Confidential Information to (i) each of its Affiliates and (ii) its and their respective Representatives; provided, that prior to making any disclosure to a Representative, each such Representative has been informed of the confidential nature of the Confidential Information and has been directed to hold the Confidential Information in accordance with this Section 7.17; and
(c)the Purchaser (and each of its Affiliates that receives Confidential Information of the Company and/or any of its Subsidiaries), on the one hand, and the Company (and each of its Affiliates that receives Confidential Information of the Purchaser and/or any of its Affiliates), on the other hand, shall use commercially reasonable efforts to cause each of its Representatives that receives Confidential Information to observe the terms of this Section 7.17 in respect thereof and shall be responsible for any breach of the terms of this Section 7.17 by its Representatives.
(4)The disclosure restrictions contained in Section 7.17(1) do not apply to disclosure that is required by Law, any Order or any other legally binding document discovery requests. Prior to making any such disclosure, the applicable Party that received Confidential Information (or which Party’s Affiliate and/or Representative received Confidential Information, as applicable) shall, to the extent not prohibited by the Law, Order or legally binding request: (a) give the other Party prompt written notice of the requirement and the proposed content of any disclosure; and (b) at the other Party’s request and expense, co-operate with the other Party in limiting the extent of the disclosure and in obtaining an appropriate protective order or pursuing such legal action, remedy or assurance as the other Party deems necessary to preserve the confidentiality of the Confidential Information. If a protective order or other remedy is not obtained or the other Party fails to waive compliance with Section 7.17(1), the applicable Party that received Confidential Information (or which Party’s Affiliate and/or Representative received Confidential Information, as applicable) may disclose only that portion of the Confidential Information that it is advised by outside counsel it is required to disclose and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment is given to the Confidential Information disclosed.
(5)For the avoidance of doubt, the disclosure restrictions contained in Section 7.17(1) do not apply to disclosure that is made by a Party with the prior written consent of the other Party.
Section 1.1.Public Notices and Press Releases.
The Company agrees to cooperate in the preparation of presentations, if any, to the Purchaser’s Affiliates regarding the transactions contemplated by this Agreement. The initial press release with respect to the transactions contemplated by this Agreement and the other Transaction Agreements will be in a form mutually agreed by the Parties. Except as set forth in the preceding sentence, neither Party shall: (1) issue any press release or otherwise make public announcements with respect to this Agreement or the other Transaction Agreements, or the transactions contemplated hereby or thereby, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); or (2) make any regulatory filing with any Governmental Authority or the TSX with respect thereto without prior consultation with the other Party; provided, that, neither Party shall be required to obtain consent for any subsequent release in the event that the information contained in such subsequent release is the same as the information contained in the initial agreed press release (or any subsequently agreed release) so long as such information is still accurate at the time of such subsequent release; provided, further, that, the Parties’ obligations under this section shall be subject to each Party’s overriding obligation to make any disclosure or regulatory filing required under Laws, and the Party making such required disclosure or regulatory filing shall use all commercially reasonable efforts to give prior oral and written notice to the other Party and a reasonable opportunity to review and comment on the required disclosure or regulatory filing before it is made.
Section 1.2.Counterparts.
This Agreement may be executed (including by electronic means) in any number of counterparts, each of which (including any electronic transmission of an executed signature page), is deemed to be an original, and such counterparts together constitute one and the same instrument.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

CHARLOTTE’S WEB HOLDINGS, INC.
By:	/s/ William Morachnick
Name: William Morachnick
Title: Chief Executive Officer

BT DE INVESTMENTS INC.
By:	/s/ Juan Palacios
Name: Juan Palacios
Title: Authorized Signatory

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

Schedule A
Representations and Warranties of the Company
(1)Incorporation and Organizational Matters. The Company and each of its Subsidiaries has been duly incorporated or otherwise organized and is validly existing under the Laws of the jurisdiction in which it was incorporated, or otherwise organized, as the case may be, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Company or any of its Subsidiaries.
(2)Corporate Authorization, Qualification and Power.
(a)The Company and each of its Subsidiaries, if applicable, has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and each of the other Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby.
(b)The Company and each of its Subsidiaries is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification (except where any failure would not have a Material Adverse Effect) and has all requisite corporate power and authority to conduct its business and to own, lease and operate its properties and assets.
(3)Execution and Binding Obligation.
(a)This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to Bankruptcy Laws, and will not violate or conflict with the constating documents of the Company or the terms of any restriction or Contract to which the Company is subject.
(b)Each of the other Transaction Agreements has been or will be duly authorized, executed and delivered by the Company and each of its Subsidiaries that is or will be a party thereto and constitutes (or shall when executed, constitute) a legal, valid and binding obligation of the Company and each of its applicable Subsidiaries, as applicable, enforceable against each of them in accordance with its terms, subject to Bankruptcy Laws, and will not violate or conflict with the constating documents of the Company and each of its applicable Subsidiaries or the terms of any restriction or Contract to which the Company or any of its Subsidiaries is subject.
(4)Authorized and Issued Capital.
(a)Without giving effect to the conversion of the Convertible Debenture, the authorized share capital of the Company is as set out in Section 4(a) of the Disclosure Letter. Section 4(a) of the Disclosure Letter sets out, as of the date hereof, the number of issued and outstanding: (i) Common Shares (other than shares of Company Restricted Stock); and (ii) (A) Company Warrants, (B) Company Options, and (C) Company Restricted Stock, in each case, setting forth the number of Common Shares subject to each such Company Option, Company Warrant, and Company Restricted Stock award, and the grant date, vesting schedule, and exercise or reference price with respect to each such Company Option, Company Warrant, and Company Restricted Stock award. Except as disclosed in Section 4(a) of the Disclosure Letter and the Convertible Debenture,

the Company has no other outstanding agreement, subscription, warrant, option, right or commitment or other right or privilege (whether by law, pre-emptive or contractual), nor has it granted any right or privilege capable of becoming an agreement, subscription, warrant, option, right or commitment, obligating it to issue or sell any Common Shares or other equity or voting securities, including any security or obligation of any kind convertible in to exchangeable or exercisable for any Common Shares or other equity or voting security of the Company or any of its Subsidiaries.
(b)There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Common Shares.
(c)Each (i) Company Option and Company Restricted Stock award was granted in compliance with all Laws and all the terms and conditions of the Equity Incentive Plans pursuant to which it was issued, (ii) Company Option has an exercise price per Common Share equal to or greater than the closing price of a Common Share on the date of such grant, (iii) Company Option and Company Restricted Stock award has a grant date identical to the date on which the Board actually awarded such Company Option or Company Restricted Stock award and (iv) Company Option qualifies for the Tax and accounting treatment afforded to such Company Option in the Company’s Tax Returns.
(d)All outstanding Common Shares and other securities of the Company have been issued in compliance with all Laws, including Securities Laws.
(1)No Bankruptcy. No Bankruptcy Event has occurred with respect to the Company or any of its Subsidiaries. The Company and its Subsidiaries each has sufficient working capital to satisfy its obligations under this Agreement and the other Transaction Agreements and has sufficient capital to satisfy the “going concern” test under GAAP.
(2)Organizational Structure and Ownership of Subsidiaries.
(a)Section 6(a) of the Disclosure Letter sets forth: (i) each of the Company’s Subsidiaries; (ii) the holder of the equity interests in each Subsidiary; and (iii) the jurisdiction of organization of each Subsidiary (and, if different, its jurisdiction of Tax residence).
(b)Section 6(b) of the Disclosure Letter sets forth the Company’s or its Subsidiaries’ shares, equity interest or other direct or indirect ownership interest in any Person that is not a Subsidiary of the Company.
(c)All of the outstanding Common Shares or other securities of the Company have been duly authorized and are validly issued, fully paid and non-assessable. Upon the issuance of any Common Shares in accordance with the terms of the Equity Incentive Plans in effect on the date of this Agreement or as otherwise expressly permitted by this Agreement, such Common Shares will be duly authorized and validly issued, fully paid and non-assessable. Each of the outstanding shares or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any Encumbrance other than Permitted Encumbrances.
(d)Except as disclosed in Section 6(a) of the Disclosure Letter and the Convertible Debenture, neither the Company nor any of its Subsidiaries has any other outstanding Contract, subscription, warrant, option, right or commitment, or other right or privilege (whether by law, pre-emptive or contractual), nor has it granted any right or privilege capable of becoming a Contract, subscription, warrant, option, right or commitment, obligating it to issue or sell any Common Shares or other equity or voting securities of the Company or any of the Company’s Subsidiaries, including any security or obligation of any kind convertible into or exchangeable or exercisable for any Common Shares or other equity or voting security of the Company or any of its Subsidiaries.
(3)Shareholders’ and Similar Agreements. Other than the investor rights agreement between the Purchaser and the Company dated November 14, 2022, neither the Company nor any of its Subsidiaries is subject to, or affected by, any unanimous shareholders agreement involving a Person other than the Company or any of its Subsidiaries and is not a party to any shareholder, pooling, voting, or other similar arrangement or agreement relating to the ownership or voting of any of the securities of the Company or of any of its Subsidiaries other than as between the Company and any of its Subsidiaries or pursuant to which any Person other than the Company or any of its Subsidiaries may have any right or claim in connection with any existing or past equity interest in the Company or in any of its Subsidiaries.
(4)No Prospectus.
(a)Assuming the accuracy of the representations of the Purchaser in Schedule B, the issue and sale of the Purchased Shares pursuant to this Agreement is exempt from the requirement to file a prospectus, registration statement or similar document and the requirement to deliver an offering memorandum or similar document under applicable Securities Laws relating to issue and sale of the Purchased Shares in the manner contemplated by this Agreement.
(b)The Company has complied in all respects with the requirements of all Laws in relation to the issue of the Purchased Shares hereunder, and, forthwith after Closing, the Company shall file such forms and documents as may be required under Securities Laws, including a Form 45-106F1 as prescribed by NI 45-106, if applicable.
(5)Purchased Shares to be Issued as Fully Paid. The Purchased Shares to be issued as described in this Agreement have been duly authorized and reserved for issuance and, when issued and delivered, will be validly issued and fully paid Common Shares in the capital of the Company free and clear of all Encumbrances (other than Encumbrances imposed by or permitted by the Purchaser).
(6)Consents, etc.
(a)Other than the TSX Conditional Approval and Shareholder Approval, no consent, waiver, approval, notice or Authorization of, filing with, or notification to, any Governmental Authority, the TSX or any other Person, as applicable, is required for the execution, delivery and performance by the Company or any of its Subsidiaries of the Transaction Agreements or for the consummation of the transactions contemplated thereby except as set out in Section 10(a) of the Disclosure Letter, all of which have been obtained, made or given, as applicable, as of the date hereof.
(b)As of the date hereof, the Board has, and the governing bodies of the Company’s applicable Subsidiaries have, authorized the entering into of this Agreement and the performance by the Company and its applicable Subsidiaries, as applicable, of its obligations under this Agreement and the other Transaction Agreements, and no action has been taken to amend or supersede such determinations, resolutions or authorizations.
(11)No Conflict.

(a)Each of the execution and delivery of this Agreement and the other Transaction Agreements, the performance by the Company of its obligations hereunder and thereunder, the sale of the Purchased Shares hereunder by the Company and the consummation of the transactions contemplated in this Agreement and the other Transaction Agreements, (i) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) subject to receipt of the Shareholder Approval, any Law applicable to the Company or its Subsidiaries; (B) the articles, by-laws or resolutions of the directors or shareholders of the Company or its Subsidiaries; (C) any Contract to which the Company or any of its Subsidiaries is a party or by which any of them is bound except where such conflict, breach, violation or default would not result in a Material Adverse Effect; or (D) any judgment, decree or Order binding the Company or its Subsidiaries or the property or assets thereof; and (ii) do not affect the rights, duties and obligations of any parties to any Contract to which the Company or any of its Subsidiaries is a party or by which any of them is bound, nor give a party the right to terminate or accelerate any such Contract, by virtue of the application of terms, provisions or conditions in such Contract, except where those rights, duties or obligations, or rights to terminate or accelerate, are affected in a manner that would not result in a Material Adverse Effect.
(b)No Contract to which the Company or any of its Subsidiaries is a party contains a “change of control” provision with respect to the Company that could reasonably be expected to be engaged or triggered in connection with or as a result of the transactions contemplated by this Agreement.
(12)Compliance with Laws and Cannabis Authorizations.
(a)Except as set out in Section 12(a) of the Disclosure Letter, the Company and each of its Subsidiaries:
(i)is and at all relevant times has been in compliance with all Laws, in all material respects, including all Cannabis Laws to the extent such are applicable to the Company’s and its Subsidiaries’ business, affairs and operations, and, in the case of the Company, with the by-laws, rules and regulations of the TSX;
(ii)has not received any correspondence or notice from any Governmental Authority alleging or asserting any material non-compliance with Laws, including Cannabis Laws;
(iii)possesses all Cannabis Authorizations required to conduct the business, affairs and operations of the Company and its Subsidiaries as now operated and such Cannabis Authorizations are valid and in full force and effect and the Company and its Subsidiaries are not in violation of any material term of any such Cannabis Authorization in any material respect;
(iv)is in material compliance with the terms and conditions of all Cannabis Authorizations, and have made all notifications, certifications and filings with all applicable Governmental Authorities in connection with the Cannabis Authorizations necessary to keep the Cannabis Authorizations in good standing;
(v)has not received notice of any pending or threatened Claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any operation or activity of the Company and its Subsidiaries or any of their respective directors, officers and/or employees is in violation of any Laws or Cannabis Authorizations, or asserting any noncompliance with any Laws or Cannabis Authorizations, that could reasonably be expected to have a Material Adverse Effect, and has no knowledge that any such Governmental Authority or third party is considering or would have reasonable grounds to consider any such Claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action;
(vi)has not received notice that any Governmental Authority has taken, is taking, or intends to take action to limit, suspend, modify or revoke or to not renew any Cannabis Authorizations, and has no knowledge or reason to believe that any such Governmental Authority is considering taking or would have reasonable grounds to take such action, or that the Company or any of its Subsidiaries does not hold a required Cannabis Authorization; and
(vii)has, or has had on its behalf, filed, declared, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, Claims, submissions and supplements or amendments as required by Laws, including Cannabis Laws, or Cannabis Authorizations to keep the Authorizations in good standing and that all such reports, documents, forms, notices, applications, records, Claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).
(b)Except as disclosed in Section 12(b) of the Disclosure Letter, all Cannabis and Cannabis products sold by the Company and its Subsidiaries or in inventory at the Company or its Subsidiaries:
(i)meets the applicable specifications for the product;
(ii)is fit for the purpose for which it is intended by the Company or its Subsidiaries, and of merchantable quality;
(iii)has been cultivated, processed, packaged, labelled, imported, tested, stored, transported and delivered in accordance with applicable Authorizations and Laws;
(iv)is not adulterated, tainted or contaminated and does not contain any substance not permitted by Laws; and
(v)has been cultivated, processed, packaged, labelled, imported, tested, stored and transported in facilities authorized by the applicable Authorization in accordance with the terms thereof,
(vi)except in each case where a failure would not reasonably be expected to result in a Material Adverse Effect. All of the marketing and promotion activities of the Company and its Subsidiaries relating to its Cannabis and Cannabis products, within the past three years, complies with all Laws in all material respects.
(c)Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary has ever received any notice or communication from any customer or Governmental Authority alleging a material defect, any issue requiring a withdrawal, recall or quarantine of product (whether voluntary, required or otherwise) or claim in respect of any products supplied or sold by the Company or any of its Subsidiaries to a customer and, to the Company’s knowledge, there are no circumstances that would give rise to any reports, recalls, public disclosure, announcements or customer communications that are required to be made by the Company or any of its Subsidiaries in respect of any products supplied or sold by any of them.
(d)The Company and its Subsidiaries have only carried on business, affairs or operations or maintained any activities in Canada, the United States or Israel and only to the extent such business, affairs or operations or activities are legal in such jurisdictions and have not engaged in the production, cultivation, marketing, distribution or sale of Cannabis or any products derived from or intended to be used in connection with Cannabis or services intended to relate to Cannabis in any jurisdiction to the extent such activities are prohibited under Law.
(e)The Company and each of its Subsidiaries has implemented, maintains, regularly audits (as required by the terms of such policies and programs) and complies in all material respects with internal compliance policies and programs, including with respect to governance matters, and those designed to detect and prevent violations of any Cannabis Laws, periodically reviews and updates such internal compliance policies and programs to account for any changes in Laws and/or standards applicable to the Company’s and its Subsidiaries’ business, affairs and operations, as needed, employs or engages internal personnel and third party consultants to perform routine audits to test the effectiveness of the Company’s and its Subsidiaries’ internal compliance policies and programs, and processes and controls related thereto. All directors, officers, internal personnel and third party consultants of the Company and any of its Subsidiaries have, where reasonably required by the position and services rendered by such Persons, sufficient knowledge of Cannabis Laws which are applicable to the Company’s and its Subsidiaries’ business, affairs and operations and all such Persons have all qualifications, including security clearances, required by applicable Cannabis Laws and, appropriate training, experience and technical knowledge required by applicable Cannabis Laws. The Company has taken commercially reasonable steps for the purpose of ensuring that its employees responsible for the Company’s or its Subsidiaries’ internal compliance programs have sufficient training including ensuring that, where reasonably required by the position and services rendered by such Persons, they are adequately informed on: (i) to the extent applicable, the Cannabis Laws applicable to the Company’s and its Subsidiaries business, operations and affairs, and any changes thereto; and (ii) the Company’s and its Subsidiaries’ internal compliance programs and controls related thereto.
(f)Each of the Company and its Subsidiaries’ facilities used for the cultivation, processing production, packaging and labelling of Cannabis or related products complies in all material respects with applicable good production and/or manufacturing practices, processes, standards and procedures as required by Governmental Authorities applicable Cannabis Laws and Cannabis Authorizations.
(g)No individual employed by or associated with the Company and its Subsidiaries is required to hold security clearance under applicable Cannabis Laws in order to maintain Cannabis Authorizations.
(h)The transactions contemplated by the Transaction Agreements will not, subject to compliance with the terms thereof by the Purchaser, have any adverse impact on the Cannabis Authorizations or require the Company, any of its Subsidiaries or any entity in which the Company has an interest to obtain any new Cannabis

Authorization other than, if applicable, security clearances related to any proposed director nominees nominated by the Purchaser.
(13)Money Laundering. The operations of the Company and each of its Subsidiaries are, and have been since November 14, 2022, conducted in compliance in all respects with all applicable financial recordkeeping and reporting requirements and money laundering Laws and the rules and regulations thereunder and any related or similar Laws, rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority relating to money laundering (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Authority involving the Company and any of its Subsidiaries with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(14)Corrupt Practices.
(a)Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, its or their respective Representatives, in each case whilst acting on behalf of the Company or any of its Subsidiaries, has committed a Business Sustainability Breach.
(b)Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any of its or their Representatives has been investigated (or is being investigated or is subject to a pending or threatened investigation) or is involved in an investigation (as a witness or suspect) in relation to an actual or alleged Business Sustainability Breach by any Governmental Authority or any customer or supplier, or has admitted to, or been found by a court in any jurisdiction to have engaged in, any Business Sustainability Breach, or been debarred from bidding for any contract or business, and to the knowledge of the Company, there are no circumstances which are likely to give rise to any such investigation, admission, finding or disbarment.
(c)Neither the Company nor any of its Subsidiaries has conducted (or is conducting) an internal investigation in relation to any allegations in respect of Business Sustainability Breach and no Representative of the Company or any of its Subsidiaries has reported a violation or suspected violation in respect of any such Business Sustainability Breach to the Company.
(d)The Company and each of its Subsidiaries has conducted due diligence prior to acquiring any business or company, or has conducted post-acquisition due diligence, in either case which would be reasonably deemed adequate to seek to identify any Business Sustainability Breach previously committed by the acquired business or company. Any reasonably likely Business Sustainability Breach identified by such due diligence have been fully investigated and disclosed to the Purchaser together with sufficient information to enable the Purchaser to assess the business and legal risks associated with such Business Sustainability Breach.
(e)Due diligence has been conducted prior to the recruitment, hiring or appointment of any Representative of the Company and each of its Subsidiaries, which would be reasonably deemed adequate to seek to identify any Business Sustainability Breach committed by those individuals or entities.
(f)All officers, employees and agents and representatives of the Company and each of its Subsidiaries have been given adequate training or have adequate knowledge of Anti-Corruption Laws and the Human Trafficking Laws in relation to business conduct and ethics.
(1)Sanctions. None of the Company, any of its Subsidiaries or any of its or their respective directors or officers or employees (a) is or has been targeted with any Sanctions; (b) is violating or has violated any applicable Sanctions; or (c) is conducting or has conducted any activities (i) targeted by Sanctions, (ii) with or for the benefit of any Sanctioned Person, or (iii) in or with any Sanctioned Country.
(2)Public Disclosure, Securities Laws and TSX Matters.
(a)Upon issuance of the Purchased Shares and conversion of the Convertible Debenture, the Purchaser will beneficially own approximately 40.8% of the voting and economic interest in the Company on a non-diluted basis as of the Closing Date.
(b)The Company is a reporting issuer in each of the Qualifying Jurisdictions and the United States and is not in default in any material respect under the Securities Laws, is not on the list of defaulting issuers maintained by the applicable Securities Regulators, and has not taken any action to cease to be a reporting issuer in any of those jurisdictions or received notification from any Securities Regulator seeking to revoke the reporting issuer status of the Company. The Company is not in default of any requirement of Securities Laws or the applicable rules and requirements of the TSX, except where such default would not have a Material Adverse Effect.
(c)The Company is in compliance in all material respects with its timely and continuous disclosure obligations under all Securities Laws and the policies, rules and regulations of the TSX and, without limiting the generality of the foregoing, there is no material fact, and there has not occurred any material change (actual, anticipated, contemplated, threatened, financial or otherwise), relating to the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects, capital or control of the Company and its Subsidiaries, taken as a whole, which has not been publicly disclosed on a non-confidential basis in accordance with the requirements of Securities Laws and the policies, rules and regulations of the TSX, and, except as may have been corrected by subsequent disclosure, all the statements set forth in all documents publicly filed by or on behalf of the Company were true, correct, and complete in all material respects and did not contain any material Misrepresentation as of the date of such statements and the Company has not filed any confidential material change reports which remain confidential.
(d)Each of the documents filed or furnished on SEDAR+ as part of the Disclosure Record since November 14, 2022 and prior to the execution and delivery of this Agreement has complied in all material respects with any applicable guidance set out in Staff Notice 51-357 of the Canadian Securities Administrators, if applicable. Each of the documents filed or furnished on EDGAR as part of the Disclosure Record since November 14, 2022 and prior to the execution and delivery of this Agreement has complied in all material respects with the rules and regulations of the United States Securities and Exchange Commission, if applicable.
(e)Odyssey Trust Company, at its principal office in Calgary, Alberta, has been duly appointed as the registrar and transfer agent of the Company with respect to the Common Shares.
(f)The Company has not withheld any material facts relating to the Company or any of its Subsidiaries.
(g)The Company has not otherwise completed any “significant acquisition” or “significant disposition”, nor are there any “probable acquisitions” (as such terms are used in NI 44-101 and Form 44-101F1) that would require the filing of a business acquisition report pursuant to the Securities Laws of the Qualifying Jurisdictions other than those that are part of the Disclosure Record.

(h)No Order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any Governmental Authority or the TSX and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened by any Governmental Authority or the TSX.
(i)The Common Shares are listed and posted for trading on the TSX.
(j)The TSX Conditional Approval has been obtained by the Company and remains in full force and effect, unmodified. Subject to the satisfaction of the conditions set forth in the TSX Conditional Approval, the Purchased Shares shall be duly approved for listing and trading on the TSX.
(3)Financial Statements.
(a)The Financial Statements (i) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods specified, except as may be expressly stated in the notes thereto, (ii) contain no material Misrepresentations, (iii) present fairly, in all material respects, the financial condition of the Company on a consolidated basis (so as to include the applicable Subsidiaries at the relevant time) as at such dates and the financial performance and cash flows of the Company on a consolidated basis (so as to include the applicable Subsidiaries at the relevant time) for the periods then ended, (iv) contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Company on a consolidated basis (so as to include the applicable Subsidiaries at the relevant time) that are required to be disclosed in the Financial Statements and (v) other than as disclosed in the Financial Statements, there has been no material change in accounting policies or practices of the Company since the Financial Statements Date. There are no material liabilities of the Company or any of its Subsidiaries whether direct, indirect, absolute, contingent or otherwise, required to be disclosed in the Financial Statements which are not disclosed or reflected in the Financial Statements.
(b)The financial books, records and accounts of the Company and each of its Subsidiaries in all material respects have been maintained in accordance with GAAP or the accounting principles generally accepted in the country of domicile of each such entity on a basis consistent with prior years.
(4)Auditor Independence. PKF O’Connor Davies LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants and is an independent registered public accounting firm within the meaning of Securities Laws and the Public Company Accounting Oversight Board (United States). No “reportable event” (within the meaning of NI 51-102) has occurred with such accountants with respect to audits of the Company, its Subsidiaries or its predecessors.
(5)Disclosure Controls and Internal Controls over Financial Reporting.
(a)The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) are designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP; (iii) are designed to provide reasonable assurance that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and directors of the Company; and (iv) are designed to provide reasonable assurance regarding prevention or timely detection of an unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the Financial Statements. The Company believes that the Company’s internal control over financial reporting (as such term is defined under Securities Laws) is effective. Since the end of the Company’s most recent fiscal year, there have been no new material deficiencies or weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is in compliance with the certification requirements under NI 52-109 and Rule 13a-15 and 15d-15 under the United States Securities Exchange Act of 1934 with respect to the Company’s annual and interim filings with the Securities Regulators.
(b)The Company has established and maintains disclosure controls and procedures (as defined in Securities Laws) that: (i) are designed to provide reasonable assurance that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted by it under Securities Laws is recorded, processed, summarized and reported within the time periods specified in Securities Laws, and include controls and procedures designed to ensure that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted under Securities Laws is accumulated and communicated to the Company’s management, including its certifying officers, as appropriate to allow timely decisions regarding required disclosure; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.
(6)Absence of Material Changes.
(a)Since the Financial Statements Date, the Company and its Subsidiaries have conducted their respective businesses in the Ordinary Course.
(b)Since the Financial Statements Date, there has not occurred a Material Adverse Effect.
(7)Material Contracts.
(a)Other than as set out in Section 21(a) of the Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by, without duplication:
(i)other than Contracts with employees, any Contract that is reasonably expected to require, during the remaining term of such Contract, either (A) annual payments to or from the Company and its Subsidiaries of more than US$3,500,000 or (B) aggregate payments to or from the Company and its Subsidiaries of more than US$7,000,000;
(ii)any Contract relating to Indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of US$5,000,000;

(iii)any Contract related to any compromise or settlement of any material Claims;
(iv)any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries owns more than a 9.9% voting or economic interest, or any interest valued at more than US$10,000,000 without regard to percentage voting or economic interest, except for any such agreements or arrangements solely between the Company and its wholly-owned Subsidiaries or solely among the Company’s wholly-owned Subsidiaries;
(v)any Contract relating to the direct or indirect acquisition or disposition of any assets or business (whether by merger, sale of stock, sale of assets or otherwise), excluding such Contracts that are in the Ordinary Course;
(vi)any Contract that contains a put, call, right of first refusal, right of first offer or similar right or obligation or any other obligation pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests or assets of any Person;
(vii)any Contract that prohibits the payment of dividends or distributions in respect of the shares, membership interests, partnership interests or other equity interests of the Company or any of its Subsidiaries, the pledging of the shares, membership interests, partnership interests or other equity interests of the Company or any of its Subsidiaries or the incurrence of Indebtedness by the Company or any of its Subsidiaries;
(viii)any Contract that is material to the conduct of the business of the Company and its Subsidiaries that (A) restricts the ability of the Company or any of its Affiliates or, at or after the Closing, would restrict the Purchaser or any of its Affiliates from (I) engaging in any business or competing in any business with any Person, or (II) operating its business in any manner or location, or (B) would require the disposition of any assets or line of business of the Company or its Affiliates or acquisition of any assets or line of business of any Person or, at or after the Closing, the Purchaser or any of its Affiliates;
(ix)any Contract that is material to the conduct of the business of the Company and its Subsidiaries that contains an exclusivity, “most favoured nation” or other similar provision applicable to the Company, any of its Subsidiaries, or any of its or their respective businesses, assets, products, services or Intellectual Property, or any other provision that restricts the ability of the Company or any of its Subsidiaries to deal as it determines in its discretion with its or their respective businesses, assets, products, services or Intellectual Property (including the sale or licence thereof, as applicable); and
(x)any Material IP Contracts;
(xi)any Contract that grants to any Person (other than the Company or any of its Subsidiaries) a first-refusal, first-offer or similar preferential right; and
(xii)any other Contract or group of related Contracts not otherwise described in the foregoing clauses (i) through (xi) of this Section (21)(a) that are otherwise material to the Company or any of its Subsidiaries or are not made in the Ordinary Course (together with each Contract constituting any of the foregoing types of Contracts described in clauses (i) through (xi) of this Section (21)(a), a “Material Contract”).
(b)A correct and complete copy of each Material Contract (including, for the avoidance of doubt, any amendments or supplements thereto) has been made available to the Purchaser in the Charlotte's Web SharePoint Data Room 2026 prior to the date of this Agreement.
(c)Each Material Contract is valid and binding in accordance with its terms on the Company and/or one or more of its Subsidiaries, as the case may be, and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)As of the date of this Agreement, there is no breach or violation of or default under any Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, and no event has occurred that with or without notice, lapse of time or both, would constitute or result in a breach or violation of or default under any such Material Contracts by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto or would permit or cause the termination or modification thereof or acceleration or creation of any right or obligation thereunder in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(8)Non-Arm’s Length Transactions. Except as disclosed in Section 22 of the Disclosure Letter, neither the Company nor any of its Subsidiaries is indebted to any director, officer, or employee of the Company or any of its Subsidiaries or any of their respective Affiliates or associates (except for amounts due in the Ordinary Course or pursuant to any Law or Contract such as salaries, bonuses, director’s fees, the reimbursement of Ordinary Course expenses, or any similar payments). Except as disclosed in Section 22 of the Disclosure Letter, there are no Contracts (other than employment arrangements or other terms of engagement) with, or advances, loans, guarantees, liabilities or other obligations to, on behalf or for the benefit of, any officer or director of the Company or any of its Subsidiaries, or any of their respective Affiliates or associates.
(9)Employment Matters.
(a)Except as set out in Section 23(a) of the Disclosure Letter, for the past three years there has been no unfair labour practice charge or complaint, grievance or arbitration proceeding in progress or, to the knowledge of the Company, threatened against the Company or its Subsidiaries.
(b)Except as disclosed in Section 23(b) of the Disclosure Letter, no employee of the Company or any of its Subsidiaries has any agreement as to length of notice or severance payment required to terminate his or her employment (other than such as results by Law from the employment of an employee without an agreement as to notice or severance), nor are there any change of control payments or severance payments or agreements with employees of the Company or any of its Subsidiaries providing for cash or other compensation or benefits upon the consummation of, or relating to, the Investment or any other transaction contemplated by this Agreement.

(c)In the past three years, there has been no strike, lockout, slowdown, other concerted work stoppage or other material labour dispute, pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. The Company and each of its Subsidiaries is, and has been in the past three years, in compliance in all material respects with all Laws regarding labour, employment and employment practices, terms and conditions of employment, wages and hours (including classification of independent contractors or employees, classification as exempt/non-exempt and equitable pay practices), pay equity, human rights, privacy, discrimination, harassment (including sexual harassment), layoffs, mass termination, overtime and vacation pay, workplace safety, and occupational safety and health, immigration, employee leave, and employment record retention, and in the past three years, there have been no pending or threatened claims, charges complaints, investigations or Orders under any such Laws and, to the knowledge of the Company, there is no basis for any such claim, complaint, charge, investigation or Order.
(d)Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labour union, labour organization, works council or similar organization, and to the knowledge of the Company, there are no threatened or pending union organizing activities involving any employees and have been no such organizing activities in the past five years.
(e)There are no material outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance Laws, and neither the Company nor any of its Subsidiaries has been reassessed in any material respect under such Law during the past three years and, to the knowledge of the Company, no audit of the Company is currently being performed pursuant to any workplace safety and insurance Laws.
(f)There are no charges pending under occupational health and safety legislation (“OHSA”) in respect of the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is, and has been in the past three years, in compliance with any orders issued under OHSA and there are no appeals of any orders under OHSA currently outstanding.
(g)Section 23(g) of the Disclosure Letter lists each plan, program, policy, agreement or arrangement providing for compensation, benefits, retirement, pension, bonus, stock purchase, profit sharing, stock option or other equity plan or award, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or its Subsidiaries for the benefit of any current or former director, officer, employee, independent contractor or consultant of the Company or any of its Subsidiaries (the “Employee Plans”). Each Employee Plan has been established, registered (where required), administered, maintained and funded in all material respects with its terms and with the requirements prescribed by any and all statutes, Orders, rules and regulations that are applicable to such Employee Plans.
(h)Copies of the following materials have been delivered or made available to the Purchaser: (i) all current plan documents for each Employee Plan or, in the case of an unwritten Employee Plan, a description thereof, (ii) all determination letters from the IRS with respect to any of the Employee Plans, (iii) all current and prior summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports, and (iv) all current and prior trust agreements, insurance contracts, and other documents relating to the funding or payment of benefits under any Employee Plan.
(i)All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments of the Company and its Subsidiaries have been recorded in accordance with GAAP and are reflected on the books and records of the Company and its Subsidiaries. There are no material Claims or proceedings pending or, to the knowledge of the Company, threatened by any Governmental Authority, any Person or by any employee or dependent or beneficiary thereof by, on behalf of, in respect of or against any Employee Plan (except routine claims for benefits payable under the Employee Plans) and there exists no state of facts which could reasonably be expected to give rise to any such Claim or proceeding, including with respect to coverage for long-term disability benefits.
(j)Except as disclosed in Section 23(j) of the Disclosure Letter, no Employee Plan provides health insurance, life insurance, death benefits or other health and welfare benefits to current or former employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than as required by Law. No Employee Plan provides supplemental retirement income benefits.
(k)Neither the execution and delivery of this Agreement or any other Transaction Agreement, nor the consummation of the transactions contemplated hereby and thereby will: (i) entitle any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries to any payment or benefit (or result in the funding of any such payment or benefit) under any

Employee Plan; (ii) increase the amount of any compensation or benefits otherwise payable by the Company or any of its Subsidiaries under any Employee Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation or benefits under any Employee Plan; or (iv) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend or terminate any Employee Plan.
(l)Except as disclosed in Section 23(l) of the Disclosure Letter, neither the Company nor any member of the Controlled Group currently has, and at no time in the past has had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as described in Section 3(37) of ERISA or Section 414(f) of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.
(m)Neither the Company nor any of its Subsidiaries has any liability with respect to an Employee Plan which is a “registered pension plan” or a “retirement compensation arrangement” as defined in the Tax Act. No Employee Plan contains or has ever contained a “defined benefit provision” as such term is defined in subsection 147.1(1) of the Tax Act.
(10)Real Property.
(a)Section 24(a) of the Disclosure Letter sets forth a correct and complete list of all Owned Real Property and Leased Real Property, together with (i) a description of the principal functions conducted at each parcel of Owned Real Property and material Leased Real Property and (ii) a correct street address and such other information as is reasonably necessary to identify each parcel of Owned Real Property and Leased Real Property.
(b)Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, with respect to Owned Real Property, (i) the Company and its Subsidiaries, as applicable, has sufficient title to such property, free and clear of any Encumbrance, and (ii) there are no outstanding options or rights of first refusal to purchase such property, or any portion thereof or interest therein.
(c)Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, with respect to Leased Real Property: (i) the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect in accordance with its terms; (ii) there is no breach or violation of or default under any such leases or subleases by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, and no event has occurred that with or without notice, lapse of time or both, would constitute or result in a breach or violation of or default under any such leases or subleases by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto or would permit or cause the termination or modification thereof or acceleration or creation of any right or obligation thereunder; (iii) no event has occurred that with or without notice, lapse of time or both, would prevent or materially impair the consummation of the transactions contemplated by this Agreement; (iv) the Company or its Subsidiaries, as applicable, has obtained any and all head landlord consents required to enter into sublease agreements; (v) the Purchaser has been provided complete and accurate copies of all documents with respect to the Leased Real Property; and (vi) there are no written or oral subleases, concessions or other Contracts or arrangements granting to any Person other than the Company or its Subsidiaries the right to use or occupy any such property.
(d)The current use of the Owned Real Property and the Leased Real Property complies, in all material respects, with Laws. The Company and its Subsidiaries have not received any written notice from a Governmental Authority to the effect that the Owned Real Property or the Leased Real Property or the buildings, works or fixtures thereon, violates in any material respect any provision of any Law, including planning, zoning and building codes, fire regulations, or other restrictions relating to the use or construction of the Owned Real Property or the Leased Real Property.
(11)Environmental Matters. (a) Each of the Company and the Subsidiaries and their respective assets and properties and the business, affairs and operations of each of the Company and the Subsidiaries have been and are in compliance in all material respects with all Environmental Laws; (b) neither the Company nor the Subsidiaries are in violation in any material respect of any regulation relating to the release or threatened release of Hazardous Materials; (c) no property currently owned or operated by the Company nor any of its Subsidiaries (including soils, groundwater, surface water, buildings and surface and subsurface structures) is contaminated with any Hazardous Materials which would reasonably be expected to require remediation or other action pursuant to any Environmental Law; (d) each of the Company and its Subsidiaries has complied in all material respects with all reporting and monitoring requirements under all Environmental Laws; (e) neither the Company nor its Subsidiaries has ever received any notice of any non-compliance in respect of any Environmental Laws; (f) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company and its Subsidiaries relating to Hazardous Materials or any Environmental Laws; (g) there are no licences required pursuant to any applicable Environmental Laws necessary to conduct the business, affairs and operations of each of the Company and its Subsidiaries; and (h) neither the Company nor any of its Subsidiaries is subject to any Order or other agreement with any Governmental Authority or any indemnity or other agreement with any third party relating to obligations or liabilities under any Environmental Law.
(12)Intellectual Property.

(a)Other than as set out in Section 26(a) of the Disclosure Letter, the Company and its Subsidiaries own or have sufficient rights to use in connection with the conduct of their respective businesses all of the Company Intellectual Property.
(b)Section 26(b) of the Disclosure Letter sets forth a true, correct, and complete list of all registered Company Intellectual Property owned by the Company or any of its Subsidiaries and all pending applications for registration of any Company Intellectual Property owned by the Company or any of its Subsidiaries, including listing (i) the jurisdictions in which each such item of Company Intellectual Property has been issued, registered, otherwise arises or in which any such application for such issuance and registration has been filed , (ii) the owners of each such item of Company Intellectual Property, and (iii) the registration or application numbers and dates, as applicable (“Registered Company Intellectual Property”). All of such Registered Company Intellectual Property has been properly maintained and renewed in accordance with all Laws and has not been maintained, used or enforced, or failed to be maintained, used or enforced, in a manner that would result in the abandonment, cancellation or unenforceability thereof. Section 26(b) further sets forth a true, correct, and complete list of all unregistered Company Intellectual Property owned by the Company or any of its Subsidiaries that is material to the Company and/or its Subsidiaries. All Company Intellectual Property owned by the Company or any of its Subsidiaries that is material to the conduct of their respective businesses is subsisting, valid and enforceable. Except as disclosed in Section 26(b) of the Disclosure Letter, neither the Company nor any of its Subsidiaries has, within the six years prior to the date of this Agreement, received any unresolved written claim contesting the validity, enforceability or ownership of any Registered Company Intellectual Property owned by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any Company Intellectual Property owned by the Company or any of its Subsidiaries is being used by third parties other than under terms of a written licence from the Company or its Subsidiaries. The Company and each of its Subsidiaries has a valid license to use, in connection with the conduct of their respective business, all Company Intellectual Property that is material to the conduct of their respective businesses and is not owned by the Company or any of its Subsidiaries, in each case subject only to the terms of the Material IP Contracts.
(c)Except as disclosed in Section 26(c) of the Disclosure Letter, and except as has not resulted in, and would not reasonably be expected to result in, material liability to the Company or any of its Subsidiaries, within the six years prior to the date of this Agreement, (i) the Company’s and its Subsidiaries’ conduct of their respective businesses has not, infringed, misappropriated or otherwise violated any Intellectual Property of any Person, and (ii) neither the Company nor any of its Subsidiaries has received any written third party claim alleging any such infringement, misappropriation or other violation. To the knowledge of the Company, no Person has infringed, misappropriated or violated or is infringing, misappropriating or otherwise violating any Company Intellectual Property owned by the Company or any of its Subsidiaries.
(d)The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of their trade secrets, proprietary know-how, non-public Information and Confidential Information included in Company Intellectual Property, and, to the Company's knowledge, none of their respective trade secrets, proprietary know-how, non-public Information and Confidential Information included in Company Intellectual Property have been disclosed to or discovered by any third party other than pursuant to reasonable terms of non-disclosure.
(e)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the information technology assets owned or used by the Company and its Subsidiaries operate and perform as required by the Company and its Subsidiaries in connection with their respective businesses and (ii) the Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology and procedures in a manner that is substantially consistent with applicable industry practices.
(f)Except as would not reasonably be expected to have a Material Adverse Effect, none of the software owned by the Company or any of its Subsidiaries or any software products distributed by the Company or any of its Subsidiaries incorporates or is comprised of or distributed with any Publicly Available Software in a manner which: (i) requires the distribution of the software source code in connection with the distribution of such software in object code form; (ii) materially limits the Company or any of its Subsidiaries’ freedom to seek full compensation in connection with making, using, marketing, licensing and/or distributing such software; or (iii) allows a Person or requires that a Person have the right to decompile, disassemble or otherwise reverse engineer such software.
(g)Other than as set out in Section 26(g) of the Disclosure Letter, the Company and each of its Subsidiaries have no pending Claim, nor, to the knowledge of the Company, is there any threatened proceeding Claim against it or any of its Subsidiaries with respect to the Company’s or each of its Subsidiaries’ use of Intellectual Property or the validity, enforceability or ownership of Company Intellectual Property.
(h)There are no outstanding judgments, orders, decrees, stipulations or Laws that restrict the use of Company Intellectual Property.
(i)All Persons that have been involved in the creation or development of Company Intellectual Property purported to be owned by the Company or one of its Subsidiaries have irrevocably assigned all of their right, title and interest in and to that Intellectual Property to the Company or one of its Subsidiaries and irrevocably waived any authors’ moral rights that they may have in any such Intellectual Property in favour of the Company and its Subsidiaries.
(13)No Undisclosed Liabilities. Except for obligations and liabilities (a) reflected or reserved against in the Financial Statements, (b) incurred in the Ordinary Course since the date of the Financial Statements that are not material, or (c) incurred in connection with actions taken pursuant to the terms of this Agreement, there are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances that, to the knowledge of the Company, would reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries that is required by GAAP to be set forth in a consolidated statement of financial position of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(14)Taxes.
(j)All Taxes due and payable by the Company and its Subsidiaries have been duly and timely paid, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. All Tax Returns required to be filed by the Company and its Subsidiaries have been duly and timely filed with all appropriate authorities and all such returns, declarations, remittances and filings are complete and accurate and no fact or facts have been omitted therefrom which would make any of them misleading, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. No audit or examination of any Tax Return of the Company or any of its Subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company and any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. No material Tax refunds or credits have been claimed or received by the Company and its Subsidiaries to which they are not entitled.
(b)The Company and, as applicable, each of its Subsidiaries, have established on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable and there are no Encumbrances for Taxes on the assets of the Company or any of its Subsidiaries other than for Taxes not yet due and payable, and, to the knowledge of the Company, there are no audits, examinations, investigations or administrative or judicial proceedings concerning any Tax matters with respect to the Company or any of its Subsidiaries pending or being conducted or, to the knowledge of the Company, that have been threatened in writing. There are no Claims which have been or, to the knowledge of the Company, may be asserted relating to any Tax Returns of the Company or any of its Subsidiaries (whether federal, state, provincial, local or foreign). No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that the Company or any of its Subsidiaries are or may be subject to Tax by such jurisdiction. Other than as disclosed in Section 28(b) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is or has been subject to Tax in any jurisdiction other than its jurisdiction of incorporation by virtue of having a permanent establishment or other place of business or taxable presence in that jurisdiction. All Taxes that the Company or any of its Subsidiaries are obligated to withhold from amounts paid or owing to any employee, independent contractor, creditor, stockholder, non-resident or other third party have been duly and timely withheld and remitted to the appropriate taxing authority, and all applicable forms with respect thereto have been properly completed and timely filed or provided to the payee (in each case, as required by Law). The Company and its Subsidiaries have charged, collected and remitted on a timely basis all Taxes as required by Law (including under Part IX of the Excise Tax Act (Canada) and any analogous provincial legislation) on any sale, supply or deliver whatsoever made by each of the Company and its Subsidiaries. There is no outstanding waiver or extension of any statute of limitations with respect to the assessment or collection of material Taxes from the Company or any of its Subsidiaries.
(c)Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement or similar agreement with any Person, other than any such agreements solely between or among the Company and its Subsidiaries (excluding, in each case, any commercial agreement entered into in the Ordinary Course and not principally related to Taxes, such as a lease or credit agreement). Neither the Company nor any of its Subsidiaries (i) has been a member of any affiliated, consolidated, combined, unitary or other group for Tax purposes (other than a group of which the Company is the common parent) or (ii) has any liability for Taxes of any Person (or in connection with previously being, or ceasing to be, a member of any affiliated, consolidated, combined, unitary or other group for Tax purposes), as transferee (including for purposes of section 160 of the Tax Act), successor or otherwise.
(d)Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the date hereof as a result of (i) any change in method of accounting for a taxable period (or portion thereof) ending on or before the date hereof or (ii) any action taken or transaction entered into before the date hereof. Neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling from any Governmental Authority or entered into any closing agreement or other written agreement with a Governmental Authority regarding Taxes or Tax matters. The Company and each of its Subsidiaries has complied with all applicable rules regarding transfer pricing, including the execution and maintenance of documentation required to substantiate transfer pricing practices of the Company and its Subsidiaries.
(e)There are no circumstances existing which could result in the application of section 17, section 78 or sections 80 to 80.04 of the Tax Act, or any equivalent provision under Canadian provincial Law, to the Company or any of its Subsidiaries. Other than in the Ordinary Course, the Company and its Subsidiaries have not claimed nor will they claim any reserve under any provision of the Tax Act or any equivalent provincial provision, if any amount could be included in the income of the Company or its Subsidiaries for any period ending after the Closing.
(f)The Purchased Shares will not be “taxable Canadian property” for purposes of the Tax Act at the time they are issued.
(15)Litigation.
(a)Other than as disclosed in Section 29 of the Disclosure Letter, there are not, and since November 14, 2022 there have not been, any Claims pending, resolved, settled or, to the knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries, the business of the Company or of any of its Subsidiaries or affecting any of their respective current or former properties or assets nor, to the knowledge of the Company are there any events or circumstances which could reasonably be expected to give rise to any such Claim.
(b)The Company or its Subsidiaries are not subject to any judgment, Order, writ, injunction, decree or award of any Governmental Authority.

(16)No Brokers. No investment banker, dealer, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries or is entitled to any fee, commission or other payment from the Company or any of its Subsidiaries in connection with this Agreement or any other transaction contemplated by the other Transaction Agreements.
(17)Privacy and Data Protection.
(a)Each of the Company and its Subsidiaries is, and has been, conducting its business in compliance in all material respects with all Data Protection Laws.
(b)There have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of, or any instances of accidental or unlawful destruction, loss or alteration of, any Personal Data in the possession or control of the Company or any of its Subsidiaries and, to the knowledge of the Company, there is no fact or matter which may give rise to the occurrence of any of the foregoing. None of the Company or any of its Subsidiaries has received any written or other notice of any claims or investigations related to alleged violations of Data Protection Laws, applicable privacy policies or Contracts with respect to Personal Data, and, to the knowledge of Company, there are no facts or circumstances which could form the basis for any such claim or investigation.
(c)True, correct and complete copies of all material correspondence between the Company or any of its Subsidiaries, on the one hand, and any Data Protection Authority, on the other hand, have been provided to the Purchaser.
(18)Anti-Spam Laws. Each of the Company and its Subsidiaries is, and has been, conducting its business in compliance with all Anti-Spam Laws, other than acts of non-compliance which individually or in the aggregate are not material.

Schedule B
Representations and Warranties and Acknowledgements
of the Purchaser

(1)Incorporation and Organizational Matters. The Purchaser is a valid and subsisting company existing under the Laws of its jurisdiction of formation and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Purchaser.
(2)Corporate Authorization and Power. The Purchaser has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and each of the other Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby.
(3)Execution and Binding Obligations.
(g)This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to Bankruptcy Laws, and will not violate or conflict with the constating documents of the Purchaser or the terms of any restriction or Contract to which the Purchaser is subject.
(h)Each of the other Transaction Agreements has been or will be duly authorized, executed and delivered by the Purchaser and such Affiliates (as applicable) that is or will be a party thereto and shall constitute a legal, valid and binding obligation of the Purchaser and each of its applicable Affiliates enforceable against such of them in accordance with its terms, subject to Bankruptcy Laws, and will not violate or conflict with the constating documents of the Purchaser and its applicable Affiliates or the terms of any restriction or Contract to which the Purchaser or its applicable Affiliates is subject.
(19)No Bankruptcy. There has not been a Bankruptcy Event with respect to the Purchaser. The Purchaser has sufficient funds to satisfy its obligations under this Agreement.
(20)Securities Laws Matters.
(a)The Purchaser is an “accredited investor” as defined in NI 45-106 and in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”).
(b)The Purchaser is purchasing as principal or is deemed to be purchasing as principal in accordance with Securities Laws, for its own account and not as agent for the benefit of another Person.
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(c)The Purchaser was not created or used solely to purchase or hold securities in reliance on the exemption from the prospectus requirement in Section 2.10 of NI 45-106.
(d)The Purchaser was not offered or sold the Purchased Shares, directly or indirectly, by means of any form of general solicitation or general advertisement under Securities Laws.
(e)The Purchaser acknowledges and understands that the Purchased Shares have not been registered under the Securities Act or any Securities Laws by reason of a specific exemption thereunder and that any stock certificates or statements evidencing the Purchased Shares will be imprinted with legends restricting their transfer other than in compliance with the Securities Act and other Securities Laws.
(6)Security Ownership. Other than the Convertible Debenture, the Purchaser currently holds no securities in the capital of the Company.
(7)Offering Memorandum. The Purchaser has not been provided with, has not requested, and does not need to receive an offering memorandum as defined in applicable Securities Laws.
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Schedule C to Exhibit 10.1
Schedule C
Amended and Restated Investor Rights Agreement

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
between
BT DE INVESTMENTS INC.
and
CHARLOTTE’S WEB HOLDINGS, INC.

[], 2026

[Certain information indicated by [***] has been excluded from this Schedule C to Exhibit 10.1 because it is not material.]

TABLE OF CONTENTS
Section 1.1    Definitions.    1
Section 1.2    Gender and Number.    9
Section 1.3    Headings, etc.    9
Section 1.4    Currency.    9
Section 1.5    Certain Phrases, etc.    9
Section 1.6    Accounting Terms.    9
Section 1.7    Schedules.    9
Section 1.8    References to Persons and Agreements.    9
Section 1.9    Statutes.    10
Section 1.10    Non-Business Days.    10
Section 1.11    No Presumption.    10
ARTICLE 2
NOMINATION RIGHTS
Section 2.1    Board of Directors.    10
Section 2.2    Reserved.    10
Section 2.3    Board Nomination Rights.    10
Section 2.4    Board Committees.    12
Section 2.5    Nomination Procedures.    13
Section 2.6    Replacement Appointment.    14
Section 2.7    Director Compensation.    14
Section 2.8    Director Insurance and Indemnification.    14
Section 2.9    Permitted Disclosure.    14
Section 2.10    Termination of Board Nomination Rights.    15
ARTICLE 3
INFORMATION RIGHTS AND ACCESS; CONFIDENTIALITY
Section 3.1    Information Rights and Access.    15
Section 3.2    Confidentiality.    15
ARTICLE 4
BAT GROUP REPRESENTATIVE
Section 4.1    BAT Group Representative.    16
ARTICLE 5
PRE-EMPTIVE RIGHT AND TOP-UP RIGHT
Section 5.1    Pre-Emptive Right.    17
( i )

Section 5.2    Top-Up Right.    18
Section 5.3    Required Approvals.    19
ARTICLE 6
REGISTRATION RIGHTS
Section 6.1    Demand Registration Rights.    20
Section 6.2    Piggyback Registration Rights.    22
Section 6.3    Underwriters’ Cutback.    22
Section 6.4    Registered Distribution in the United States    23
Section 6.5    Withdrawal of Registrable Securities.    23
Section 6.6    Expenses.    24
ARTICLE 7
DUE DILIGENCE; INDEMNIFICATION
Section 7.1    Preparation; Reasonable Investigation.    24
Section 7.2    Indemnification by the Company.    24
Section 7.3    Defence of Claim.    26
Section 7.4    Contribution.    26
Section 7.5    Survival.    27
Section 7.6    Participating Shareholder as Trustee.    27
ARTICLE 8
OTHER COVENANTS
Section 8.1    Standstill.    27
Section 8.2    Transfer of Common Shares.    28
Section 8.3    Compliance Matters.    29
Section 8.4    Certain Protective Provisions.    29
Section 8.5    Reserved Board Matters.    29
Section 8.6    Additional Relationships    31
ARTICLE 9
REPRESENTATIONS AND WARRANTIES
Section 9.1    Representations and Warranties.    31
ARTICLE 10
GENERAL PROVISIONS
Section 10.1    No Obligation to Finance.    32
Section 10.2    Governing Law and Jurisdiction.    32
Section 10.3    Share Buybacks.    32
( ii )

Section 10.4    All Common Shares Subject to this Agreement.    32
Section 10.5    Changes in Capital of the Company.    32
Section 10.6    BAT Group Permitted Holders Agreement to be Bound.    32
Section 10.7    Constating Documents.    33
Section 10.8    Term and Termination.    33
Section 10.9    Dividends and Distributions.    33
Section 10.10    Notices.    34
Section 10.11    Time of the Essence.    35
Section 10.12    Expenses.    35
Section 10.13    Severability.    35
Section 10.14    Entire Agreement.    35
Section 10.15    Successors and Assigns.    35
Section 10.16    Third Party Beneficiaries.    36
Section 10.17    Amendments.    36
Section 10.18    Waiver.    36
Section 10.19    Injunctive Relief.    36
Section 10.20    Further Assurances.    36
Section 10.21    Counterparts.    36

( iii )

ADDENDA
Schedule A Registration Rights Procedures
Schedule B    Competitors of the Company
Schedule C    Competitors of the Security Holder

( iv )

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT dated [], 2026 (this “Agreement”) is made by and between BT DE INVESTMENTS INC., a corporation existing under the Laws of the State of Delaware (the “Security Holder”), and CHARLOTTE’S WEB HOLDINGS, INC., a corporation existing under the Laws of the Province of British Columbia (the “Company”).
RECITALS:
A.On November 14, 2022, the Security Holder subscribed for a convertible debenture of the Company in the original principal amount of $75,341,080 (the “Convertible Debenture”), and in connection therewith entered into an investor rights agreement with the Company (the “Original Investor Rights Agreement”).
B.Pursuant to a subscription agreement dated as of March 30, 2026 (the “Subscription Agreement”), the Security Holder subscribed for additional [] Common Shares, which Common Shares were issued on the date hereof (the “Subscription”).
C.In connection with and concurrently with the closing of the Subscription, the Security Holder and the Company delivered an agreement dated as of the date hereof (the “Debenture Conversion and Amendment Agreement”) pursuant to which the Security Holder and the Company agreed to amend certain terms of the Convertible Debenture and subsequently convert the outstanding principal and any accrued and unpaid interest thereunder into 93,122,016 Common Shares (the “Conversion Shares”), which Convertible Debenture was converted and Conversion Shares were issued on the date hereof.
D.In connection with the acquisition of the Conversion Shares and the closing of the Subscription, the Security Holder and the Company wish to amend and restate the Original Investor Rights Agreement on the terms set forth below.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:
Article 1
DEFINITIONS AND INTERPRETATION
Section 1.1.Definitions.
Whenever used in this Agreement, the following terms shall have the meanings set forth below:
“Act” means the Business Corporations Act (British Columbia).

(8)“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, that, with respect to the Security Holder, “Affiliate” shall also include (1) BAT Parent and (2) all entities in which BAT Parent owns, directly or indirectly, an equity ownership of at least 50%.
(9)“Agreement” has the meaning ascribed to such term in the preamble to this Agreement.
“At-the-Market Distribution” means a distribution of Common Shares pursuant to an at-the-market program implemented by the Company pursuant to NI 44-102 or similar offerings implemented in accordance with applicable United States securities Laws.
“Available Nominees” means, at any time, the maximum number of Directors based on the size of the Board at such time.
“Audit Committee” means the Audit Committee of the Board, as the same may be constituted from time to time.
“Authorization” means, with respect to any Person, any Order, license, permit, certification, approval, registration, consent, authorization, clearance, franchise, qualification, filing, privilege, variance or exemption issued or granted by, or any Contract with, any Governmental Authority having jurisdiction over such Person and/or any of its assets or any applicable stock exchange on which securities of such Person are listed, as the same may have been, or may from time to time be, amended, supplemented or replaced.
“BAT Group Representative” has the meaning ascribed to such term in Section 4.1(1).
“BAT Group” means, collectively, BAT Parent and its Affiliates, and “member of the BAT Group” means any one of them, as the context requires.
“BAT Group Permitted Holders” means, collectively, the Security Holder and any other member of the BAT Group.
“BAT Parent” means British American Tobacco plc.
“Board” means the board of directors of the Company, as the same may be constituted from time to time.
“Board Observer” means each of the individuals designated as an observer of the Board pursuant to Section 2.3(5).
“Bought Deal Distribution” means a public offering of securities as described in the definition of “bought deal agreement” in Section 7.1 of National Instrument 44-101 – Short Form Prospectus Distributions or similar offerings implemented in accordance with applicable United States securities Laws.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario, New York City, New York or London, United Kingdom are authorized or required by Law to close.
“Cannabis” means: (1) all living or dead material, plants, seeds, plant parts or plant cells from any cannabis species or subspecies (including sativa, indica and ruderalis), including wet and dry material, derivatives, trichomes, oil and extracts from cannabis (including cannabinoid or terpene extracts from the cannabis plant); and (2) biologically or synthetically synthesized analogs of cannabinoids extracted from the cannabis plant using micro-organisms, including (a) cannabis and marijuana or marihuana (as such terms are defined under Law, including the Cannabis Act and Section 802 of Title 21 of the United States Code) and (b) “hemp” or “industrial hemp” (as such terms are defined in the Industrial Hemp Regulations issued under the Cannabis Act, Section 1639(o) of Title 7 of the United States Code, or other Laws).
“Cannabis Act” means the Cannabis Act (Canada).
“Cannabis Authorizations” means all Authorizations issued or granted, or required to be issued or granted, to a Person under or pursuant to Cannabis Laws, including all Contracts with Governmental Authorities thereunder or relating thereto.
“Cannabis Laws” means all Laws and other statutory requirements relating to Cannabis, including the Cannabis Act, and all Cannabis Authorizations.
“Change of Control” means:
(1)Any, direct or indirect, acquisition, purchase, subscription or sale (or any lease, long-term supply agreement, exclusive licensing agreement or other arrangement having the same economic effect as an acquisition, purchase or sale) of:
(a)assets of the Company and/or one or more of its Subsidiaries that, individually or in the aggregate, constitute 50% or more of the consolidated assets or contribute 50% or more of the consolidated revenue of the Company and its Subsidiaries, taken as a whole; or
(b)50% or more of any voting or equity securities of the Company or any of its Subsidiaries (or rights or interests in such voting or equity securities, including Convertible Securities that, if exercised or converted would result in a Person or group of Persons beneficially owning 50% or more of any class of voting or equity securities of the Company or one or more of its Subsidiaries);
(2)any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or similar transaction or series of transactions that, if consummated, would result in a Person or group of Persons beneficially owning 50% or more of any class of voting or equity securities of the Company or one or more of its Subsidiaries;

(3)any plan of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or other similar transaction or series of transactions involving the Company or any of its Subsidiaries that, if consummated, would result in a Person or group of Persons beneficially owning 50% or more of any class of voting or equity securities of the Company or one or more of its Subsidiaries or any successor entity upon completion; or
(4)any other transaction or series of related or unrelated transactions involving the Company and/or any of its Subsidiaries that has a substantially similar effect as any of the foregoing.
“Committee” means each of the Audit Committee, Compensation Committee, the Corporate Governance and Nominating Committee and any other committee of the Board established by the Board from time to time.
“Common Shares” means the common shares in the capital of the Company.
“Company” has the meaning ascribed to such term in the preamble to this Agreement.
“Company Initiated Prospectus Distribution” has the meaning ascribed to such term in Section 6.3(1)(a).
(5)“Company Shareholders” means, collectively, all Persons that own and/or control, directly or indirectly, Common Shares.
(6)“Compensation Committee” means the Compensation Committee of the Board, as the same may be constituted from time to time.
(7)“Competitor” means (1) with respect to the Company, the entities listed on Schedule B attached hereto (as such Schedule may be amended or supplemented from time to time by Company with the consent of the BAT Group Representative (which consent shall not be unreasonably withheld, conditioned or delayed) and (2) with respect to the Security Holder, the entities listed on Schedule C attached hereto (as such Schedule may be amended or supplemented from time to time by the BAT Group Representative with the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).
(8)“Conditions” has the meaning ascribed to such term in Section 2.5.
(9)“Confidential Information” means, with respect to the Company and its Subsidiaries, on the one hand, and the Security Holder and its Affiliates, on the other hand, all confidential or proprietary information, intellectual property and confidential facts relating to the business and affairs of the Company and its Subsidiaries, on the one hand, or the Security Holder and its Affiliates, on the other hand, respectively, including their respective customers, products, services, technology, trade secrets, know-how, systems and operations; provided, that “Confidential Information” does not include any information that: (1) is or becomes generally available to the public other than as a result of disclosure, directly or indirectly, by the Security Holder or any of its Affiliates or any of their respective Representatives, on the one hand, or the Company or any of its Subsidiaries or any of their respective Representatives, on the other hand, in violation of Section 3.2; (2) is or becomes available to the Security Holder or its Affiliates or any of their respective Representatives, on the one hand, or the Company or any of its Subsidiaries or any of their respective Representatives, on the other hand, on a non-confidential basis from a source other than the other or any of its Representatives, as applicable, unless the applicable Person knew, after reasonable inquiry, that such source was prohibited from disclosing the information to it by a contractual, fiduciary or other legal obligation; or (3) the Security Holder, on the one hand, or the Company, on the other hand, can show was independently acquired or developed by or on behalf of the Security Holder or any of its Affiliates or any of their respective Representatives, on the one hand, or by the Company or any of its Subsidiaries or any of their respective Representatives, on the other hand, prior to the disclosure by or on behalf of the other of, and without the use of any, Confidential Information.
(10)“Constating Documents” means, collectively, the notice of articles and articles of the Company, or other similar formation documents, as applicable and other constating documents of the Company and its Subsidiaries, in each case, as the same may be amended, restated, replaced, modified and/or supplemented from time to time.
(11)“Contract” means any agreement, indenture, contract, lease, deed of trust, license, option, instruments, arrangement, obligation, understanding or other commitment, in each case whether written or oral.
(12)“control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the affairs, management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by Contract or otherwise. The terms “controlling” and “controlled by”, shall have correlative meanings.
(13)“Conversion Shares” has the meaning ascribed to such term in the recitals to this Agreement.
(14)“Convertible Debenture” has the meaning ascribed to such term in the recitals to this Agreement.
“Convertible Securities” means any securities in the capital of the Company or any of its Subsidiaries that are convertible into, exercisable or exchangeable for, or otherwise grant the right to acquire, Common Shares (for greater certainty, including any warrants, stock options, subscription receipts and any equity grants issued pursuant to the Equity Incentive Plans from time to time).

“Corporate Governance and Nominating Committee” means the Corporate Governance and Nominating Committee of the Board, as the same may be constituted from time to time.
“Demand Registration” has the meaning ascribed to such term in Section 6.1(1).
“Director” means a director on the Board.
“Director Nominees” means, collectively, the Nominees designated as such, by the BAT Group Representative pursuant to Section 2.5, and “BAT Director Nominee” means any one of them, as the context requires.
“Directors Election Meeting” means any meeting of Company Shareholders at which individuals are proposed for election as Directors.
“Distributed Securities” means any Common Shares or Convertible Securities distributed or issued pursuant to a Distribution.
“Distribution” means any distribution or issuance by the Company or any of its Subsidiaries of Common Shares and/or Convertible Securities (for greater certainty, including any Prospectus Distribution and the payment of any dividend in Common Shares and/or Convertible Securities), other than any (1) Exempt Distribution and (2) issuance of Common Shares upon exercise or vesting of Convertible Securities in the Ordinary Course pursuant to the Equity Incentive Plans.
“Distribution Notice” has the meaning ascribed to such term in Section 5.1(2).
“Equity Incentive Plans” means, collectively, all plans of the Company and/or any of its Subsidiaries in effect from time to time pursuant to which securities of the Company and/or any of its Subsidiaries may be issued, or options or other securities convertible or exercisable into, or exchangeable for, securities of the Company and/or any of its Subsidiaries may be granted, to the Persons set out therein, including the equity incentive plan approved by the Company Shareholders at the annual general and special meeting of the Company Shareholders held on June 13, 2024 and any equity incentive plan of the Company approved by the Board that is substantially similar to such plan.
“Exempt Distribution” means any distribution or issuance by the Company or any of its Subsidiaries approved by the Board of: (1) Convertible Securities issued, and Common Shares issued on the exercise, conversion or exchange of such Convertible Securities, in each case pursuant to the Equity Incentive Plans in accordance with the terms thereof; (2) Common Shares pursuant to the exercise, conversion or exchange of any issued and outstanding Convertible Securities on the date hereof in accordance with the terms thereof, as applicable; (3) Common Shares pursuant to the exercise, conversion or exchange of Convertible Securities in accordance with the terms thereof, in each case, where such Convertible Securities were issued pursuant to the Pre-Emptive Right in accordance with Section 5.1 or Top-Up Rights in accordance with Section 5.2; (4) Common Shares as purchase price consideration in connection with any business acquisition by the Company or any of its Subsidiaries, whether structured as a purchase of shares or assets and/or effected pursuant to an amalgamation, arrangement, merger or other business combination transaction; (5) Common Shares as de minimis equity kickers to bona fide third party debt financing sources of the Company or any of its Subsidiaries; (6) Common Shares pursuant to any At-the-Market Distribution or Bought Deal Distribution; (7) distributions or issuances which, pursuant to Securities Laws and applicable United States securities Laws, would require shareholder approval (but only to the extent that the participation of the BAT Group Permitted Holders triggers such requirement); (8) Common Shares issued pursuant to any employee share purchase plan in effect; (9) securities issuable pursuant to any contractual obligation existing as of the date hereof; and (10) Common Shares issuable by way of a dividend to all existing Company Shareholders.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authority” means (1) any domestic or foreign government, whether national, federal, provincial, state, regional, territorial, municipal or local (whether administrative, legislative, executive or otherwise); (2) any domestic or foreign agency, authority, ministry, department, regulatory authority, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government, including Health Canada, the United States Food and Drug Administration, the United States Department of Agriculture, the United States Drug Enforcement Agency and any other applicable regulatory authorities, whether national, federal, provincial, state, regional, territorial, municipal or local (whether administrative, legislative, executive or otherwise), with oversight of the Cannabis industry and any business or operations within the Cannabis industry generally; and (3) any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions, including the Canadian Securities Regulators.
“Indemnified Person” has the meaning ascribed to such term in Section 7.3.
“Initiating Notice” has the meaning ascribed to such term in Section 6.1(1).
“Law” means any and all applicable: (1) foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal bylaw, Order or other requirement having the force of law; (2) policy, practice, protocol, standard or guideline of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law; and (3) rules of the TSX or such other national stock or securities exchange on which the Common Shares are principally traded.
“Lock-Up Period” has the meaning ascribed to such term in Section 8.2(1).
“Minimum Price” has the meaning ascribed to such term in Section 6.1(6).

“NI 44-102” means National Instrument 44-102 – Shelf Distributions.
“Nomination Letter” has the meaning ascribed to such term in Section 2.5.
“Nominee Cure Period” has the meaning ascribed to such term in Section 2.3(2).
“Nominees” means, collectively, the nominees that are proposed for election as Directors by the Company and included in a management information circular of the Company relating to the election of Directors at a Directors Election Meeting, and “Nominee” means any one of them, as the context requires.
“Notice” has the meaning ascribed to such term in Section 10.10(1).
“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.
“Ordinary Course” means, with respect to an action taken by a Person, that such action is consistent with the past practices of such Person (including with respect to quantity, subject to reasonable adjustment for inflation, and frequency) and is taken in the ordinary course of normal operations of such Person.
(15)“Original Investor Rights Agreement” has the meaning ascribed to such term in the recitals to this Agreement.
“Partially Diluted Ownership Percentage” means, at any time, the direct and/or indirect aggregate ownership interest of the BAT Group Permitted Holders in the Company, expressed as a percentage, calculated as follows: (1)(a) the aggregate number of issued and outstanding Common Shares owned and/or controlled by the BAT Group Permitted Holders at such time, plus (b) the aggregate number of Common Shares represented by any issued and outstanding Convertible Securities owned and/or controlled by the BAT Group Permitted Holders at such time, if applicable (assuming the conversion, exercise and/or exchange thereof); divided by (2)(a) the aggregate number of issued and outstanding Common Shares at such time, plus (b) the aggregate number of Common Shares represented by any issued and outstanding Convertible Securities owned and/or controlled by the BAT Group Permitted Holders at such time, if applicable (assuming the conversion, exercise and/or exchange thereof) and excluding, for greater certainty, any Common Shares represented by any other issued and outstanding Convertible Securities owned and/or controlled by any other Person at such time.
“Participating Shareholders” means the BAT Group Permitted Holders exercising their rights under Section 6.1 or Section 6.2, as the case may be, and a “Participating Shareholder” means any of them;
“Parties” means, collectively, the Security Holder and the Company, and “Party” means any one of them, as the context requires.

“Person” means any individual, corporation, partnership, limited partnership, firm, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.
“Piggyback Shareholder” has the meaning ascribed to such term in Section 6.2.
“Piggyback Notice” has the meaning ascribed to such term in Section 6.2.
“Piggyback Registration” has the meaning ascribed to such term in Section 6.2.
“Pre-Emptive Right” has the meaning ascribed to such term in Section 5.1(1).
“Pre-Emptive Right Subscription Notice” has the meaning ascribed to such term in Section 5.1(3).
“Prospectus” means a prospectus (as such term is used in National Instrument 41-101 – General Prospectus Requirements), as varied in accordance with National Instrument 44-102, as the same may be required under applicable Canadian Securities Laws.
“Prospectus Distribution” means a distribution of Common Shares to the public under Canadian Securities Laws by way of a Prospectus in one or more Qualifying Jurisdictions, except for any At-the-Market Distribution.
“Qualification Expenses” has the meaning ascribed to such term in Section 6.6.
“Qualifying Jurisdictions” means, collectively, all of the provinces and territories of Canada.
“Representative” means, with respect to any Person, such Person’s directors, officers, employees, agents, consultants, insurers, financing sources, legal counsel, accountants, advisors and other representatives; provided, that, with respect to the Security Holder and each other member of the BAT Group for purposes of Section 3.2, “Representative” shall also include a prospective purchaser of Common Shares or Convertible Securities from the Security Holder (or any other BAT Group Permitted Holder) that agrees to be bound by the provisions of Section 3.2(1), mutatis mutandis.
“Registrable Securities” means: (1) any Common Shares owned and/or controlled by the Security Holder or any Affiliate; (2) any Common Shares issuable upon the exercise, conversion or exchange of any Convertible Securities owned and/or controlled by the Security Holder or any Affiliate as of the date of this Agreement, in each case, to the extent exercisable, convertible or exchangeable; and (3) all Common Shares directly or indirectly issued or issuable with respect to the securities referred to in the foregoing (1) and (2) by way of share dividend or share split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain any Registrable Securities, whether or not such acquisition has actually been effected).

“Restricted Activity” means any line of business concerning Cannabis in which the Company does not operate as of the date hereof and where such operations or activities are not legal under the Laws of the jurisdiction in which such operations or activities are carried out.
(16)“Securities Act” means the Securities Act (Ontario).
(17)“Securities Laws” means, collectively, the United States federal securities Laws and the securities Laws of each of the provinces and territories of Canada and any other jurisdictions in which the Common Shares are listed, and the respective regulations, instruments and rules made thereunder, together with all applicable published policy statements, notices, blanket orders, “no action” letters and rulings of the applicable Securities Regulators and the securities commissions or other securities regulatory authorities of each other jurisdiction in which the Common Shares are listed, including the applicable rules and requirements of the TSX.
“Securities Regulators” means, collectively, the United States Securities and Exchange Commission and the securities commissions or other securities regulatory authorities in each of the Qualifying Jurisdictions.
“Security Holder” has the meaning ascribed to such term in the preamble to this Agreement.
(18)“Share Buyback” has the meaning ascribed to such term in Section 10.3.
“Subscription” has the meaning ascribed to such term in the recitals to this Agreement.
(19)“Subscription Agreement” has the meaning ascribed to such term in the recitals to this Agreement.
(20)“Subsidiaries” means, with respect to any Person, any other Person with respect to which the first Person: (1) has the right to elect a majority of the board of directors or other Persons performing similar functions; or (2) beneficially owns more than 50% of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.
(21)“Taxes” means any and all: (1) taxes, duties, fees, excises, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, gains, windfall, royalty, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, property, real or personal property, development, occupancy, employee health, payroll, employment, workers’ compensation, employment or unemployment, severance, health, social services, education, utility and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and registration fees and all employment insurance, health insurance and other pension plan premiums or contributions imposed by any Governmental Authority; (2) interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in clause (1) or this clause (2); (3) any liability for the payment of any amounts of the type described in clauses (1) or (2) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (4) any liability for the payment of any amounts of the type described in clauses (1) or (2) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any Person.
“Top-Up Notice” has the meaning ascribed to such term in Section 5.2(3).
“Top-Up Right” has the meaning ascribed to such term in Section 5.2(1).
“Top-Up Right Subscription Notice” has the meaning ascribed to such term in Section 5.2(3).
(22)“Transaction Agreements” means, collectively, this Agreement, the Subscription Agreement, the Debenture Conversion and Amendment Agreement and all agreements, certificates and other instruments delivered pursuant hereto and thereto.
(23)“Transfer” has the meaning ascribed to such term in Section 8.2(1).
(24)“TSX” means the Toronto Stock Exchange.
“underwriter” and all terms which are derivatives thereof shall be deemed to include “best efforts agent” and all terms which are derivatives thereof, as appropriate.
“Underwriters’ Cutback” has the meaning ascribed to such term in Section 6.3.
“Valid Business Reason” has the meaning ascribed to such term in Section 6.1(3)(c).
Section 1.1.Gender and Number.
Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.
Section 1.2.Headings, etc.
The provision of a Table of Contents, the division of this Agreement into Articles and Sections, and the insertion of headings, are for convenience of reference only and do not affect the interpretation of this Agreement.

Section 1.3.Currency.
All references in this Agreement to dollars or to $ are expressed in Canadian currency unless otherwise specifically indicated.
Section 1.4.Certain Phrases, etc.
In this Agreement, unless otherwise specified:
(1)the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”;
(2)the phrase “the aggregate of”, “the total of”, “the sum of” or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”;
(3)the words “Article”, “Section” and “Schedule” followed by a number mean and refer to the specified Article, Section or Schedule of this Agreement; and
(4)in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
Section 1.5.Accounting Terms.
All accounting terms not specifically defined in this Agreement are to be interpreted in accordance with GAAP.
Section 1.6.Schedules.
(5)The Schedules attached to this Agreement form an integral part of this Agreement for all purposes hereof.
Section 1.7.References to Persons and Agreements.
Any reference in this Agreement to a Person includes its heirs, administrators, executors, legal representatives, successors and permitted assigns, as applicable. Except as otherwise provided in this Agreement, the term “Agreement” and any reference to this Agreement, or to any other agreement, document or other instrument, includes, and is a reference to, this Agreement or such other agreement, document or other instrument, as the same may have been, or may from time to time be, amended, restated, replaced, supplemented or novated, and includes all schedules hereto.

Section 1.8.Statutes.
Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute, and all rules and regulations made thereunder, as the same may have been, or may from time to time be, amended, re-enacted or replaced.
Section 1.9.Non-Business Days.
Whenever payments are to be made, or an action is to be taken, on a day which is not a Business Day, such payment shall be made, or such action shall be taken, on or not later than the next succeeding Business Day.
Section 1.10.No Presumption.
This Agreement is the product of negotiation by the Parties having the assistance of counsel and other advisers. It is the intention of the Parties that neither Party shall be presumed to be the drafter hereof and that this Agreement not be construed more strictly with the regard to one Party than to the other Party.
Article 2
NOMINATION RIGHTS
Section 1.1.Board of Directors.
On the date hereof, the Company’s Board consists of six Directors, which Directors are: Matthew E. McCarthy, Angela McElwee, Maureen Usifer, Jared Stanley and William Morachnick, and Borgia Walker, who is a nominee of the Security Holder. The Company will take all action necessary or proper to increase the size of the Board in the event the Security Holder elects to nominate one or more Director Nominees pursuant to this Article 2.
Section 1.2.Reserved.
Section 1.3.Board Nomination Rights.
(1)Prior to the first Directors Election Meeting held following the date hereof, the Board shall appoint to the Board a nominee designated by the BAT Group Representative no fewer than 30 days following such designation; provided, that no such appointment shall be required if such nominee does not satisfy the Conditions, in which case the BAT Group Representative shall be entitled to designate alternative nominee(s).
(2)From and after the date of this Agreement, the BAT Group Permitted Holders shall be entitled to designate in accordance with the nomination procedures contained in Section 2.5 such percentage of the Available Nominees as corresponds to the BAT Group Permitted Holders’ Partially Diluted Ownership Percentage, rounding down to the nearest whole member; provided, that in no event shall the BAT Group Permitted Holders be entitled to fewer than 2 nominees. By way of illustration, if the BAT Group

Permitted Holders’ Partially Diluted Ownership Percentage is 20%, the BAT Group Permitted Holders shall be entitled to designate 20% of the Available Nominees (e.g., 2 of 10). In the event the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders falls in a manner that would alter the number of Available Nominees to which the BAT Group Permitted Holders are entitled in accordance with the foregoing, the BAT Group Permitted Holders may, during the 90-day period following such event (or, if such event results from an Exempt Distribution or Bought Deal Distribution, during the 90-day period following receipt by the BAT Group Representative of a Top-Up Notice relating to such Exempt Distribution or Bought Deal Distribution (the “Nominee Cure Period”), acquire Common Shares or Convertible Securities to allow the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders to exceed such threshold (in which case such Common Shares or Convertible Securities would be deemed to be beneficially owned by the BAT Group Permitted Holders as of immediately prior to the first day of such Nominee Cure Period).
(3)In the event that the number of Director Nominees serving on the Board exceeds the number of Nominees that the BAT Group Permitted Holders are entitled to nominate under Section 2.3(1), Section 2.3(2) or this Section 2.3(3), as the case may be, due to the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders being less than the applicable minimum percentage thresholds for a period equal to 120 days following the expiration of the Nominee Cure Period set forth in Section 2.3(2), provided that (x) if a Top-Up Right is then exercisable, the period shall not end prior to the expiry of the period for exercise thereof, and (y) if there is a blackout period imposed by the Company during such 120-day period, the period shall not expire until the 120th day following the expiry of the last such blackout:
(a)the BAT Group Permitted Holders shall notify the Company promptly thereof;
(b)upon the written request of the Company, the BAT Group Permitted Holders shall cause such number of the Director Nominee(s) in excess of the number of Nominee(s) that BAT Group Permitted Holders are entitled to nominate to forthwith resign; and
(c)if no such request is made by the Company, the Director Nominee(s) shall continue until his, her or their term expires at the next Directors Election Meeting, as applicable, or, if earlier, such Director Nominee(s) otherwise resign(s), become(s) incapacitated, die(s) or cease(s) to be qualified to act as a Director.
(4)In the event that the BAT Group Permitted Holders have designated fewer Director Nominees than the total number of Nominees that the BAT Group Permitted Holders are entitled to designate pursuant to Section 2.3(1), Section 2.3(2) or Section 2.3(3), as the case may be, then the BAT Group Permitted Holders shall have the right, at any time and from time to time, to designate such additional Director Nominee(s) to which they are entitled hereunder, in which case, the Company and the Directors shall take all necessary corporate action, to the fullest extent permitted by Law (for greater certainty, not including the calling of a meeting of Company shareholders other than the next regularly scheduled annual or special Company shareholder meeting), to promptly:
(a)enable the BAT Group Permitted Holders to designate and effect the election or appointment of such additional Director Nominee(s); and
(b)appoint such Director Nominee(s) to fill any available vacancies or, to the extent not so permitted, nominate any such Director Nominee for election as a Director at the next Directors Election Meeting in accordance with Section 2.5.
(5)The BAT Group Permitted Holders may, at any time and from time to time, upon written notice to the Company, designate any or all of the Director Nominees as non-voting Board Observers. In such an event, the BAT Group Permitted Holders shall use commercially reasonable efforts to cause such Director Nominee(s) to resign from the Board and the Company shall record such resignation(s) in the Company’s books and records. All non-voting Board Observers designated as such by the BAT Group Permitted Holders shall be entitled to the following rights and obligations:
(a)The Board Observers appointed by the BAT Group Permitted Holders will receive from the Company written notice of and be invited to attend and observe all Board meetings with notice provided in the same form and at the same time as the Directors. The Board Observers will be entitled to participate in all meetings of the Board absent written advice from outside counsel to the Company that participation by such Board Observers would give rise to a conflict of interest and then, only following notice to the Board Observers that such advice has been rendered and after providing each Board Observer with an opportunity to respond to the Board regarding such advice. Board Observers will have no right to vote on any matter presented to the Board for a vote but will, subject to each Board Observer’s entry into a commercially reasonable confidentiality agreement, be entitled to receive all information, correspondence or materials provided to the Board contemporaneously with delivery of such information or materials to the members of the Board and the Board Observers will have an express right to consult with members of the Board with respect to material matters raised at any such meetings. The Board Observers will also be entitled to copies of all written actions circulated to the members of the Board and no written action of the Board will be deemed effective unless the Board Observers have been provided with a reasonable opportunity to review such proposed action and an opportunity to discuss it with members of the Board.
(b)No Board Observer will be entitled to compensation from the Company for service as a Board Observer. Attendance of a Board Observer at any meeting of the Board will not count towards any quorum requirement for the Board for the purposes of any Board meeting and no Board Observer will hold any of the legal responsibilities attributable to Directors under Law.
(c)The right to appoint Board Observers is personal to the BAT Group Permitted Holders and not transferable to any Person that is not a BAT Group Permitted Holder.
(6)For greater certainty, the selection of Nominees other than the Director Nominees designated by the BAT Group Permitted Holders pursuant to this Section 2.3, shall rest with the Board, or the Corporate Governance and Nominating Committee, if so determined by the Board.
(7)If the Company is at any time a Subsidiary of another body corporate, then the BAT Group Permitted Holders shall have the right to representation on the board of directors or other similar governing body of such body corporate in the same proportion as their representation on the Board under Section 2.3(1), Section 2.3(2) or Section 2.3(3), as the case may be, subject to the terms and conditions of this Article 2, mutatis mutandis. For greater certainty, this Section 2.3(7) shall not apply to the board of directors or other similar governing body of a third party, if such third party acquires more than 50% of the Common Shares from time to time.
Section 1.4.Board Committees.
(1)For so long as the BAT Group Permitted Holders have the right to designate at least one Nominee pursuant to Section 2.3(1) or Section 2.3(2), as applicable, the BAT Group Permitted Holders shall have the right to designate one non-voting observer to any Committee to the extent that a Director Nominee is not already a voting member of such Committee. All non-voting Committee observers shall be entitled to attend all Committee meetings, and to receive all notices, correspondence and materials associated therewith, as if such non-voting Committee observers were members of the applicable Committee; provided, that they shall not: (a) hold any voting authority attributable to Committee members whatsoever; (b) count towards the quorum of the Committee for the purposes of any Committee meeting; or (c) hold any of legal responsibilities attributable to Committee members under Law.
(2)All Director Nominees shall be eligible to be appointed to any of the Committees from time to time as may be determined by the Board; provided, that each such individual (a) has the expertise for the applicable Committee and (b) meets applicable independence standards, in each case, required by Securities Laws.

Section 1.5.Nomination Procedures.
(1)The Company shall notify the BAT Group Representative (on behalf of the BAT Group Permitted Holders having a right to designate one or more Nominees under Section 2.3) of any Directors Election Meeting at least 60 days prior to the date of such Directors Election Meeting.
(2)At least 45 days, and no more than 75 days, before each Directors Election Meeting, the BAT Group Representative (on behalf of the BAT Group Permitted Holders having a right to designate one or more Director Nominees) will deliver to the Company (c/o the Corporate Governance and Nomination Committee) in writing the name of its respective Nominee(s) together with the information regarding such Nominee(s) (including the number of Common Shares beneficially owned or controlled by such Nominee) that the Company is required by the Act and applicable Securities Laws to include in a management information circular of the Company to be sent to Company Shareholders in respect of such Directors Election Meeting, and such other information, including a biography of such Nominee(s), that is consistent with the information the Company intends to publish about Nominees as Directors of the Company in such management information circular (the “Nomination Letter”). In the event that the Company, acting reasonably, requires additional information regarding the Nominee, the BAT Group Representative shall promptly provide any such requested information.
(3)If the BAT Group Representative (on behalf of the BAT Group Permitted Holders) fails to deliver the Nomination Letter to the Company at least 45 days before the Directors Election Meeting, the BAT Group Representative shall be deemed to have designated (i) the same BAT Director Nominee that serves (or each of the same Director Nominees that serve) as a Director of the Company at such time, subject to such individual(s) satisfying the Conditions for re-election to the Board or (ii) no Director Nominees, if there is no BAT Director Nominee serving at such time.
(4)Notwithstanding anything to the contrary in this Agreement, each Director Nominee shall, at all times while serving on the Board, (a) meet the qualification requirements to serve as a Director under the Act, applicable Securities Laws and the Constating Documents, (b) comply with applicable provisions of the Act, and (c) comply with the written terms of reference or policies approved in effect with respect to the conduct of the Board and applicable Committees (e.g. Company Blackout Policy) (collectively, the “Conditions”). No Director Nominee may be an individual who: (x) has been convicted of a felony or a crime involving moral turpitude; or (y) is not acceptable to the TSX, any other securities exchange on which the Common Shares are listed, any of the Canadian Securities Regulators, securities commissions or other securities regulatory authorities of any other jurisdiction in which the Common Shares are listed or to which the Company is subject, or the Company (acting reasonably).

(5)The Director Nominee(s) shall be nominated by or at the direction of the Board or an authorized officer of the Company, including pursuant to a notice of meeting, to stand for election to the Board at the Directors Election Meeting and the Company shall solicit proxies from the holders of Common Shares in respect thereof, which solicitation obligation will be satisfied by delivery of a form of proxy to the holders of Common Shares following standard procedures and, where applicable, consistent with past practice.
(6)The Company shall: (a) nominate for election and include in any management information circular relating to any Directors Election Meeting (or submit to Company Shareholders by written consent, if applicable) each individual designated as a Director Nominee under Section 2.3 in accordance with this Section 2.5; (b) recommend (and reflect such recommendation in any management information circular relating to any Directors Election Meeting or in any written consent submitted to Company Shareholders for the purpose of electing Directors of the Company) that the Company Shareholders vote to elect such Director Nominee(s) as a Director for a term of office expiring at the closing of the subsequent annual meeting of the Company Shareholders; (c) use commercially reasonable efforts to solicit and obtain proxies in favour of and otherwise support the election of such Nominee(s) at the applicable Directors Election Meeting, each in a manner no less favourable than the manner in which the Company supports its own Nominees for election at the applicable Directors Election Meeting; (d) take all steps which may be reasonably necessary or appropriate to recognize, enforce and comply with the rights of the BAT Group Permitted Holders under this Article 2; and (e) subject to compliance with Law and stock exchange requirements, not take, authorize or approve any action, including the adoption of any amendments to any of its Constating Documents, that would or would reasonably be expected to, individually or in the aggregate, eliminate, limit or otherwise frustrate in any way the rights of the BAT Group Permitted Holders under this Article 2.
Section 1.6.Replacement Appointment.
(1)In the event of the resignation, death or incapacity of a Director Nominee that is serving on the Board, or in the event that a Director Nominee that is serving on the Board at any time ceases to satisfy any of the Conditions, the BAT Group Permitted Holders shall be entitled to designate an individual satisfying each of the Conditions to replace such Director Nominee to serve on the Board by delivery of a written notice by the BAT Group Representative to the Company within 45 days after the Director Nominee resigns, dies or becomes incapacitated, or ceases to satisfy any of the Conditions, as applicable, and to the extent permitted by the Act and the Constating Documents, the Board shall promptly appoint such individual as a Director, or to the extent not so permitted, nominate such individual for election as a Director at the next Directors Election Meeting in accordance with Section 2.5.

(2)For the avoidance of doubt, for so long as the BAT Group Permitted Holders have the right to designate at least one Nominee pursuant to Section 2.3(1) or Section 2.3(2), as applicable, without the BAT Group Representative’s prior written consent, the Company shall ensure that no action is taken, authorized or approved by or on behalf of the Company or the Board, to remove a Director Nominee from the Board, other than in the event (a) of the resignation, death or incapacity of a Director Nominee that is serving on the Board, or (b) that a Director Nominee that is serving on the Board at any time ceases to satisfy any of the Conditions, in each of which case the provisions of Section 2.6(1) shall apply.
Section 1.7.Director Compensation.
No Director Nominee who is an officer, employee or consultant of the BAT Group will be entitled to any compensation for his or her service as a Director or member of any Committee.
Section 1.8.Director Insurance and Indemnification.
(1)The Company shall obtain and maintain customary directors’ and officers’ liability insurance on commercially reasonable terms.
(2)The Company and each Director Nominee that has been elected or appointed to the Board, as the case may be, shall, upon request from such Director Nominee, enter into a customary director indemnity agreement.
Section 1.9.Permitted Disclosure.
(3)Each Director Nominee and Board Observer shall be permitted to disclose to any member of the BAT Group information about the Company and its Subsidiaries that he or she receives as a result of being a Director or Board Observer, as applicable; provided, that the recipient of such disclosure is directed to keep confidential and not disclose any Confidential Information, in each case, in accordance with Section 3.2.
Section 1.10.Termination of Board Nomination Rights.
(4)The Board observation and nomination rights contained in this Article 2 are personal to the BAT Group Permitted Holders and not transferable to any Person that is not a BAT Group Permitted Holder. If the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders does not meet or exceed 10% following the expiration of the Nominee Cure Period, the Board observation and nomination rights contained in this Article 2 shall terminate and be of no further force and effect.

Article 3
INFORMATION RIGHTS AND ACCESS; CONFIDENTIALITY
Section 1.1.Information Rights and Access.
Subject to compliance with anti-trust Laws, the Company shall provide to the Security Holder (or such other member of the BAT Group that so requests): (1) any financial or other information relating to the Company, its Subsidiaries and their respective businesses and operations; and (2) reasonable access to the books, records, properties, employees and management of the Company and its Subsidiaries during normal business hours, upon reasonable advance notice, and without causing undue interference to the operation of the Company’s and its Subsidiaries’ business in the Ordinary Course, in each case, as is necessary or reasonably required by the BAT Group in order to: (a) comply with the legal, regulatory and/or tax obligations, returns or filings of the BAT Group; and (b) review the Company’s and its Subsidiaries’ compliance with the Transaction Agreements. Notwithstanding the foregoing, in no situation shall the Company be required to disclose to the Security Holder any information that (i) could adversely affect the attorney-client privilege between the Company and its counsel or (ii) that the Company has reasonably determined could not be provided to a Director Nominee because of conflict of interest concerns.
Section 1.2.Confidentiality.
(1)The Security Holder (and each other member of the BAT Group that receives Confidential Information of the Company and/or any of its Subsidiaries), on the one hand, and the Company (and each of its Affiliates that receives Confidential Information of the BAT Group), on the other hand, shall keep confidential and not disclose such Confidential Information in any manner whatsoever, in whole or in part, except as permitted by this Section 3.2.
(2)Notwithstanding Section 3.2(1):
(a)the Security Holder may disclose Confidential Information to (i) each other member of the BAT Group and (ii) its and their respective Representatives; provided, that prior to making any disclosure to a Representative, each such Representative has been informed of the confidential nature of the Confidential Information and has been directed to hold the Confidential Information in accordance with this Section 3.2; and, provided, further, that the Security Holder shall remain responsible for the compliance by such other members of the BAT Group with the requirements of this Article 3 in the event of a permitted assignment pursuant to Section 10.15(2) hereof;
(b)the Company may disclose Confidential Information to (i) each of its Subsidiaries and (ii) its and their respective Representatives; provided, that prior to making any disclosure to a Representative, each such Representative has been informed of the confidential nature of the Confidential Information and has been directed to hold the Confidential Information in accordance with this Section 3.2; and, provided, further, that the Company and shall remain responsible for the compliance by each of its Subsidiaries with the requirements of this Article 3; and
(c)the Security Holder (and each other member of the BAT Group that receives Confidential Information of the Company and/or any of its Subsidiaries), on the one hand, and the Company (and each of its Subsidiaries that receives Confidential Information of the BAT Group), on the other hand, shall use commercially reasonable efforts to cause each of its Representatives that receives Confidential Information to observe the terms of this Section 3.2 in respect thereof; provided, that the Security Holder will remain liable for any damages arising out of an failure by a prospective purchaser of Common Shares or Convertible Securities from the Security Holder to keep such Confidential Information confidential in accordance with the provisions of this Section 3.2 unless such prospective purchaser has entered into a confidentiality agreement enforceable by the Company.
(3)The disclosure restrictions contained in Section 3.2(1) do not apply to disclosure that is required by Law, any Order or any other legally binding document discovery requests. Prior to making any such disclosure, the applicable Party that received Confidential Information (or which Party’s Subsidiary, Affiliate and/or Representative received Confidential Information, as applicable) shall, to the extent not prohibited by the Law, Order or legally binding request: (a) give the other Party prompt written notice of the requirement and the proposed content of any disclosure; and (b) at the other Party’s request and expense, co-operate with the other Party in limiting the extent of the disclosure and in obtaining an appropriate protective order or pursuing such legal action, remedy or assurance as the other Party deems necessary to preserve the confidentiality of the Confidential Information. If a protective order or other remedy is not obtained or the other Party fails to waive compliance with Section 3.2(1), the applicable Party that received Confidential Information (or which Party’s Subsidiary, Affiliate and/or Representative received Confidential Information, as applicable) may disclose only that portion of the Confidential Information that it is required to disclose and exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment is given to the Confidential Information disclosed.
(4)For the avoidance of doubt, the disclosure restrictions contained in Section 3.2(1) do not apply to disclosure that is made by a Party with the prior written consent of the other Party.

Article 4
BAT GROUP REPRESENTATIVE
Section 1.1.BAT Group Representative.
(1)The Security Holder (for and on behalf of the BAT Group Permitted Holders), hereby appoints each of Juan Palacios and Natalie Bucceri as an authorized representative of the Security Holder (together with any replacement representative appointed in accordance with this Section 4.1, the “BAT Group Representative”) to act in its name and on its and their behalf:
(a)with respect to all matters relating to this Agreement, including exercising any rights of the BAT Group Permitted Holders under this Agreement, executing and delivering any amendment, restatement, supplement or modification to or of this Agreement, and any waiver of any claim or right arising out of this Agreement; and
(b)in general, to do all other things and to perform all other acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments, contemplated by, or deemed advisable in connection with, this Agreement.
(2)The Company will be entitled to rely upon any document or other instrument delivered by a BAT Group Representative as being authorized or directed to be delivered by each of the BAT Group Permitted Holders, and the Company will not be liable to the BAT Group Permitted Holders for any action taken or omitted to be taken based on such reliance.
(3)The BAT Group Permitted Holders shall be entitled to replace any BAT Group Representative at any time, and from time to time, by delivering a written notice to the Company signed by each BAT Group Permitted Holder that is at the applicable time a Company Shareholder.
Article 5
PRE-EMPTIVE RIGHT AND TOP-UP RIGHT
Section 1.1.Pre-Emptive Right.
(1)In connection with any Distribution following the date hereof, all or any of the BAT Group Permitted Holders shall have the right, but not the obligation (the “Pre-Emptive Right”), exercisable in accordance with Section 5.1(3), to subscribe for up to an aggregate number of Distributed Securities, on the same terms and conditions as all other participants in the Distribution (including the same price but, in each case, excluding any underwriting commissions and discounts, to the extent not payable by the Company in relation to the securities issued on the exercise of the Pre-Emptive Right, it being agreed that the Company shall use its commercially reasonable efforts to have such charges not apply to the BAT Group Permitted Holders), mutatis mutandis, determined in accordance with the following formula:

(2)A = B X C
(3)For purposes of the foregoing formula, the following definitions shall apply:
(4)A    means the aggregate number of Distributed Securities for which the BAT Group Permitted Holders have the right to subscribe pursuant to the Pre-Emptive Right, expressed as a positive number;
(5)B    means the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders, together with any joint actors, calculated as of immediately prior to the closing of the Distribution (for greater certainty, expressed for purposes of this formula as a number – e.g., 19.9% shall be expressed as 0.1999); and
(6)C    means the aggregate number of Distributed Securities to be issued in connection with the Distribution (assuming the conversion, exercise and/or exchange of any Convertible Securities issued pursuant thereto, if applicable), expressed as a positive number.
(7)The Company shall deliver to the BAT Group Representative a notice in writing, as soon as practicable following a determination by the Company to effect a Distribution and in no event less than five Business Days prior to closing of any proposed Distribution (a “Distribution Notice”), which Distribution Notice shall: (a) specify the total number and type of Distributed Securities which are being offered in the Distribution, to the extent known; (b) specify the rights, privileges, restrictions, terms and conditions of such Distributed Securities; (c) specify the price at which the Distributed Securities are being offered in the Distribution, to the extent known; (d) specify the maximum number of Distributed Securities for which the BAT Group Permitted Holders have the right to subscribe pursuant to Section 5.1(1) and the aggregate subscription price therefor, to the extent known; (e) specify the date (which shall not be less than five Business Days after the date on which the Distribution Notice is delivered) on which the Distribution is to be completed; (f) state the reasons for the issuance of the Distributed Securities; and (g) specify the resulting dilution to the BAT Group Permitted Holders if pre-emptive rights are not exercised, to the extent known.
(8)The BAT Group Permitted Holders shall have the right, exercisable by the BAT Group Representative (for and on behalf of the BAT Group Permitted Holders) within three Business Days after receipt by the BAT Group Representative of a Distribution Notice pursuant to Section 5.1(2), by delivering a subscription notice to the Company (the “Pre-Emptive Right Subscription Notice”) setting out the number of Distributed Securities for which each applicable BAT Group Permitted Holder wishes to subscribe.
(9)In the event that the Company expects to complete the applicable Distribution and the BAT Group Representative has delivered a Pre-Emptive Right Subscription Notice, no later than three Business Days prior to the expected closing date thereof, the Company shall deliver a written notice to the BAT Group Representative confirming: (a) the expected closing date thereof; and (b) the number of Distributed Securities allocated to the applicable BAT Group Permitted Holders and the aggregate subscription price therefor. The BAT Group Representative (for and on behalf of the BAT Group Permitted Holders) shall, on or prior to the closing date of the Distribution, deliver or cause to be delivered to the Company (or as the Company may otherwise direct) a certified cheque, bank draft or wire transfer of immediately available funds in the amount of the aggregate subscription price for the Distributed Securities allocated to the BAT Group Permitted Holders, and the Company shall issue, or shall cause the issuance of, such Distributed Securities to the applicable BAT Group Permitted Holders concurrently with the closing of the Distribution.
(10)The BAT Group Permitted Holders shall have the right to the Pre-Emptive Right set forth in this Section 5.1 from the date hereof through the date on which the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders falls below 10%.
Section 1.2.Top-Up Right.
(1)In connection with any Exempt Distribution in respect of which the BAT Group Representative (for and on behalf of the BAT Group Permitted Holders) did not deliver a Pre-Emptive Right Subscription Notice pursuant to Section 5.1(3) prior to the execution of a definitive bought deal letter in respect thereof, all or any of the BAT Group Permitted Holders shall have the right, but not the obligation (the “Top-Up Right”), exercisable in accordance with Section 5.2(3), to subscribe for up to an aggregate number of Common Shares and/or Convertible Securities, as applicable, on the same terms and conditions as all other participants in the Exempt Distribution (including for any Exempt Distribution, at the same price or, if such price is not permitted pursuant to applicable Securities Laws or stock exchange rules, at the lowest price permitted thereunder for a private placement at such time, but excluding any underwriting commissions and discounts to the extent not payable by the Company in relation to the securities issued on the exercise of the Top-Up Right, it being agreed that the Company shall use its commercially reasonable efforts to have such charges not apply to the BAT Group Permitted Holders), mutatis mutandis, determined in accordance with the following formula:
(2)A = [B / (1 – C)] – B
(3)For purposes of the foregoing formula, the following definitions shall apply:
(4)A    means the aggregate number of Common Shares and/or Convertible Securities for which the BAT Group Permitted Holders have the right to subscribe pursuant to the Top-Up Right, expressed as a positive number;

(5)B    means the aggregate number of Common Shares and/or Convertible Securities issued in connection with the Exempt Distribution, expressed as a positive number; and
(6)C    means the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders, together with any joint actors, calculated as of immediately prior to the closing of the Exempt Distribution (for greater certainty, expressed for purposes of this formula as a number – e.g., 19.9% shall be expressed as 0.1999).
(7)Concurrently with and, in any event, no later than two Business Days following:
(a)each six month period following the date hereof; or
(b)if the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders is reduced by more than 1% in the aggregate solely as a result of one or more Exempt Distributions contemplated in Section 5.2(1) that have been completed since the end of the most recent calendar quarter, the closing of the most recent Exempt Distribution; or
(c)if applicable Securities Laws do not permit the exercise in full of the Top-Up Right until the passage of a prescribed period of time, the later of: (i) the time implied by (a) and (b) above; and (ii) 20 Business Days prior to the expiry of such prescribed period of time, as applicable, the Company shall deliver to the BAT Group Representative a notice (“Top-Up Notice”), which Top-Up Notice shall: (A) specify the total number and type of Common Shares and/or Convertible Securities which were issued in connection with the Exempt Distribution, as applicable; (B) specify the rights, privileges, restrictions, terms and conditions of such Common Shares and/or Convertible Securities; (C) specify the price at which such Common Shares and/or Convertible Securities were issued; (D) specify the maximum number of Common Shares and/or Convertible Securities for which the BAT Group Permitted Holders have the right to subscribe pursuant to Section 5.2(1) and the aggregate subscription price therefor; (E) in the case of an Exempt Distribution, state with reasonable supporting details the specific clause of the definition of “Exempt Distribution” hereunder applicable thereto; and (F) specify the resulting dilution to the BAT Group Permitted Holders if Top-Up Rights are not exercised.
(3)The BAT Group Permitted Holders shall have the right, exercisable by the BAT Group Representative (for and on behalf of the BAT Group Permitted Holders) within 30 Business Days after receipt by the BAT Group Representative of a Top-Up Notice pursuant to Section 5.2(2), by delivering a subscription notice to the Company (the “Top-Up Right Subscription Notice”) setting out: (a) the number of Common Shares and/or

Convertible Securities for which the BAT Group Permitted Holders wish to subscribe; and (b) the desired closing date for the issuance of such Common Shares and/or Convertible Securities (which date shall not be earlier than five Business Days after receipt by the Company of the Top-Up Right Subscription Notice and not earlier than, if applicable, the passage of the prescribed period of time referenced in Section 5.2(2)).
(4)The BAT Group Representative (for and on behalf of the BAT Group Permitted Holders) shall, on or prior to the desired closing date for the issuance of the Common Shares and/or Convertible Securities set out in the Top-Up Right Subscription Notice, deliver or cause to be delivered to the Company (or as the Company may otherwise direct) a certified cheque, bank draft or wire transfer of immediately available funds in the amount of the aggregate subscription price in respect of such Common Shares and/or Convertible Securities, and the Company shall issue, or shall cause the issuance of, such Common Shares and/or Convertible Securities to the applicable BAT Group Permitted Holders on the desired closing date for such issuance as set out in the Top-Up Right Subscription Notice.
(5)The BAT Group Permitted Holders shall have the right to the Top-Up Right set forth in this Section 5.2 from the date hereof through the date on which the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders falls below 10%.
Section 1.3.Required Approvals.
In the event that the approval of the TSX, any Governmental Authority or other applicable stock exchange on which the Common Shares are listed is required in connection with (1) any exercise by the BAT Group Representative (for and on behalf of the BAT Group Permitted Holders) of the Pre-Emptive Right or the Top-Up Right, or (2) any issuance of Common Shares and/or Convertible Securities by the Company or any of its Subsidiaries to the BAT Group Permitted Holders pursuant thereto, the Company shall use its commercially reasonable efforts to obtain any such approval as promptly as practicable.
Article 6
REGISTRATION RIGHTS
Section 1.1.Demand Registration Rights.
(1)At any time and from time to time from and after the Lock-Up Period, the BAT Group Permitted Holders, as a group, may, subject to the limitations set forth in this Article 6, require the Company to file a Prospectus under applicable Securities Laws and take such other steps as may be necessary to facilitate a secondary offering in Canada of all or any portion of the Registrable Securities held by the BAT Group Permitted Holders (a “Demand Registration”), by giving written notice of such Demand Registration to the Company (the “Initiating Notice”).

(2)The Company shall, subject to the limitations set forth in this Article 6 and applicable Securities Laws, use commercially reasonable efforts to as expeditiously as reasonably practicable, but in any event no more than 60 days after the Company’s receipt of the Initiating Notice, prepare and file a preliminary Prospectus under applicable Securities Laws and promptly thereafter take such other steps as may be necessary in order to effect the Prospectus Distribution in Canada of all or any portion (as may be reduced pursuant to Section 6.3) of the Registrable Securities of the BAT Group Permitted Holders requested to be included in such Demand Registration. The Company and the BAT Group Permitted Holders shall cooperate in a timely manner in connection with any such Prospectus Distribution and the procedures in Schedule A shall apply to such Prospectus Distribution.
(3)The Company shall not be obliged to effect a Demand Registration:
(a)at the request of the BAT Group Permitted Holders in any 12 month period after having complied with one Demand Registration request from the BAT Group Permitted Holders during such 12 month period pursuant to this Section 6.1;
(b)after having complied with three Demand Registration requests from the BAT Group Permitted Holders in total under this Agreement;
(c)in the event the Board reasonably determines in its good faith judgment that either: (i) the effect of the filing of a Prospectus would impede the ability of the Company to consummate a pending or proposed material financing, acquisition, corporate reorganization, merger or other material transaction involving the Company or would have a material adverse effect on the business of the Company; or (ii) there exists at the time material non-public information relating to the Company the disclosure of which would be detrimental to the Company (each of (i) and (ii) being a “Valid Business Reason”), then in either case, the Company’s obligations under this Section 6.1 will be deferred for a period of not more than 90 days from the date of receipt of the Initiating Notice; provided, however, that: (i) the Company shall give written notice to the BAT Group’s Representative: (1) of its determination to postpone filing of the Prospectus and, subject to compliance by the Company with applicable Securities Laws, of the facts giving rise to the Valid Business Reason; and (2) of the time at which it determines the Valid Business Reason to no longer exist; and (ii) the Company shall not qualify for public distribution any securities offered by the Company for its own account during such period;
(d)if the anticipated gross aggregate offering price of the Registrable Securities to be qualified in connection with such Demand Registration, including the value of any Common Shares which may be included in the Prospectus Distribution pursuant to Section 6.2, is less than $25,000,000; or

(e)until the date that is 90 days after the date on which a receipt was issued for a Prospectus for securities offered by the Company, provided that the Company has complied with its obligations pursuant to Section 6.2 in connection with the Prospectus Distribution relating to such Prospectus.
(4)An Initiating Notice shall:
(a)specify the number of Registrable Securities that the BAT Group Permitted Holders intend to offer and sell;
(b)express the intention of the BAT Group Permitted Holders to offer or cause the offering of such Registrable Securities;
(c)describe the nature or methods of the proposed offer and sale thereof and the provinces and/or territories of Canada in which such offer shall be made;
(d)contain the undertaking of the BAT Group Permitted Holders to provide all such information regarding its holdings and the proposed manner of distribution thereof as may be required in order to permit the Company to comply with all Securities Laws; and
(e)specify whether such offer and sale shall be made by an underwritten offering.
(5)In the case of an underwritten public offering initiated pursuant to this Section 6.1, the BAT Group Permitted Holders shall have the right to select the managing underwriter or underwriters to effect the Prospectus Distribution in connection with such Demand Registration, provided, however, that such selection shall also be satisfactory to the Company, acting reasonably. The Company shall have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Article 6.
(6)The Company shall be entitled to include Common Shares which are not Registrable Securities in any Demand Registration. Notwithstanding the foregoing, if the managing underwriter or underwriters shall impose a limitation on the number or kind of securities which may be included in any such Prospectus Distribution because, in its reasonable judgment, the inclusion of securities requested to be included in such Prospectus Distribution exceeds the number of securities which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the BAT Group Permitted Holders (the “Minimum Price”), then the BAT Group Permitted Holders shall be obligated to include in such Prospectus Distribution such portion of the Common Shares that have been requested to be included in such Prospectus Distribution as is determined in good faith by such managing underwriter or underwriters in the priority provided in Section 6.3(1)(b).

(7)In the case of an underwritten Demand Registration, the BAT Group Permitted Holders and its representatives may participate with the Company and its representatives in the negotiation of the terms of any underwriting agreement. Such participation in, and the Company’s completion of, the underwritten Demand Registration is conditional upon each of the BAT Group Permitted Holders and the Company agreeing that the terms of any underwriting agreement are satisfactory to it, in its reasonable discretion.
(8)The Company shall not sell, offer to sell, announce any intention to sell, grant any option for the sale of, or otherwise dispose of any Common Shares or securities convertible into Common Shares other than pursuant to the Company’s equity incentive plans or other plans to purchase Common Shares or any other securities in favour of the management, directors, employees or consultants of the Company, to acquire securities of the Company, whether for its own account or for the account of another securityholder, from the date of an Initiating Notice until such date that is not later than 90 days from the closing of the sale of the Registrable Securities in accordance with a Demand Registration (unless the BAT Group Permitted Holders withdraw its request for qualification of its Registrable Securities pursuant to such Demand Registration in accordance with Section 6.5(1)).
Section 1.2.Piggyback Registration Rights.
(9)If, at any time and from time to time from and after the date hereof, the Company proposes to make a Prospectus Distribution, whether for its own account or for the account of any Company Shareholders (or both), the Company shall, at that time, promptly give the BAT Group Representative written notice (the “Piggyback Notice”) of the proposed Prospectus Distribution, which Piggyback Notice shall include the proposed timing of, and the price and number of Common Shares subject to, the proposed Prospectus Distribution. Upon the written request of the BAT Group Representative to the Company specifying that the BAT Group Permitted Holders wish to include all or a specified portion of the Registrable Securities held by the BAT Group Permitted Holders (each, a “Piggyback Shareholder”) in the Prospectus Distribution, which request must be delivered by the BAT Group Representative to the Company within 20 Business Days after receipt of the Piggyback Notice (provided, that if the Company proposes to effect the Prospectus Distribution as a Bought Deal Distribution, the BAT Group Representative shall undertake commercially reasonable efforts to respond consistent with the customary time periods for bought deal transactions), the Company will cause the Registrable Securities requested to be qualified by such Piggyback Shareholders to be included in the Prospectus Distribution (a “Piggyback Registration”), and the procedures in Schedule A shall apply to any Piggyback Registration.
Section 1.3.Underwriters’ Cutback.
(1)If, in connection with a Demand Registration or a Piggyback Registration, the managing underwriter or underwriters shall impose a limitation on the number or kind of securities which may be included in any such Prospectus Distribution because, in its reasonable judgment, the inclusion of securities requested to be included in such offering exceeds the number of securities which can be sold in an orderly manner in such offering within the Minimum Price (an “Underwriters’ Cutback”), then the Company shall be obligated to include in such Prospectus Distribution such securities as is determined in good faith by such managing underwriter or underwriters in the following priority:
(a)in the case of a Prospectus Distribution which was initiated by the Company and not any securityholder (a “Company Initiated Prospectus Distribution”):
(i)first, such securities offered by the Company for its own account; and
(ii)second, if there are any additional securities that may be underwritten at no less than the Minimum Price after allowing for the inclusion of all of the securities required under (i) above, such Registrable Securities requested to be qualified by the BAT Group Permitted Holders, provided that if any Registrable Securities requested to be qualified by the BAT Group Permitted Holders are not otherwise included in such Prospectus Distribution, such Registrable Securities that are not so included shall be included, to the fullest extent possible, in an over-allotment option which shall be granted to the underwriters in connection with such Prospectus Distribution for such amount of securities requested to be qualified by the BAT Group Permitted Holders that were not otherwise included in such Prospectus Distribution, up to an aggregate maximum number as is equal to 15% of the securities referred to in Section 6.3(1)(a)(i); and
(b)in the case of a Prospectus Distribution other than a Company Initiated Prospectus Distribution:
(i)first, such Registrable Securities requested to be qualified by the BAT Group Permitted Holders; and
(ii)second, if there are any additional Common Shares that may be underwritten at no less than the Minimum Price after allowing for the inclusion of all of the Registrable Securities required under (i) above, such Common Shares offered by the Company for its own account, provided that, if any Common Shares requested to be qualified by the Company are not otherwise included in the Prospectus Distribution, such Common Shares that are not so included shall be included in an over-allotment option which shall be granted to the underwriters in connection with such Prospectus Distribution for such amount of Common Shares requested to be qualified by the Company that were not otherwise included in such Prospectus Distribution, up to an aggregate maximum number as is equal to 15% of the Registrable Securities referred to in Section 6.3(1)(a)(i).
Section 1.4.Registered Distribution in the United States
(2)If the Company proposes to file a registration statement for the distribution of Common Shares (or American depositary receipts in respect thereof) to the public in the United States (or otherwise proposes to cause the Common Shares (or American depositary receipts in respect thereof) to be listed on a United States national securities exchange or inter-dealer quotation system), the Parties shall, prior to such distribution or listing taking place, supplement this Agreement so as to provide the BAT Group Permitted Holders with registration rights enabling Distribution of Registrable Securities to the public in the United States that are substantially equivalent to the registration rights provided under this Agreement, including, without limitation, demand registration rights and piggyback registration rights upon terms and conditions substantially equivalent to the terms and conditions set forth in Section 6.1 and Section 6.2, respectively, and provisions relating to payment of expenses and indemnification upon terms and conditions substantially equivalent to the terms and conditions set forth in Section 6.6 and Article 7, respectively.
Section 1.5.Withdrawal of Registrable Securities.
(1)Each Participating Shareholder will have the right to withdraw its request for inclusion of all or any portion of its Registrable Securities in any Demand Registration or Piggyback Registration pursuant to Section 6.1 or Section 6.2, as applicable, by the BAT Group Representative (for and on behalf of the applicable Participating Shareholder(s)) providing written notice to the Company of such request to withdraw; provided, that:
(a)subject to Section 6.5(2), such written notice must be delivered by the BAT Group Representative prior to the execution of the definitive bought deal letter or underwriting agreement, as applicable, with respect to such Prospectus Distribution; and
(b)such withdrawal will be irrevocable and, after making such withdrawal, such Participating Shareholder will no longer have any right to include such withdrawn Registrable Securities in the Prospectus Distribution pertaining to which such withdrawal was made.
(2)In the event a Participating Shareholder validly withdraws all of its Registrable Securities from a Demand Registration or Piggyback Registration, as applicable, in accordance with Section 6.3(1) prior to the filing of a Prospectus in respect of the applicable Prospectus Distribution, as applicable, such Participating Shareholder shall be deemed not to have participated in or requested such Demand Registration or Piggyback Registration, as applicable; provided, that this provision shall only apply to one such withdrawal in a calendar year and thereafter, subsequent withdrawals in such calendar year will count as an exercise of the Demand Registration or Piggyback Registration, as applicable.
(3)Notwithstanding Section 6.5(1)(a), if a Participating Shareholder becomes aware of a material adverse change in the condition, business and/or prospects of the Company and its Subsidiaries at any time prior to the closing of the applicable Prospectus Distribution to which a Demand Registration or Piggyback Registration, as applicable, relates, such Participating Shareholder will have the right to withdraw its request for inclusion of all or any portion of its Registrable Securities in such Demand Registration or Piggyback Registration, as applicable, providing written notice to the Company of such request to withdraw at any time prior to the closing of such Prospectus Distribution. If a Participating Shareholder validly withdraws its request for inclusion of all of its Registrable Securities from a Demand Registration or Piggyback Registration, as applicable, such Participating Shareholder shall be deemed not to have participated in or requested such Demand Registration or Piggyback Registration, as applicable.
(4)The Company shall, and shall cause its Subsidiaries to, provide notice in writing to the BAT Group Representative promptly upon becoming aware of any material adverse change in the condition, business and/or prospects of the Company and/or any of its Subsidiaries in order to enable the Participating Shareholders to properly exercise their withdrawal rights pursuant to Section 6.5(2).
Section 1.6.Expenses.
(5)All fees and expenses incurred in connection with a Demand Registration or Piggyback Registration pursuant to Section 6.1 or Section 6.2, as applicable, (excluding underwriters’ discounts and commissions attributable to the Participating Shareholders’ Registrable Securities sold in the Prospectus Distribution, if any, applicable transfer taxes attributable to the Participating Shareholders’ Registrable Securities sold in the Prospectus Distribution, if any, and all fees and disbursements of a single counsel to the Participating Shareholders incurred reasonably) shall be borne by the Company, including: (1) Canadian Securities Regulators, the TSX, registration, listing and filing fees relating to the Registrable Securities; (2) fees and expenses of compliance with Securities Laws; (3) printing and copying expenses; (4) messenger and delivery expenses; (5) expenses incurred in connection with any road show and marketing activities; (6) fees and disbursements of counsel to the Company; (7) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “comfort” letter), and fees and expenses of any other special experts retained by or on behalf of the Company; (8) translation expenses; and (9) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities (collectively, the "Qualification Expenses"). If a Distribution is not completed solely as a result of a default by the Participating Shareholder under this Agreement or under an underwriting agreement or other enforceable agreement with the underwriters in respect of the Distribution, all Qualification Expenses shall be borne by the Participating Shareholder.
Article 7
DUE DILIGENCE; INDEMNIFICATION
Section 1.1.Preparation; Reasonable Investigation.
(6)In connection with the preparation and filing of any Prospectus in connection with a Demand Registration or Piggyback Registration pursuant to Section 6.1 or Section 6.2, as applicable, the Company shall give the Participating Shareholders and the underwriter(s) of such Prospectus Distribution, if any, and their respective counsel, auditors and other representatives, the opportunity to participate in the preparation of the Prospectus and all related documents (including each amendment thereof or supplement thereto), and shall insert therein such material furnished to the Company in writing, which in the reasonable judgment of the Company and its counsel should be included, and shall give them such reasonable and customary (1) access to the Company’s books and records, (2) opportunity to discuss the business of the Company and its Subsidiaries with its officers and auditors, and (3) opportunity to conduct all due diligence which the underwriter(s), if any, and their respective counsel may reasonably require in order to conduct an investigation to enable such underwriter(s) to execute any certificate required to be executed by it or them for inclusion in the Prospectus and all related documents; provided, that the underwriter(s), if any, agree to maintain the confidentiality of such information in accordance with Section 3.2.
Section 1.2.Indemnification by the Company.
(1)In connection with any Demand Registration or Piggyback Registration pursuant to Section 6.1 or Section 6.2, as applicable, the Company will indemnify and hold harmless, to the fullest extent permitted by Law, each Participating Shareholder and its Affiliates, and each of their respective directors, officers, employees, agents, shareholders, partners and underwriters, from and against any loss, liability, claim, damage and expense whatsoever (including legal fees and expenses), including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or as incurred, arising out of or based upon any failure to comply with Securities Laws (other than any failure to comply with Securities Laws by such Participating Shareholder or underwriter, as applicable); provided, that the Company shall not be liable under this Section 7.2(1) for any settlement of any action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the indemnity provided for in this Section 7.2(1) in respect of a Participating Shareholder or underwriter shall not apply to any loss, liability, claim, damage or expense to the extent incurred, arising out of or based upon any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Participating Shareholder or underwriter stating that such information is being provided for use in the Prospectus. Any amounts advanced by the Company to an Indemnified Person pursuant to this Section 7.2(1) as a result of such losses will be returned to the Company if it is finally determined by a court of competent jurisdiction in a judgment not subject to appeal or final review that such Indemnified Person was not entitled to indemnification by the Company hereunder. For greater certainty, the rights to indemnification provided in this Section 7.2(1) may be exercised by each Participating Shareholder individually and separately from the rights to indemnification of the other

Participating Shareholders provided in this Section 7.2(1), and shall not be affected in any way by the exercise, non-exercise or waiver, in whole or in part, by any other Participating Shareholder of such rights to indemnification.
(2)In connection with any Demand Registration or Piggyback Registration pursuant to Section 6.1 or Section 6.2, as applicable, the Participating Shareholder will indemnify and hold harmless, to the fullest extent permitted by Law, the Company and its Affiliates, and each of their respective directors, officers, employees, agents, shareholders, partners and underwriters, from and against any loss, liability, claim, damage and expense whatsoever (including legal fees and expenses), including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or as incurred, arising out of or based upon any failure to comply with Securities Laws (other than any failure to comply with Securities Laws by the Company or such underwriter, as applicable), in each case to the extent but only to the extent, that such loss, claim, damage, cost, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Prospectus, or amendment or supplement thereto, caused by information relating solely to the Participating Shareholder and its Affiliates in reliance upon and in conformity with written information furnished by or on behalf of the Participating Shareholder to the Company in writing specifically for use therein; provided, that such Participating Shareholder shall not be liable under this Section 7.2(2) for any settlement of any action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Any amounts advanced by such Participating Shareholder to an Indemnified Person pursuant to this Section 7.2(2) as a result of such losses will be returned to such Participating Shareholder if it is finally determined by a court of competent jurisdiction in a judgment not subject to appeal or final review that such Indemnified Person was not entitled to indemnification by such Participating Shareholder hereunder. The Participating Shareholder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director or officer in connection with investigating or defending any such loss, claim, damage, judgment, fine, penalty, charge, liability or action. In no event shall any indemnification obligation by the Participating Shareholder hereunder exceed the net aggregated proceeds received by the Participating Shareholder from the sale of Registrable Securities covered by such Prospectus.

Section 1.3.Defence of Claim.
(3)Each Person entitled to indemnification under Section 7.2 (each, an “Indemnified Person”) shall give or cause to be given written notice to the indemnifying party promptly after such Indemnified Person becomes aware of any claim in respect of which indemnification may be sought under Section 7.2; provided, that the failure or delay to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person pursuant to Section 7.2 except to the extent that the indemnifying party is prejudiced by such failure or delay, as applicable. The indemnifying party shall assume the defence of any claim, action or other proceeding giving rise to any such claim for indemnification, including the engagement of counsel selected by the indemnifying party (to the reasonable satisfaction of the Indemnified Person) and the payment of all costs, fees and expenses relating thereto. The Indemnified Person will have the right to engage its own counsel in connection with any such claim, action or proceeding, at the expense of the Indemnified Person unless the engagement of such counsel is (1) authorized in writing by the indemnifying party in connection with the defence of such claim, action or proceeding, (2) the indemnifying party shall not have engaged counsel to take charge of the defence of such claim, action or proceeding in a reasonably timely manner, or (3) the Indemnified Person reasonably determines, based on the advice of counsel, that there may be defences available to it which are different from, or in addition to or conflict with, those available to the indemnifying party, that such claim, action or proceeding involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder or such claim, action or proceeding seeks an injunction or equitable relief against the Indemnified Person or involves actual or alleged criminal activity (in which case the indemnifying party shall not have the right to direct the defence of such claim, action or proceeding on behalf of the Indemnified Person), in any of which events the costs, fees and expenses of such counsel will be borne by the indemnifying party; provided, that in no event shall the indemnifying party be required to pay the costs, fees and expenses of more than one law firm as counsel for all Indemnified Persons pursuant to this Section 7.3, unless in the reasonable judgment of any Indemnified Person a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Person with respect to such claim, action or proceeding. The indemnifying party shall not, in the defence of any claim, action or proceeding assumed by the indemnifying party pursuant to this Section 7.3, except with the prior written consent of each Indemnified Person (which may not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment, or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff, as applicable, to such Indemnified Person of a full and final release from all liability in respect to such claim, action or proceeding.
Section 1.4.Contribution.
(4)If the indemnification provided for in Section 7.2 is unavailable to a Person that would have been an Indemnified Person under Section 7.2 in respect of any losses, liabilities, claims, damages and/or expenses referred to in this Article 7, then the indemnifying party shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, liabilities, claims, damages and/or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such Indemnified Person, on the other hand, in connection with the statement or omission which resulted in such losses, liabilities, claims, damages and/or expenses, as well as any other relevant equitable considerations; provided, that the maximum amount of liability for such a Person who would have been an Indemnified Person shall be limited to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Person from the sale of Registrable Securities effected pursuant to the relevant Demand Registration or Piggyback Registration, as applicable. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact, relates to information supplied by the indemnifying party or such Indemnified Person, and their relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a Person under this Section 7.4 as a result of the losses, liabilities, claims, damages and/or expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation or proceeding. The Company and the Participating Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 7.4.
Section 1.5.Survival.
(5)The indemnification provided for under this Article 7 will survive the expiration or termination of this Agreement, and will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person, or any officer, director or controlling Person of such Indemnified Person, and will survive any transfer of Common Shares and/or Convertible Securities held by such Indemnified Person or any of its Affiliates.
Section 1.6.Participating Shareholder as Trustee.
(6)The Company hereby acknowledges and agrees that, with respect to this Article 7, each Participating Shareholder is contracting on its own behalf and as agent for the other Indemnified Persons referred to in this Article 7. In this regard, each Participating Shareholder will act as trustee for such Indemnified Persons of the covenants of the Company under this Article 7 with respect to such Indemnified Persons and accepts these trusts, and will hold and enforce those covenants, on behalf of such Indemnified Persons.

Article 8
OTHER COVENANTS
Section 1.1.Standstill.
(1)From the date hereof until the second anniversary of the date hereof, the Security Holder will not, and will cause its Affiliates not to, directly or indirectly, whether individually or by acting jointly or in concert with any other Person, without the express prior written consent of the Company:
(a)purchase, offer or agree to purchase any voting or equity securities of the Company or any of its Subsidiaries that would result in ownership by the BAT Group Permitted Holders, together with any joint actors, of 49% or more of the voting or equity securities of the Company or any of its Subsidiaries (or rights or interests in such voting or equity securities, including convertible securities that, if exercised or converted, would result in ownership by the Security Holder or any of its Affiliates, whether acting jointly or in concert with any other Person, of 49% or more of the voting or equity securities of the Company or any of its Subsidiaries), calculated assuming conversion of the Convertible Securities held by the BAT Group Permitted Holders;
(b)enter into, offer, or agree to enter into any acquisition of, or other business combination involving, the Company or any of its Subsidiaries;
(c)solicit or join in or in any way participate in a solicitation of proxies from the Company Shareholders or otherwise attempt to influence the conduct of the Company Shareholders, other than in connection with the election of the Director Nominees to the Board from time to time;
(d)make any public announcement with respect to any of the foregoing; or
(e)advise, assist or encourage any other Person to do, or take any action inconsistent with, any of the foregoing.
(2)The restrictions contained in Section 8.1(1) shall automatically lapse and be of no further force or effect, and nothing contained in Section 8.1(1) or any other provision of this Agreement or any other Transaction Agreement, shall prohibit any of the actions contained in Section 8.1(1) by the Security Holder or any of its Affiliates in the event that, without any breach of Section 8.1(1) on the part of the Security Holder or any of its Affiliates the Company publicly announces a transaction whereby a third party, together with any Persons acting jointly or in concert with such third party: (i) has agreed to purchase, all of the issued and outstanding Common Shares of the Company; or (ii) has agreed to acquire substantially all of the assets of the Company; provided, that, in each case, the Board publicly supports and/or approves the purchase, offer, agreement or acquisition by such third party, as the case may be.

(3)For the avoidance of doubt, (i) nothing contained in Section 8.1(1) or any other provision of this Agreement or any other Transaction Agreement shall prohibit or otherwise restrict the Security Holder or any of its Affiliates from subscribing for and purchasing Common Shares from treasury; and (ii) the restrictions contained in Section 8.1(1) shall not apply to the Security Holder acquiring Common Shares (x) in accordance with the Pre-Emptive Rights or Top-Up Rights set forth in Section 5.1 and Section 5.2 of this Agreement, or (y) pursuant to an acquisition that does not constitute a take-over bid (exempt or otherwise).
Section 1.2.Transfer of Common Shares.
(1)From the date hereof until the date that is 18 months following the date hereof (the “Lock-Up Period”), the Security Holder shall not offer, pledge, sell, assign, transfer, grant any option or contract to purchase, or otherwise dispose of (collectively, a “Transfer”), directly or indirectly, Common Shares to any Person, other than:
(a)Transfers to Affiliates; provided, that the Security Holder shall remain responsible for the covenants, agreements and obligations of the Security Holder under this Agreement notwithstanding any such Transfer and, following such Transfer, such Affiliate shall also become responsible for the covenants, agreements and obligations of the Security Holder;
(b)Transfers: (i) by way of deposit under a bona fide take-over bid in respect of the Common Shares made in compliance with Securities Laws; or (ii) in connection with a statutory plan of arrangement or other business combination involving the Company;
(c)in the event that the Company and/or any of its Affiliates engage in any Restricted Activity or otherwise breaches any of the covenants set forth in this Agreement (including but not limited to the covenants set forth in Section 8.3) and such breach is not cured within the applicable cure period set forth herein, Transfers to any Person following 10 Business Days’ prior written notice to the Company following expiration of such cure period to provide the Company with an opportunity to identify a prospective purchaser of the Common Shares; or
(d)in the event that a change in Law or interpretation thereof gives rise to a reasonable prospect that the Security Holder’s continued holding of Common Shares will be in breach of such Law, Transfers to any Person following 10 Business Days’ prior written notice to the Company to provide the Company with an opportunity to identify a prospective purchaser of the Common Shares.
(e)For the avoidance of doubt, (i) the Security Holder will have the right but not the obligation to sell any or all of its Common Shares to any purchaser identified by the Company in the ten Business Day period following notice from the Security Holder to the Company in (c) above and (ii) the Company will shall use reasonable best efforts to maintain the confidentiality of any potential sale by the Security Holder contemplated above.
(2)Notwithstanding any other restrictions on Transfer in this Section 8.2, the Security Holder may, at its option, contribute all or any of its Common Shares to the Company for nominal or nil consideration (at the election of the Security Holder) upon 10 days’ written notice, and the Company shall promptly take all actions and deliver all documents required to facilitate such contribution.
Section 1.3.Compliance Matters.
(1)From and after the date hereof, the Company shall and shall cause its Subsidiaries to:
(a)comply in all respects with applicable Cannabis Laws and in all material respects with all other Laws; and
(b)use commercially reasonable efforts to comply with the BAT Group’s Standards of Business Conduct and International Marketing Principles in effect on the date hereof, as may be amended in a manner acceptable to the Company, acting reasonably.
Section 1.4.Certain Protective Provisions.
(2)From and after the date hereof, the Company shall not and shall cause each of its Subsidiaries (as applicable) not to, without the prior written consent of the BAT Group Representative:
(1)adopt any plan or proposal for complete or partial liquidation, dissolution or winding-up of the Company or any of its Subsidiaries (other (a) than dormant Subsidiaries or (b) a liquidation, dissolution or winding-up of any such entity in connection with which all of such entity’s assets are transferred to the Company and/or one or more of its Subsidiaries), or reorganize, make an assignment for the benefit of creditors or file a petition, answer or consent to seeking a reorganization, insolvency proceeding or suffer any other bankruptcy event or commit to any of the foregoing;
(2)create, issue or cause to be issued any class or series of equity or equity-linked securities that convert to shares in the capital of the Company that rank senior to the Common Shares or have any rights attaching to them that are more favorable to the holder thereof than the rights attaching to the Common Shares held by the Security Holder, including, without limitation, any rights with respect to voting, representation on the Board, liquidation or other preference);
(3)voluntarily delist from any trading market (unless the Company is then concurrently listed on another national exchange) or take any other action that would reasonably be expected to result in the Company ceasing to be listed on a national exchange, other than in connection with a change of control of the Company; and
(4)incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue any debt securities or any rights to acquire any debt securities indebtedness for borrowed money in amounts that exceed, in the aggregate, US$10,000,000,
(5)provided, that the requirement to obtain the prior written consent of the BAT Group Representative pursuant to this Section 8.4 shall apply from the date hereof through the date on which the Partially Diluted Ownership Percentage of the BAT Group Permitted Holders falls below 10%.
Section 1.5.Reserved Board Matters.
(6)From and after the date hereof, the Company shall not and shall cause each of its Subsidiaries not to take any of the following actions without the requisite approval of the Board (or a Committee where applicable authority has been properly so delegated):
(1)issue, sell or grant any shares of its capital stock or other equity securities or voting interests, or any securities or rights convertible into or exchangeable or exercisable for, or evidencing the right to subscribe for any shares of capital stock or other equity or voting securities, other than (A) pursuant to the Equity Incentive Plans or (B) the issue or grant of securities to the Company or another wholly-owned subsidiary of the Company, as applicable);
(2)redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests;
(3)establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests other than dividends and distributions made by Subsidiaries to the Company or other Subsidiaries, as applicable;
(4)split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;
(5)amend the Constating Documents in a manner that would adversely affect the Security Holder;
(6)make any acquisition (including by plan of arrangement) of all or substantially all of the capital stock or any other equity interest or all or substantially all of the assets of any other Person at a cost of greater than $5,000,000;

(7)sell, license or lease to any Person, in a single transaction or series of related transactions, any of its properties or assets, except (a) dispositions of inventory in the Ordinary Course and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (b) transfers among the Company and its wholly-owned Subsidiaries, (c) leases and subleases of immaterial real property owned by the Company or its Subsidiaries, or (d) non-exclusive licenses, in each case in the Ordinary Course;
(8)sell, assign, lease, exclusively license, abandon or permit to lapse, transfer or otherwise dispose of any intellectual property that is material to the Company and its Subsidiaries taken as a whole;
(9)implement or adopt any material change in its financial accounting principles or its methods, other than as may be required by GAAP or Law;
(10)incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue any debt securities or any rights to acquire any debt securities, except for (A) any indebtedness for borrowed money among the Company and/or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company, or (B) guarantees by the Company of indebtedness for borrowed money of wholly owned Subsidiaries of the Company or guarantees by wholly owned Subsidiaries of the Company of indebtedness for borrowed money of the Company or any of its other wholly owned Subsidiaries, which indebtedness is incurred in compliance with this clause (10) or is outstanding on the date hereof,
(11)create, assume or permit to exist any lien on any material assets or property, other than (a) such liens as existed on the date hereof, (b) liens imposed by any Governmental Authority for any Taxes, special assessments or other governmental charges not yet due and payable or delinquent or which are being contested in good faith, (c) liens granted after the date hereof to secure indebtedness for borrowed money approved by the Board, (d) statutory liens and deposits or pledges made in connection with, or to secure payment of, worker's compensation, employment insurance, programs mandated under Law and for which appropriate accruals have been established in accordance with GAAP; (e) undetermined or inchoate encumbrances imposed or permitted by Law and incurred in the Ordinary Course and in the operation of real property, such as builder's liens, construction liens, materialmens’ liens and other liens, privileges or other charges of a similar nature that relate to obligations not due; (f) security given in the Ordinary Course to a public utility or any municipality or governmental or public authority in connection with the operation of the business or the real property; (g) all permits, servitudes and easements (including conservation easements and public trust easements, rights-of-way, road use agreements, covenants, conditions, restrictions, reservations, licences, other surface agreements and other matters of record) and zoning by-laws and restrictions, ordinances and other restrictions as to the use of real property;
(12)settle any claim, assessment or dispute with respect to Taxes for an amount materially in excess of the amount reserved in respect thereof;
(13)commence, waive, release, compromise, pay, discharge, settle or satisfy any material claim, dispute or litigation;
(14)enter into any Equity Incentive Plan not in effect on the date hereof;
(15)enter into any (a) material new line of business or (b) geographical markets unless the Company has received an opinion of counsel stating that any such activity in any such geographical market is permissible under applicable Cannabis Laws;
(16)list any of the Company’s securities on a securities exchange other than the TSX; or
(17)authorize any of, or agree or commit to do any of, the foregoing,
(18)provided, that, any matters previously approved by the Board (or a Committee where applicable authority has been properly so delegated) after the date hereof shall not require any additional approval.
Section 1.6.Additional Relationships
(19)The Parties acknowledge that the relationship between the Parties shall be a non-exclusive relationship that allows each Party to independently carry out its own commercial activities and pursue third-party commercial partnerships; provided, that, to the extent permitted under Laws, neither Party will, without the prior written consent of the other Party, invest in or participate in any joint venture with the other Party’s Competitors. Notwithstanding the foregoing, nothing shall preclude a Party from entering into any transaction for the sale of all or substantially all of its equity securities with a competitor of the other Party provided any such transaction is subject to the receipt of shareholder approval of the transacting party.
Article 9
REPRESENTATIONS AND WARRANTIES
Section 1.1.Representations and Warranties.
Each Party represents and warrants to the other Party that:
(1)it is duly formed and organized and validly existing under the Laws of its jurisdiction of incorporation, and has the corporate power and capacity to own its assets, and to enter into and perform its obligations under this Agreement in accordance with the terms hereof;

(2)this Agreement has been duly authorized, and duly executed and delivered by, such Party and constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms (assuming the due authorization, execution and delivery thereof by the other Party), subject to all bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally; and
(3)the execution, delivery and performance of this Agreement does not and will not contravene the provisions of such Party’s constating or other organizational documents, or the provisions of any Contract to which such Party is a party or by which such Party or any of its assets may be bound.
Article 10
GENERAL PROVISIONS
Section 1.1.No Obligation to Finance.
(4)None of the BAT Group Permitted Holders shall have any obligation to provide any financing to the Company, its Subsidiaries or any of its or their respective Affiliates, or otherwise to guarantee the fulfillment of any of their respective obligations to any other Person.
Section 1.2.Governing Law and Jurisdiction.
This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without regard to conflict of Laws principles. Each Party irrevocably attorns and submits to the exclusive jurisdiction of the Ontario courts situated in the City of Toronto (and appellate courts therefrom), and waives objection to the venue of any proceeding in such court or that such court provides an inappropriate forum.
Section 1.3.Share Buybacks.
(5)The Company shall not, without the prior written consent of the BAT Group Representative, acting reasonably, redeem, repurchase or otherwise acquire for cancellation, or offer to redeem, repurchase or otherwise acquire for cancellation, any Common Shares (a “Share Buyback”), where such Share Buyback would be reasonably likely to result in the BAT Group Permitted Holders beneficially owning and/or controlling, directly or indirectly, 49% or more of the voting rights attached to all of the issued and outstanding Common Shares.
Section 1.4.All Common Shares Subject to this Agreement.
The Security Holder (for and on behalf of itself and each BAT Group Permitted Holder) agrees that it shall be bound by the terms of this Agreement with respect to all Common Shares owned and/or controlled, directly or indirectly, by the Security Holder and each other BAT Group Permitted Holder from time to time.

Section 1.5.Changes in Capital of the Company.
At all times after the occurrence of any event which results in a change to the Common Shares and/or Convertible Securities, this Agreement will forthwith be amended and modified as necessary in order that it will apply with full force and effect, with appropriate changes, to all new securities into which the Common Shares and/or Convertible Securities are so changed, and the Parties will execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.
Section 1.6.BAT Group Permitted Holders Agreement to be Bound.
(6)Each BAT Group Permitted Holder that becomes a Company Shareholder or securityholder must concurrently with becoming a Company Shareholder or securityholder execute and deliver to the Company a counterpart copy of this Agreement, or a written agreement in form and substance satisfactory to the Parties, agreeing to be bound by this Agreement.
Section 1.7.Constating Documents.
In the event of any conflict or inconsistency between the terms of this Agreement, on the one hand, and the Constating Documents, on the other hand, the terms of this Agreement shall prevail to the extent of the conflict or inconsistency.
Section 1.8.Term and Termination.
(1)This Agreement shall come into force and effect as of the date set out on the first page of this Agreement and, except as provided below, shall continue in full force and effect until the earlier of:
(a)a Change of Control of the Company, if such Change of Control results in (A) a successor entity upon completion of an arrangement, amalgamation, consolidation or merger involving the Company, (B) another entity carrying on the business of the Company, or (C) the Company becoming a wholly-owned subsidiary of another entity, in each case, other than a Change of Control as a result of which the Security Holder or its Affiliates control the Company;
(b)the date on which the BAT Group Permitted Holders cease to hold any Common Shares or Convertible Securities for which Common Shares are issuable upon the exercise, conversion or exchange of such Convertible Securities);
(c)the date on which this Agreement is terminated by the mutual consent of the Parties; or
(d)the dissolution or liquidation of the Company.

(2)Notwithstanding the valid termination of this Agreement pursuant to Section 8.6(1):
(a)the provisions of Article 1, Section 3.2, Article 7 and Sections 10.1, 10.2, 10.7, 10.8 and 10.11 through 10.21 and, if the Company or the Security Holder reasonably believe that the BAT Group Permitted Holders would beneficially own and/or control, directly or indirectly, 49% or more of the voting rights attached to all of the issued and outstanding Common Shares following any Share Buyback, Section 10.3 shall survive such termination and continue in full force and effect in accordance with their terms; and
(b)any rights or obligations which have accrued or arisen under the provisions of Article 7 of this Agreement prior to the effective time of such termination shall survive such termination unimpaired in accordance with the terms hereof.
Section 1.9.Dividends and Distributions.
(1)The Company shall provide reasonable prior written notice to the BAT Group Representative, in advance of the timelines required under Securities Laws, of the proposed declaration of any dividend or other distribution on or in respect of the Common Shares, including the applicable record and payment dates and the proposed form of dividend or other distribution (i.e., cash, Common Shares and/or other property).
(2)The Parties shall discuss in good faith the manner by which the BAT Group Permitted Holders may defer their receipt of all or a portion of any dividends or other distributions declared on or in respect of the Common Shares held by them from time to time.
(3)The Company shall ensure that any payments made to the BAT Group Permitted Holders are not made from funds which are derived from any conduct defined as “specified unlawful activity” under Section 1956(c)(7) of Title 18 of the United States Code. Any such funds shall be held by the Company in a segregated bank account.
Section 1.10.Notices.
(1)Any notice, direction or other communication given regarding the matters contemplated by this Agreement (each, a “Notice”) must be in writing, sent by personal delivery, courier or email, and addressed:
(a)to the Company, at:
700 Tech Court
Louisville, CO 80027
United States

Attention: Chief Financial Officer

E-mail:     [2 * *]

(b)with a copy (which shall not constitute notice) to:
DLA Piper (Canada) LLP
Suite 6000, 1 First Canadian Place
PO Box 367, 100 King St W
Toronto, Ontario M5X 1E2
Canada

Attention:    Jarrod Isfeld and Amanda Vogeli
Email:          jarrod.isfeld@ca.dlapiper.com and amanda.vogeli@ca.dlapiper.com

(c)to the BAT Group Representative, at:
Globe House
4 Temple Pl
London WC2R 2PG

Attention:     [* * *]
Email:        [* * *]

with a copy (which shall not constitute notice) to:
Jones Day
250 Vesey Street, 33rd Floor
New York, New York 10281

Attention:     Randi Lesnick
        Brad Brasser
Email:        rclesnick@jonesday.com
        bcbrasser@jonesday.com
Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9
[* * *] Indicates material that has been redacted from this Schedule C to Exhibit 10.1 because it is confidential and not material.2

Attention:     Evan Marcus and Colin Burn
Email:        emarcus@stikeman.com and cburn@stikeman.com

(1)A Notice is deemed to be given and received on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt), and otherwise on the next Business Day. A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a Notice will be assumed not to be changed.
Section 1.11.Time of the Essence.
Time is of the essence in this Agreement.
Section 1.12.Expenses.
Except as otherwise expressly provided in this Agreement and the other Transaction Agreements, each Party will pay for its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. The fees and expenses referred to in this Section 10.12 are those which are incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including the fees and expenses of legal counsel, accountants and other advisors.

Section 1.13.Severability.
If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement, and the remaining provisions will remain in full force and effect. Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 1.14.Entire Agreement.
This Agreement and the Subscription Agreement, and the other Transaction Agreements by and among the Parties and certain of their respective Affiliates contemplated hereby and thereby, constitute the entire agreement among the Parties and their respective Affiliates with respect to the transactions contemplated hereby and thereby, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and their respective Affiliates with respect to such transactions. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, among the Parties in connection with the subject matter of this Agreement and the Subscription Agreement, and the other Transaction Agreements contemplated hereby and thereby, except as specifically set forth herein and therein. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

Section 1.15.Successors and Assigns.
(1)This Agreement becomes effective only when executed by the Parties. After that time, it is binding on and enures to the benefit of the Parties and their respective successors and permitted assigns, as applicable.
(2)Neither this Agreement, nor any of the rights or obligations hereunder, may be assigned or transferred, in whole or in part, by either Party without the prior written consent of the other Party; provided, that the Security Holder may assign this Agreement, or any of its rights and/or obligations hereunder, to any of its Affiliates; provided further, that the Security Holder shall remain responsible for the covenants, agreements and obligations of the Security Holder under this Agreement notwithstanding any such assignment.
Section 1.16.Third Party Beneficiaries.
Except as expressly provided in this Agreement (including Article 7), the Parties intend that: (1) this Agreement will not benefit or create any right or cause of action in favour of any Person other than (a) the BAT Group Permitted Holders, and (b) the Company; and (2) no Person other than the BAT Group Permitted Holders, on the one hand, and the Company, on the other hand, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum. The Parties reserve their right to vary or rescind the rights granted by or under this Agreement to any Person that is not a Party, at any time and in any way whatsoever, without notice to or consent of that Person.

Section 1.17.Amendments.
This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by both Parties.

Section 1.18.Waiver.
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

Section 1.19.Injunctive Relief.
The Parties agree that irreparable harm would occur for which money damages alone would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.
Section 1.20.Further Assurances.
Each Party shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Party may reasonably require from time to time for the purpose of giving effect to this Agreement, and the transactions contemplated hereby, and shall use commercially reasonable efforts, and take all such steps as may be reasonably within its power, to implement to their full extent the provisions of this Agreement in accordance with the terms hereof.
Section 1.21.Counterparts.
This Agreement may be executed (including by electronic means) in any number of counterparts, each of which (including any electronic transmission of an executed signature page), is deemed to be an original, and such counterparts together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be on the date first above written.

CHARLOTTE’S WEB HOLDINGS, INC.
By:
Name:
Title:

BT DE INVESTMENTS INC.
By:
Name:
Title:

Schedule A
REGISTRATION RIGHTS PROCEDURES
1.1     Registration Procedures.
(3)In connection with the Demand Registration and Piggyback Registration obligations pursuant to the Agreement, the Company will use commercially reasonable efforts in accordance with the Agreement to effect the qualification for the offer and sale or other disposition or Prospectus Distribution of Registrable Securities of the BAT Group Permitted Holders in one or more Canadian jurisdictions as directed by the BAT Group Permitted Holders, and in pursuance thereof the Company will as expeditiously as possible:
(a)to the extent not already prepared and filed, prepare and file in the English language and, if required, French language, with the Canadian Securities Regulators a Prospectus in compliance with Securities Laws, relating to the Demand Registration or Piggyback Registration, as applicable, including all exhibits, financial statements and such other related documents required by the Canadian Securities Regulators to be filed therewith, and use its commercially reasonable efforts to cause the applicable Canadian Securities Regulator or Canadian Securities Regulators to issue a receipt for such Prospectus, if applicable; and the Company will furnish to the Participating Shareholders and the lead underwriter or underwriters, if any, copies of such Prospectus and any amendments or supplements thereto in the form filed with the Canadian Securities Regulators, promptly after the filing of such Prospectus and any amendment or supplement thereto;
(b)prepare and file with the Canadian Securities Regulators such amendments or supplements to the Prospectus as may be necessary to complete the Prospectus Distribution of all such Registrable Securities and as required under the Securities Act or under any applicable provisions of Securities Laws;
(c)notify the Participating Shareholders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company: (i) when the Prospectus or any amendment or supplement thereto has been filed or a receipt has been issued, and furnish to the Participating Shareholders and lead underwriter or underwriters, if any, with copies thereof; (ii) of any request by the Canadian Securities Regulators for amendments to the Prospectus or for additional information; (iii) of the issuance by the Canadian Securities Regulators of any stop order or cease trade order relating to the Prospectus or any order preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for such purposes; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in jurisdiction or the initiation or threatening of any proceeding for such purpose;
(d)promptly notify the Participating Shareholders and the lead underwriter or underwriters, if any, when the Company becomes

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aware of the happening of any event as a result of which the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein (in the case of the Prospectus in light of the circumstances under which they were made) when such Prospectus was delivered not misleading, fails to constitute full, true and plain disclosure of all material facts regarding the Registrable Securities when such Prospectus was delivered or if for any other reason it will be necessary during such time period to amend the Prospectus in order to comply with Securities Laws and, in either case as promptly as practicable, prepare and file with the Canadian Securities Regulators, and furnish to the Participating Shareholders and the managing underwriters or underwriters, if any, a supplement or amendment to such Prospectus which will correct such statement or omission or effect such compliance;
(e)use commercially reasonable efforts to obtain the withdrawal of any stop order, cease trade order or other order against the Company or affecting the securities of the Company suspending the use of any Prospectus or suspending the qualification of any Registrable Securities covered by the Prospectus, or the initiation or the threatening of any proceedings for such purposes;
(f)furnish to the Participating Shareholders and each lead underwriter or underwriters, if any, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Prospectus, including financial statements and schedules and all documents incorporated therein by reference, and provide the Participating Shareholders and their respective counsel with a reasonable opportunity to review and provide comments to the Company on the Prospectus;
(g)deliver to the Participating Shareholders and the underwriters, if any, without charge, as many commercial copies of the Prospectus and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the Participating Shareholders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as the Participating Shareholders may reasonably request in order to facilitate the disposition of the Registrable Securities by such Person;
(h)on or prior to the date on which a receipt is issued for the Prospectus by the applicable Canadian Securities Regulators, use commercially reasonable efforts to qualify, and cooperate with the Participating Shareholders, the lead underwriter or underwriters, if any, and their respective counsel in connection with the qualification of, such Registrable Securities for offer and sale under the Securities Laws of each Qualifying Jurisdiction, as any such Person or underwriter reasonably requests in writing provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

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(i)in connection with any underwritten offering enter into customary agreements, including an underwriting or agency agreement with the underwriter or underwriters, such agreements to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting or agency agreements, as applicable, with respect to secondary distributions and indemnification provisions and/or agreements substantially consistent with Article 5 of the Agreement, but in any event, which agreements will contain provisions for the indemnification by the underwriter or underwriters in favour of the Company with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus included in reliance upon and in conformity with written information furnished to the Company by any underwriter in writing;
(j)as promptly as practicable after filing with the Canadian Securities Regulators any document which is incorporated by reference into the Prospectus, provide copies of such document to the Participating Shareholders and their respective counsel and to the lead underwriter or underwriters, if any;
(k)file, and to not withdraw, a notice declaring its intention to be qualified to file a short form prospectus as soon as permitted by Securities Laws;
(l)use its commercially reasonable efforts to obtain a customary legal opinion, in the form and substance as is customarily given by external company counsel in securities offerings, addressed to the Participating Shareholders and the underwriters, if any, and such other Persons as the underwriting agreement may reasonably specify, and a customary “comfort letter” from the Company’s auditor and/or the auditors of any financial statements included or incorporated by reference in a Prospectus;
(m)furnish to the Participating Shareholders and the lead underwriter or underwriters, if any, and such other Persons as the Participating Shareholders may reasonably specify, such corporate certificates, satisfactory to the Participating Shareholders acting reasonably, as are customarily furnished in securities offerings, and, in each case, covering substantially the same matters as are customarily covered in such documents in the relevant jurisdictions and such other matters as the Participating Shareholders may reasonably request;
(n)provide and cause to be maintained a transfer agent and registrar for such Common Shares not later than the date a receipt is issued for the final Prospectus by the applicable Canadian Securities Regulators and use its best efforts to cause all Common Shares covered by the Prospectus to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
(o)participate in such marketing efforts as the Participating Shareholders or lead underwriter or underwriters, if any, determine are reasonably necessary, such as “roadshows”, institutional investor meetings and similar events;

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(p)take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of each Participating Shareholder under the Agreement; and
(q)take no direct or indirect action prohibited by OSC Rule 48-501 – Trading during Distributions, Formal Bids and Share Exchange Transactions; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable.
1.2.    Participating Shareholders’ Obligations.
(1)The Company may require the Participating Shareholders to furnish to the Company such information regarding the Prospectus Distribution of such Registrable Securities and such other information relating to the Participating Shareholders and their respective beneficial ownership of Common Shares as the Company may from time to time reasonably request in writing in order to comply with Securities Laws in each jurisdiction in which a Demand Registration or Piggyback Registration, as applicable, is to be effected. The Participating Shareholders agree to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of the Agreement and Securities Laws. The Participating Shareholders will promptly notify the Company when a Participating Shareholder becomes aware of the happening of any event (insofar as it relates to such Participating Shareholder or information provided by such Participating Shareholder in writing for inclusion in the applicable Prospectus) as a result of which the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein (in the case of the Prospectus in light of the circumstances under which they were made) when such Prospectus was delivered not misleading or, if for any other reason it will be necessary during such time period to amend or supplement the Prospectus in order to comply with Securities Laws.
(2)Each Participating Shareholder, if requested by the underwriter or underwriters of such Prospectus Distribution, if any, agrees to become bound by and to execute and deliver a lock-up agreement restricting such Participating Shareholder’s right, for a period of time not to exceed 90 days, to: (a) transfer, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for such Common Shares; or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of beneficially ownership of Common Shares. Notwithstanding the foregoing, such lock-up agreement shall not apply to: (i) transfers to an Affiliate; provided, however, that in any such case, it shall be a condition to the transfer that such transferee execute an agreement stating that the transferee is receiving and holding such Common Shares subject to the provisions of the lock-up agreement; (ii) conversions of Common Shares into other classes of shares without change of beneficial ownership; (iii) transactions relating to Registrable Securities in open market transactions after the date hereof; or (iv) any Registrable Securities sold pursuant to a Prospectus for such Prospectus Distribution.

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(3)In addition, the Participating Shareholders shall, if required under Securities Laws, execute any certificate forming part of a Prospectus to be filed with the applicable Canadian Securities Regulators.
(4)In connection with any underwritten offering in connection with a Demand Registration or Piggyback Registration, as applicable, the Participating Shareholder shall enter into customary agreements, including an underwriting or agency agreement with the lead underwriter or underwriters, such agreements to contain such representations and warranties by the Participating Shareholder and such other terms and provisions as are customarily contained in underwriting or agency agreements, as applicable, with respect to secondary distributions and indemnification provisions and/or agreements substantially consistent with Article 7, but in any event, which agreements will contain provisions for the indemnification by the underwriter or underwriters in favour of the Participating Shareholder with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus included in reliance upon and in conformity with written information furnished to the Company by the underwriter in writing.

Schedule B
COMPETITORS OF THE COMPANY
[* * *]

* [* * *] Indicates material that has been redacted from this Schedule B because it is confidential and not material.

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Schedule C
COMPETITORS OF THE SECURITY HOLDER
[* ]

[* * *] Indicates material that has been redacted from this Schedule C because it is confidential and not material.*

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Schedule D to Exhibit 10.1
Schedule D
Debenture Conversion and Amendment Agreement

AMENDMENT AND CONVERSION NOTICE
THIS AMENDMENT AND CONVERSION NOTICE (this “Agreement”) is dated as of [], 2026 between BT DE INVESTMENTS INC., a corporation existing under the Laws of the State of Delaware (the “Lender”), and CHARLOTTE’S WEB HOLDINGS, INC., a corporation incorporated under the Business Corporations Act (British Columbia) (the “Borrower”).
    WHEREAS the Borrower issued a convertible debenture dated November 14, 2022, in the original principal amount of $75,341,080, to the Lender (the “Convertible Debenture”).
    AND WHEREAS the Lender and the Borrower have entered into a subscription agreement dated March 30, 2026, pursuant to which the Lender has agreed to purchase, and the Borrower has agreed to sell, on a private placement basis, that number of Common Shares (the “Purchased Shares”) that is equal to the quotient of USD$10,000,000, as converted to Canadian dollars, divided by the greater of $0.94 per Purchased Share and a dollar amount equal to the maximum discount available pursuant to the TSX Company Manual applied to the 5-day volume weighted average price of the Common Shares on the Toronto Stock Exchange for the five consecutive trading days ending on and including the business day immediately preceding he Closing (as defined below) (the “Investment”).
    AND WHEREAS in connection with and effective as of immediately prior to the closing of the Investment (the “Closing”), the Borrower and the Lender wish to amend certain terms of the Convertible Debenture in accordance with Section 9.4 of the Convertible Debenture, and subsequently convert the outstanding principal and any accrued and unpaid interest thereunder into Common Shares in accordance with Article 4 of the Convertible Debenture effective on the Closing.
    NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and Borrower agree as follows:
Section 1Definitions
Capitalized terms used but not otherwise defined in this Agreement have the meanings given to them in the Convertible Debenture.
Section 2Amendments to the Convertible Debenture
(1)Contingent on and effective as of immediately prior to the Closing, the Convertible Debenture is amended as follows:
(1)The definition of “Conversion Price” in Section 1.1 of Schedule A to the Convertible Debenture is deleted in its entirety and replaced by the following:
(2)“Conversion Price” means $0.94 subject to adjustment in accordance with the provisions of Section 4.3, in which case it shall mean the adjusted price in effect at such time after such adjustment.
(3)The definition of “Interest Conversion Price” in Section 1.1 of Schedule A to the Convertible Debenture is deleted in its entirety and replaced by the following:
“Interest Conversion Price” means $0.94.
(4)The reference to “19.9%” in Section 2.3 of Schedule A to the Convertible Debenture shall be deleted and replaced by “40.8%”.

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Section 3Reference to and Effect on the Convertible Debenture
With the exception of the amendments provided for in Section 2 of this Agreement, the Convertible Debenture shall continue in full force and effect unamended; provided, however that on and after the date of this Agreement, any reference to “this Debenture” in the Convertible Debenture and any reference to the Convertible Debenture in any other agreements, exhibits or schedules thereto will mean the Convertible Debenture as amended by this Agreement.
Section 4Conversion Notice
Contemporaneously with the execution of this Agreement by the Borrower and the Lender, the Lender hereby delivers the Conversion Notice in substantially the form attached as Schedule B to the Convertible Debenture to the Borrower in accordance with Section 4.2 of the Convertible Debenture. The completed and signed Conversion Notice is attached as Schedule A to this Agreement. To facilitate the conversion effective on Closing, the parties hereto hereby waive the application of any time periods under Article 4 of the Convertible Debenture that would otherwise apply to such conversion. Upon issuance of the Common Shares pursuant to the conversion contemplated by this Agreement, the Borrower shall be, and shall be deemed to have been, discharged of all its obligations and covenants under the Convertible Debenture, and the Lender releases and forever discharges the Borrower from any and all claims arising under or in connection with the Convertible Debenture.
Section 5Successors and Assigns
This Agreement becomes effective only when executed by the Borrower and the Lender. After that time, it will be binding and inure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors and permitted assigns.
Section 6Time
Time shall be of the essence of this Agreement.
Section 7Governing Law
This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without regard to conflict of Laws principles. The Borrower and the Lender each hereby irrevocably attorns and submits to the exclusive jurisdiction of the Ontario courts situated in the City of Toronto (and appellate courts therefrom), and waives objection to the venue of any proceeding in such court or that such court provides an inappropriate forum in connection with this Agreement.
Section 8Further Assurances
Each of the Borrower and the Lender shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, opinions, certificates and instruments reasonably requested by the other party or its counsel as may be necessary or desirable to complete the transactions contemplated by this Agreement and carry out its provisions and intention.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BT DE INVESTMENTS INC.
By:
Name:
Title:

CHARLOTTE’S WEB HOLDINGS, INC.
By:
Name:
Title:

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SCHEDULE A – CONVERSION NOTICE
TO:    CHARLOTTE’S WEB HOLDINGS, INC. (the “Borrower”)
Capitalized terms used but not otherwise defined in this Conversion Notice have the meanings given to them in the Convertible Debenture (as defined below).
Pursuant to the convertible debenture of the Borrower issued to the undersigned on November 14, 2022 (as amended by the Amendment and Conversion Notice dated [], 2026, and such convertible debenture, as so amended, the “Convertible Debenture”), the undersigned hereby notifies you that $75,341,080 of the principal amount outstanding under the Convertible Debenture shall be converted into Common Shares of the Borrower in accordance with the terms of the Convertible Debenture.
In addition to the above, the applicable amount of accrued and unpaid interest on the principal amount being converted through but excluding the Issue Date with respect to this Conversion Notice, shall be converted into Common Shares of the Borrower in accordance with the terms of the Convertible Debenture.
Contingent on and contemporaneously with the Closing, as a result of the foregoing conversions, 95,281,277 Common Shares will be issued to the Borrower.
The uncertificated book entry in respect of the Common Shares to be issued, which will be evidenced by a DRS statement, shall be registered as follows:

Name	Registered Address	Address for Delivery
BT DE INVESTMENTS INC.	401 North Main Street Winston-Salem NC 27010 USA	401 North Main Street Winston-Salem NC 27010 USA
DATED this ______ day of ____________, 2026.
BT DE INVESTMENTS INC.

By:
Name:
Title:

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